As filed with the Securities and Exchange Commission on December 27, 1996


                                File No. 811-9008





                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                    FORM N-1A


                             REGISTRATION STATEMENT


                                      UNDER


                       THE INVESTMENT COMPANY ACT OF 1940


                                 AMENDMENT NO. 4



                              THE SERIES PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)



     Post Office Box 2508 GT, George Town, Grand Cayman, Cayman Islands, BWI
                    (Address of Principal Executive Offices)



       Registrant's Telephone Number, Including Area Code: (809) 949-6644



                 John E. Pelletier, c/o Funds Distributor, Inc.
            60 State Street, Suite 1300, Boston, Massachusetts 02109
                     (Name and Address of Agent for Service)



                          Copy to: Steven K. West, Esq.
                               Sullivan & Cromwell
                                125 Broad Street
                               New York, NY 10004



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                                EXPLANATORY NOTE

         This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

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                     PART A (THE EUROPEAN EQUITY PORTFOLIO)

         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT

         The Series Portfolio (the "Portfolio Trust") is an open-end management investment company which was organized as a trust under the laws of the State of New York on June 24, 1994. Beneficial interests of the Portfolio Trust are divided into series, one of which, The European Equity Portfolio (the "Portfolio") is described herein. The Portfolio is diversified for purposes of the Investment Company Act of 1940, as amended (the "1940 Act"). Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933 (the "1933 Act"). Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         The Portfolio is advised by Morgan Guaranty Trust Company of New York ("Morgan" or the "Advisor").

         Investments in the Portfolio are not deposits or obligations of, or guaranteed or endorsed by, Morgan or any other bank. Interests in the Portfolio are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency. An investment in the Portfolio is subject to risk, as the net asset value of the Portfolio will fluctuate with changes in the value of the Portfolio's holdings.

         Part B contains more detailed information about the Portfolio, including information related to (i) the investment policies and restrictions of the Portfolio, (ii) the Trustees, officers, Advisor and administrators of the Portfolio, (iii) portfolio transactions, (iv) rights and liabilities of investors and (v) the audited financial statements of the Portfolio at December 31, 1995, and its unaudited semi-annual financial statements at June 30, 1996.

         The investment objective of the Portfolio is described below, together with the policies it employs in its efforts to achieve this objective. Additional information about the investment policies of the Portfolio appears in Part B under Item 13. There can be no assurance that the investment objective of the Portfolio will be achieved.

         The Portfolio's investment objective is to provide a high total return from a portfolio of equity securities of European companies. Total return will consist of realized and unrealized capital gains and losses plus income. Under certain market conditions, the Portfolio may not be able to achieve its investment objective.

         The Portfolio is designed for investors who want an actively managed portfolio of European equity securities that seeks to outperform the Morgan Stanley Capital International Europe Index which is comprised of more than 500 companies in fourteen European countries. The Portfolio does not represent a complete investment program nor is the Portfolio suitable for all investors.

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         The  Portfolio  seeks to achieve  its  investment  objective  through a country allocation and stock valuation and selection. Based on fundamental research, quantitative valuation techniques, and experienced judgment, Morgan uses a structured decision-making process to allocate the Portfolio across European countries, consisting of Austria, Belgium, Denmark, Germany, Finland, France, Ireland, Italy, the Netherlands, Norway, Spain, Sweden, Switzerland and the United Kingdom.

         A European company is one that: (i) has its principal securities trading market in a European country; or (ii) is organized under the laws of a European country; or (iii) derives 50% or more of its total revenue and/or profits from either goods produced, sales made or services performed in European countries; or (iv) has at least 50% of its assets located in European countries.

         Using a dividend discount model and based on analysts' industry expertise, companies in each country are ranked within industrial sectors according to their relative value. Based on this valuation, Morgan selects the companies which appear the most attractive for the Portfolio. Morgan believes that under normal market conditions, industrial sector weightings generally will be similar to those of the Morgan Stanley Capital International Europe Index.

         The Portfolio's investments are primarily denominated in foreign currencies but it may also invest in securities denominated in the U.S. dollar or multinational currency units such as the ECU. The Advisor will not routinely attempt to hedge the Portfolio's foreign currency exposure. However, the Advisor may from time to time engage in foreign currency exchange transactions if, based on fundamental research, technical factors, and the judgment of experienced currency managers, it believes the transactions would be in the Portfolio's best interest. For further information on foreign currency exchange transactions, see Risk Factors and Additional Investment Information.

         The Advisor intends to manage the Portfolio's portfolio actively in pursuit of its investment objective. The Portfolio does not intend to respond to short-term market fluctuations or to acquire securities for the purpose of short-term trading; however, it may take advantage of short-term trading opportunities that are consistent with its objective. To the extent the Portfolio engages in short-term trading, it may realize short-term capital gains or losses and incur increased transaction costs. The portfolio turnover rate for the Portfolio for the period March 28, 1995 (commencement of operations) through December 31, 1995 was 36%.

         EQUITY INVESTMENTS. In normal circumstances, the Advisor intends to keep the Portfolio essentially fully invested with at least 65% of the value of its total assets in equity securities of European companies consisting of common stocks and other securities with equity characteristics comprised of preferred stock, warrants, rights, convertible securities, trust certificates, limited partnership interests and equity participations. The Portfolio's primary equity investments are the common stock of companies based in the developed countries of Europe. Such investments will be made in at least three European countries. The common stock in which the Portfolio may invest includes the common stock of any class or series or any similar equity interest, such as trust or limited partnership interests. These equity investments may or may not pay dividends and may or may not carry voting rights. In addition to its equity investments in European companies, the Portfolio may invest up to 5% of its assets in equity securities of issuers in emerging European markets such as Eastern European countries and Turkey. See Risk Factors and Additional Investment Information. The Portfolio invests in securities listed on foreign or domestic securities exchanges and securities traded in foreign or domestic over-the-counter (OTC) markets, and may invest in certain restricted or unlisted securities.

         The Portfolio may also invest in money market instruments and bonds denominated in U.S. dollars and other currencies, purchase securities on a

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when-issued  or delayed  delivery  basis,  enter  into  repurchase  and  reverse repurchase agreements, lend its portfolio securities, purchase certain privately placed securities and enter into forward foreign currency exchange contracts. In addition, the Portfolio may use options on securities and indexes of securities, futures contracts and options on futures contracts for hedging and risk management purposes. Forward foreign currency exchange contracts, options and futures contracts are derivative instruments. For a discussion of these
investments  and  investment   techniques,   see  Risk  Factors  and  Additional
Investment Information.

RISK FACTORS AND ADDITIONAL INVESTMENT INFORMATION

         FOREIGN INVESTMENT INFORMATION. The Portfolio invests primarily in foreign securities. Investment in securities of foreign issuers involves somewhat different investment risks from those affecting securities of U.S. domestic issuers. There may be limited publicly available information with respect to foreign issuers, and foreign issuers are not generally subject to uniform accounting, auditing and financial standards and requirements comparable to those applicable to domestic companies. Dividends and interest paid by foreign issuers may be subject to withholding and other foreign taxes which may decrease the net return on foreign investments as compared to dividends and interest paid to the Portfolio by domestic companies.

         Investors should realize that the value of the Portfolio's investments in foreign securities may be adversely affected by changes in political or social conditions, diplomatic relations, confiscatory taxation, expropriation, nationalization, limitation on the removal of funds or assets, or imposition of (or change in) exchange control or tax regulations in those foreign countries. In addition, changes in government administrations or economic or monetary policies in the United States or abroad could result in appreciation or depreciation of portfolio securities and could favorably or unfavorably affect the Portfolio's operations. Furthermore, the economies of individual foreign nations may differ from the U.S. economy, whether favorably or unfavorably, in areas such as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position; it may also be more difficult to obtain and enforce a judgment against a foreign issuer. Any foreign investments made by the Portfolio must be made in compliance with U.S. and foreign currency restrictions and tax laws restricting the amounts and types of foreign investments.

         In addition, while the volume of transactions effected on foreign stock exchanges has increased in recent years, in most cases it remains appreciably below that of domestic security exchanges. Accordingly, the Portfolio's foreign investments may be less liquid and their prices may be more volatile than comparable investments in securities of U.S. companies. Moreover, the settlement periods for foreign securities, which are often longer than those for securities of U.S. issuers, may affect portfolio liquidity. In buying and selling securities on foreign exchanges, purchasers normally pay fixed commissions that are generally higher than the negotiated commissions charged in the United
States. In addition, there is generally less government supervision and regulation of securities exchanges, brokers and issuers located in foreign countries than in the United States.

         Although the Portfolio invests primarily in securities of established issuers in developed European countries, it may also invest in equity securities of companies in European emerging market countries. Investments in securities of issuers in European emerging market countries may involve a high degree of risk and many may be considered speculative. These investments carry all of the risks of investing in securities of foreign issuers outlined in this section to a heightened degree. These heightened risks include (i) greater risks of expropriation, confiscatory taxation, nationalization, and less social, political and economic stability; (ii) the small current size of the markets for securities

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of emerging  markets  issuers and the  currently  low or  nonexistent  volume of trading, resulting in lack of liquidity and in price volatility; (iii) certain national policies which may restrict the Portfolio's investment opportunities including restrictions on investing in issuers or industries deemed sensitive to relevant national interests; and (iv) the absence of developed legal structures governing private or foreign investment and private property.

         The Portfolio may invest in securities of foreign issuers directly or in the form of American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs") or other similar securities of foreign issuers. These securities may not necessarily be denominated in the same currency as the securities they represent. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying foreign securities. Certain such institutions issuing ADRs may not be sponsored by the issuer of the underlying foreign securities. A non-sponsored depository may not provide the same shareholder information that a sponsored depository is required to provide under its contractual arrangements with the issuer of the underlying foreign securities. EDRs are receipts issued by a European financial institution evidencing a similar arrangement. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets, and EDRs, in bearer form, are designed for use in European securities markets.

         Since the Portfolio's investments in foreign securities involve foreign currencies, the value of its assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in currency rates and in exchange control regulations, including currency blockage. See Foreign Currency Exchange Transactions.

         FOREIGN CURRENCY EXCHANGE TRANSACTIONS. Because the Portfolio buys and sells securities and receives interest and dividends in currencies other than the U.S. dollar, the Portfolio may enter from time to time into foreign currency exchange transactions. The Portfolio either enters into these transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or uses forward contracts to purchase or sell foreign currencies. The cost of the Portfolio's spot currency exchange transactions is generally the difference between the bid and offer spot rate of the currency being purchased or sold.

         A forward foreign currency exchange contract is an obligation by the Portfolio to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract. Forward foreign currency exchange contracts establish an exchange rate at a future date. These contracts are derivative instruments, as their value derives from the spot exchange rates of the currencies underlying under the contract. These contracts are entered into in the interbank market directly between currency traders (usually large commercial banks) and their customers. A forward foreign currency exchange contract generally has no deposit requirement and is traded at a net price without commission. The Portfolio will not enter into forward contracts for speculative purposes. Neither spot transactions nor forward foreign currency exchange contracts eliminate fluctuations in the prices of the Portfolio's securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline.

         The Portfolio may enter into foreign currency exchange transactions in an attempt to protect against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or anticipated securities transactions. The Portfolio may also enter into forward contracts to hedge against a change in foreign currency exchange rates that would cause a decline in the value of existing investments denominated or principally traded in a foreign currency. To do this, the Portfolio would enter into a forward contract to sell the foreign currency in which the investment is denominated or principally traded in exchange for U.S. dollars or in exchange for another

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foreign currency. The Portfolio will only enter into forward contracts to sell a foreign currency in exchange for another foreign currency if the Advisor expects the foreign currency purchased to appreciate against the U.S. dollar.

         Although these transactions are intended to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they limit any potential gain that might be realized should the value of the hedged currency increase. In addition, forward contracts that convert a foreign currency into another foreign currency will cause the Portfolio to assume the risk of fluctuations in the value of the currency purchased against the hedged currency and the U.S. dollar. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of such securities between the date the forward contract is entered into and the date it matures. The projection of currency market movements is extremely difficult, and the successful execution of a hedging strategy is highly uncertain.

         CONVERTIBLE SECURITIES. The convertible securities in which the Portfolio may invest include any debt securities or preferred stock which may be converted into common stock or which carry the right to purchase common stock. Convertible securities entitle the holder to exchange the securities for a specified number of shares of common stock, usually of the same company, at specified prices within a certain period of time.

         COMMON STOCK WARRANTS. The Portfolio may invest in common stock warrants that entitle the holder to buy common stock from the issuer of the warrant at a specific price (the strike price) for a specific period of time. The market price of warrants may be substantially lower than the current market price of the underlying common stock, yet warrants are subject to similar price fluctuations. As a result, warrants may be more volatile investments than the underlying common stock.

         Warrants generally do not entitle the holder to dividends or voting rights with respect to the underlying common stock and do not represent any rights in the assets of the issuer company. A warrant will expire worthless if it is not exercised on or prior to the expiration date.

         WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. The Portfolio may purchase securities on a when-issued or delayed delivery basis. Delivery of and payment for these securities may take as long as a month or more after the date of the purchase commitment. The value of these securities is subject to market fluctuation during this period and for fixed income securities no interest accrues to the Portfolio until settlement. At the time of settlement, a when-issued security may be valued at less than its purchase price. The Portfolio maintains with the Custodian a separate account with a segregated portfolio of securities in an amount at least equal to these commitments. When entering into a when-issued or delayed delivery transaction, the Portfolio will rely on the other party to consummate the transaction; if the other party fails to do so, the Portfolio may be disadvantaged. It is the current policy of the Portfolio not to enter into when-issued commitments exceeding in the aggregate 15% of the market value of the Portfolio's total assets less liabilities other than the obligations created by these commitments.

         REPURCHASE AGREEMENTS. The Portfolio may engage in repurchase agreement transactions with brokers, dealers or banks that meet the credit guidelines established by the Portfolio Trust's Trustees. In a repurchase agreement, the Portfolio buys a security from a seller that has agreed to repurchase it at a mutually agreed upon date and price, reflecting the interest rate effective for the term of the agreement. The term of these agreements is usually from overnight to one week. A repurchase agreement may be viewed as a fully collateralized loan of money by the Portfolio to the seller. The Portfolio

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always  receives  securities as collateral with a market value at least equal to the purchase price plus accrued interest and this value is maintained during the term of the agreement. If the seller defaults and the collateral value declines, the Portfolio might incur a loss. If bankruptcy proceedings are commenced with respect to the seller, the Portfolio's realization upon the disposition of collateral may be delayed or limited. Investments in certain repurchase agreements and certain other investments which may be considered illiquid are limited. See Illiquid Investments; Privately Placed and other Unregistered Securities below.

         LOANS OF PORTFOLIO SECURITIES. Subject to applicable investment restrictions, the Portfolio is permitted to lend its securities in an amount up to 33 1/3% of the value of the Portfolio's net assets. The Portfolio may lend its securities if such loans are secured continuously by cash or equivalent collateral or by a letter of credit in favor of the Portfolio at least equal at all times to 100% of the market value of the securities loaned, plus accrued interest. While such securities are on loan, the borrower will pay the Portfolio any income accruing thereon. Loans will be subject to termination by the Portfolio in the normal settlement time, generally three business days after notice, or by the borrower on one day's notice. Borrowed securities must be returned when the loan is terminated. Any gain or loss in the market price of the borrowed securities which occurs during the term of the loan inures to the Portfolio and its respective investors. The Portfolio may pay reasonable finders' and custodial fees in connection with a loan. In addition, the
Portfolio will consider all facts and circumstances, including the creditworthiness of the borrowing financial institution, and the Portfolio will not make any loans in excess of one year.

         Loans of portfolio securities may be considered extensions of credit by the Portfolio. The risks to the Portfolio with respect to borrowers of its portfolio securities are similar to the risks to the Portfolio with respect to sellers in repurchase agreement transactions. See Repurchase Agreements above. The Portfolio will not lend its securities to any officer, Trustee, Director, employee or other affiliate of the Portfolio, the Advisor or the exclusive placement agent or any affiliate thereof, unless otherwise permitted by applicable law.

         REVERSE REPURCHASE AGREEMENTS. The Portfolio is permitted to enter into reverse repurchase agreements. In a reverse repurchase agreement, the Portfolio sells a security and agrees to repurchase the same security at a mutually agreed upon date and price, reflecting the interest rate effective for the term of the agreement. For the purposes of the 1940 Act, a reverse repurchase agreement is also considered as the borrowing of money by the Portfolio and, therefore, is a form of leverage. Leverage may cause any gains or losses of the Portfolio to be magnified. See Investment Restrictions for investment limitations applicable to reverse repurchase agreements and other borrowings. For more information, see
Item 13 in Part B.

         ILLIQUID INVESTMENTS; PRIVATELY PLACED AND OTHER UNREGISTERED SECURITIES. The Portfolio may not acquire any illiquid securities if, as a result thereof, more than 15% of the market value of the Portfolio's net assets would be in illiquid investments. Subject to this non-fundamental policy limitation, the Portfolio may acquire investments that are illiquid or have limited liquidity, such as private placements or investments that are not registered under the 1933 Act and cannot be offered for public sale in the United States without first being registered under the 1933 Act. An illiquid investment is any investment that cannot be disposed of within seven days in the normal course of business at approximately the amount at which it is valued by the Portfolio. The price the Portfolio pays for illiquid securities or receives upon resale may be lower than the price paid or received for similar securities with a more liquid market. Accordingly the valuation of these securities will reflect any limitations on their liquidity.

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         The  Portfolio  may  also  purchase  Rule  144A   securities   sold  to
institutional   investors  without   registration  under  the  1933  Act.  These
securities may be determined to be liquid in accordance with guidelines established by the Advisor and approved by the Trustees of the Portfolio Trust. The Trustees will monitor the Advisor's implementation of these guidelines on a periodic basis.

         FUTURES AND OPTIONS TRANSACTIONS. The Portfolio may (a) purchase and sell (write) exchange traded and OTC put and call options on equity securities or indexes of equity securities, (b) purchase and sell futures contracts on indexes of equity securities, and (c) purchase and sell (write) put and call options on futures contracts on indexes of equity securities. Each of these instruments is a derivative instrument, as its value derives from the underlying asset or index.

         The Portfolio may use futures contracts and options for hedging and risk management purposes. The Portfolio may not use futures contracts and options for speculation. For a more detailed description of these transactions see "Options and Futures Transactions" in Item 13 in Part B.

         The Portfolio may utilize options and futures contracts to manage its exposure to changing interest rates and/or security prices. Some options and futures strategies, including selling futures contracts and buying puts, tend to hedge the Portfolio's investments against price fluctuations. Other strategies, including buying futures contracts, writing puts and calls, and buying calls, tend to increase market exposure. Options and futures contracts may be combined with each other or with forward contracts in order to adjust the risk and return characteristics of the Portfolio's overall strategy in a manner deemed appropriate to the Advisor and consistent with the Portfolio's objective and policies. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

         The use of options and futures is a highly specialized activity which involves investment strategies and risks different from those associated with ordinary portfolio securities transactions, and there can be no guarantee that their use will increase the Portfolio's return. While the use of these instruments by the Portfolio may reduce certain risks associated with owning its portfolio securities, these techniques themselves entail certain other risks. If the Advisor applies a strategy at an inappropriate time or judges market conditions or trends incorrectly, options and futures strategies may lower the Portfolio's return. Certain strategies limit the Portfolio's possibilities to realize gains as well as limiting its exposure to losses. The Portfolio could also experience losses if the prices of its options and futures positions were poorly correlated with its other investments or if it could not close out its positions because of an illiquid secondary market. In addition, the Portfolio will incur transaction costs, including trading commissions and option premiums, in connection with its futures and options transactions and these transactions could significantly increase the Portfolio's turnover rate.

         OPTIONS. Purchasing Put and Call Options. By purchasing a put option, the Portfolio obtains the right (but not the obligation) to sell the instrument underlying the option at a fixed strike price. In return for this right, the Portfolio pays the current market price for the option (known as the option premium). Options have various types of underlying instruments, including specific securities, indexes of securities, indexes of securities prices, and futures contracts. The Portfolio may terminate its position in a put option it has purchased by allowing it to expire or by exercising the option. The Portfolio may also close out a put option position by entering into an offsetting transaction, if a liquid market exists. If the option is allowed to expire, the Portfolio will lose the entire premium it paid. If the Portfolio exercises a put option on a security, it will sell the instrument underlying the option at the strike price. If the Portfolio exercises an option on an index, settlement is

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in cash and does not  involve  the actual  sale of  securities.  If an option is
American style, it may be exercised on any day up to its expiration date. A European style option may be exercised only on its expiration date.

         The buyer of a typical put option can expect to realize a gain if the price of the underlying instrument falls substantially. However, if the price of the instrument underlying the option does not fall enough to offset the cost of purchasing the option, a put buyer can expect to suffer a loss (limited to the amount of the premium paid, plus related transaction costs).

         The features of call options are essentially the same as those of put options, except that the purchaser of a call option obtains the right to purchase, rather than sell, the instrument underlying the option at the option's strike price. A call buyer typically attempts to participate in potential price increases of the instrument underlying the option with risk limited to the cost of the option if security prices fall. At the same time, the buyer can expect to suffer a loss if security prices do not rise sufficiently to offset the cost of the option.

         The Portfolio may purchase put and call options on securities, indexes of securities and futures contracts, or purchase and sell futures contracts, only if such options are written by other persons and if (i) the aggregate premiums paid on all such options which are held at any time do not exceed 20% of the Portfolio's net assets, and (ii) the aggregate margin deposits required on all such futures or options thereon held at any time do not exceed 5% of the Portfolio's total assets. In addition, the Portfolio will not purchase or sell (write) futures contracts, options on futures contracts or commodity options for risk management purposes if, as a result, the aggregate initial margin and options premiums required to establish these positions exceed 5% of the net asset value of the Portfolio. For more detailed information about these transactions, see Item 13 in Part B.

         SELLING (WRITING) PUT AND CALL OPTIONS. When the Portfolio writes a put option, it takes the opposite side of the transaction from the option's purchaser. In return for receipt of the premium, the Portfolio assumes the obligation to pay the strike price for the instrument underlying the option if the other party to the option chooses to exercise it. The Portfolio may seek to terminate its position in a put option it writes before exercise by purchasing an offsetting option in the market at its current price. If the market is not liquid for a put option the Portfolio has written, however, the Portfolio must continue to be prepared to pay the strike price while the option is outstanding, regardless of price changes, and must continue to post margin as discussed below.

         If the price of the underlying instrument rises, a put writer would generally expect to profit, although its gain would be limited to the amount of the premium it received. If security prices remain the same over time, it is likely that the writer will also profit, because it should be able to close out the option at a lower price. If security prices fall, the put writer would expect to suffer a loss. This loss should be less than the loss from purchasing and holding the underlying instrument directly, however, because the premium received for writing the option should offset a portion of the decline.

          Writing a call option obligates the Portfolio to sell or deliver the option's underlying instrument in return for the strike price upon exercise of the option. The characteristics of writing call options are similar to those of writing put options, except that writing calls generally is a profitable strategy if prices remain the same or fall. Through receipt of the option premium a call writer offsets part of the effect of a price decline. At the same time, because a call writer must be prepared to deliver the underlying instrument in return for the strike price, even if its current value is greater, a call writer gives up some ability to participate in security price increases.


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         The writer of an exchange  traded put or call option on a security,  an index of securities or a futures contract is required to deposit cash or securities or a letter of credit as margin and to make mark to market payments of variation margin as the position becomes unprofitable.

         OPTIONS ON INDEXES. Options on securities indexes are similar to options on securities, except that the exercise of securities index options is settled by cash payment and does not involve the actual purchase or sale of securities. In addition, these options are designed to reflect price fluctuations in a group of securities or segment of the securities market rather than price fluctuations in a single security. The Portfolio, in purchasing or selling index options, is subject to the risk that the value of its portfolio securities may not change as much as an index because the Portfolio's investments generally will not match the composition of an index.

         For a number of reasons, a liquid market may not exist and thus the Portfolio may not be able to close out an option position that it has previously entered into. When the Portfolio purchases an OTC option, it will be relying on its counterparty to perform its obligations, and the Portfolio may incur additional losses if the counterparty is unable to perform.

         FUTURES CONTRACTS. When the Portfolio purchases a futures contract, it agrees to purchase a specified quantity of an underlying instrument at a specified future date or to make a cash payment based on the value of a securities index. When the Portfolio sells a futures contract, it agrees to sell a specified quantity of the underlying instrument at a specified future date or to receive a cash payment based on the value of a securities index. The price at which the purchase and sale will take place is fixed when the Portfolio enters into the contract. Futures can be held until their delivery dates or the position can be (and normally is) closed out before then. There is no assurance, however, that a liquid market will exist when the Portfolio wishes to close out a particular position.

         When the Portfolio purchases a futures contract, the value of the futures contract tends to increase and decrease in tandem with the value of its underlying instrument. Therefore, purchasing futures contracts will tend to increase the Portfolio's exposure to positive and negative price fluctuations in the underlying instrument, much as if it had purchased the underlying instrument directly. When the Portfolio sells a futures contract, by contrast, the value of its futures position will tend to move in a direction contrary to the value of the underlying instrument. Selling futures contracts, therefore, will tend to offset both positive and negative market price changes, much as if the underlying instrument had been sold.

         The purchaser or seller of a futures contract is not required to deliver or pay for the underlying instrument unless the contract is held until the delivery date. However, when the Portfolio buys or sells a futures contract it will be required to deposit "initial margin" with its Custodian in a segregated account in the name of its futures broker, known as a futures commission merchant (FCM). Initial margin deposits are typically equal to a small percentage of the contract's value. If the value of either party's position declines, that party will be required to make additional "variation margin" payments equal to the change in value on a daily basis. The party that has a gain may be entitled to receive all or a portion of this amount. The Portfolio may be obligated to make payments of variation margin at a time when it is disadvantageous to do so. Furthermore, it may not always be possible for the Portfolio to close out its futures positions. Until it closes out a futures position, the Portfolio will be obligated to continue to pay variation margin. Initial and variation margin payments do not constitute purchasing on margin for purposes of the Portfolio's investment restrictions. In the event of the bankruptcy of an FCM that holds margin on behalf of the Portfolio, the Portfolio may be entitled to return of

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margin owed to it only in proportion  to the amount  received by the FCM's other customers, potentially resulting in losses to the Portfolio.

         The Portfolio will segregate liquid assets in connection with its use of options and futures contracts to the extent required by the staff of the Securities and Exchange Commission. Securities held in a segregated account cannot be sold while the futures contract or option is outstanding, unless they are replaced with other suitable assets. As a result, there is a possibility that segregation of a large percentage of the Portfolio's assets could impede portfolio management or the Portfolio's ability to meet redemption requests or other current obligations.

         FIXED INCOME INVESTMENTS. The Portfolio is permitted to invest in money market instruments and bonds although it intends to stay invested in equity securities to the extent practical in light of its objective. The Portfolio may invest in fixed income instruments of foreign or domestic issuers denominated in U.S. dollars and other currencies. Under normal circumstances the Portfolio will purchase money market instruments to invest temporary cash balances or to maintain liquidity to meet redemptions. However, the Portfolio may also invest in money market instruments and bonds without limitation as a temporary defensive measure taken in the Advisor's judgment during, or in anticipation of, adverse market conditions. For more detailed information about these investments, see Item 13 in Part B.

INVESTMENT RESTRICTIONS

         As a diversified investment company, 75% of the assets of the Portfolio are subject to the following fundamental limitations: (a) the Portfolio may not invest more than 5% of its total assets in the securities of any one issuer, except U.S. Government securities, and (b) the Portfolio may not own more than 10% of the outstanding voting securities of any one issuer.

         The investment objective of the Portfolio, together with the investment restrictions described below and in Part B, except as noted, are deemed fundamental policies, i.e., they may be changed only with the approval of the holders of a majority of the outstanding voting securities of the Portfolio.

         The Portfolio may not purchase securities or other obligations of issuers conducting their principal business activity in the same industry if its investments in such industry would exceed 25% of the value of the Portfolio's total assets, except this limitation shall not apply to investments in U.S. Government securities. In addition, the Portfolio may not borrow money except that the Portfolio may (a) borrow money from banks for temporary or emergency purposes (not for leveraging purposes) and (b) enter into reverse repurchase agreements for any purpose, provided that (a) and (b) in total do not exceed one third of the Portfolio's total assets less liabilities (other than borrowings); and the Portfolio may not issue senior securities except as permitted by the 1940 Act or any rule, order or interpretation thereunder. See Risk Factors and Additional Investment Information-Loans of Portfolio Securities and Reverse Repurchase Agreements.

         For a more detailed discussion of the above investment restrictions, as well as a description of certain other investment restrictions, see Item 13 in Part B.

ITEM 5.  MANAGEMENT OF THE PORTFOLIO TRUST

         The Board of Trustees provides broad supervision over the affairs of the Portfolio Trust. The Portfolio Trust has retained the services of Morgan as investment adviser and administrative services agent. The Portfolio Trust has retained the services of Funds Distributor, Inc. ("FDI") as co-administrator (the "Co-Administrator").

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         The  Portfolio  Trust has not  retained  the  services  of a  principal underwriter or distributor, since interests in the Portfolio are offered solely in private placement transactions. FDI, acting as agent for the Portfolio, serves as exclusive placement agent of interests in the Portfolio. FDI receives no additional compensation for serving as exclusive placement agent to the Portfolio.

         INVESTMENT ADVISOR. The Portfolio has retained the services of Morgan as investment advisor. Morgan, with principal offices at 60 Wall Street, New York, New York 10260, is a New York trust company which conducts a general banking and trust business. Morgan is a wholly owned subsidiary of J.P. Morgan & Co. Incorporated ("J.P. Morgan"), a bank holding company organized under the laws of Delaware. Through offices in New York City and abroad, J.P. Morgan, through the Advisor and other subsidiaries, offers a wide range of services to governmental, institutional, corporate and individual customers and acts as investment adviser to individual and institutional clients with combined assets under management of over $197 billion (of which the Advisor advises over $30 billion). Morgan provides investment advice and portfolio management services to the Portfolio. Subject to the supervision of the Portfolio Trust's Trustees, Morgan, as Advisor makes the Portfolio's day-to-day investment decisions, arranges for the execution of portfolio transactions and generally manages the Portfolio's investments. See Item 16 in Part B.

         The Advisor uses a sophisticated, disciplined, collaborative process for managing all asset classes. For equity portfolios, this process utilizes fundamental research, systematic stock selection, disciplined portfolio construction and, in the case of foreign equities, country exposure and currency management. Morgan has managed portfolios of equity securities of international, including European, companies on behalf of its clients since 1974. The portfolio managers making investments in European equity securities work in conjunction with Morgan's European equity analysts, as well as capital market, credit and economic research analysts, traders and administrative officers. The European equity analysts, located in London, each cover a different industry, monitoring a universe of approximately 600 companies in Europe.

         The following persons are primarily responsible for the day-to-day management and implementation of Morgan's process for the Portfolio (the inception date of each person's responsibility for the Portfolio and his business experience for the past five years is indicated parenthetically): Paul
A. Quinsee, Vice President (since March, 1995, employed by Morgan since February, 1992 and by Citibank, N.A. prior to 1992 as a portfolio manager of international equity investments) and Rudolph Leuthold, Managing Director (since March, 1995, employed by Morgan since prior to 1991 as a portfolio manager of international equity investments).

         As compensation for the services rendered and related expenses borne by Morgan under the Investment Advisory Agreement with the Portfolio Trust, the Portfolio has agreed to pay Morgan a fee, which is computed daily and may be paid monthly, at the annual rate of 0.65% of the Portfolio's average daily net assets.

         Under a separate agreement, Morgan also provides administrative and related services to the Portfolio Trust. See Administrative Services Agent below.

         CO-ADMINISTRATOR. Pursuant to a Co-Administration Agreement with the Portfolio Trust, FDI serves as the Co-Administrator for the Portfolio. FDI (i) provides office space, equipment and clerical personnel for maintaining the organization and books and records of the Portfolio; (ii) provides officers for the Portfolio; (iii) files Portfolio regulatory documents and mails Portfolio communications to Trustees and investors; and (iv) maintains related books and records. See Administrative Services Agent below.


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         For its services under the Co-Administration  Agreement,  the Portfolio
Trust has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The amount allocable to the Portfolio is based on the ratio of its net assets to the aggregate net assets of the Portfolio Trust and certain other registered investment companies subject to similar agreements with FDI.

         ADMINISTRATIVE SERVICES AGENT. Pursuant to the Administrative Services Agreement with the Portfolio Trust, Morgan provides administrative and related services to the Portfolio, including services related to tax compliance, preparation of financial statements, calculation of performance data, oversight of service providers and certain regulatory and Board of Trustees matters.

         Under the Administrative Services Agreement, the Portfolio has agreed to pay Morgan fees equal to its allocable share of an annual complex-wide charge. This charge is calculated daily based on the aggregate net assets of the Portfolio and certain other registered investment companies managed by the Advisor in accordance with the following annual schedule: 0.09% on the first $7 billion of their aggregate average daily net assets and 0.04% of their aggregate average daily net assets in excess of $7 billion, less the complex-wide fees payable to FDI.

         PLACEMENT AGENT. FDI, a registered broker-dealer, also serves as exclusive placement agent for the Portfolio. FDI is a wholly owned indirect subsidiary of Boston Institutional Group, Inc. FDI's principal business address is 60 State Street, Suite 1300, Boston, Massachusetts 02109.

         FUND SERVICES AGREEMENT. Pursuant to an Amended and Restated Portfolio Fund Services Agreement with the Portfolio Trust, Pierpont Group, Inc. ("Pierpont Group"), 461 Fifth Avenue, New York, New York 10017, assists the Trustees in exercising their overall supervisory responsibilities for the affairs of the Portfolio Trust. Pierpont Group provides these services for a fee approximating its reasonable cost. See Item 14 in Part B.

         CUSTODIAN. State Street Bank and Trust Company ("State Street"), 40 King Street West, Toronto, Ontario, Canada M5H 3Y8, serves as the Portfolio's custodian and fund accounting and transfer agent. State Street keeps the books of account for the Portfolio.

         EXPENSES. In addition to the fees payable to the service providers identified above, the Portfolio is responsible for usual and customary expenses associated with its operations. Such expenses include organization expenses, legal fees, accounting and audit expenses, insurance costs, the compensation and expenses of the Trustees, registration fees under federal and foreign securities laws, extraordinary expenses, custodian fees and brokerage expenses.

         Morgan has agreed that it will reimburse the Portfolio through at least April 30, 1997 to the extent necessary to maintain the Portfolio's total operating expenses at the annual rate of 1.00% of the Portfolio's average daily net assets. This limit does not cover extraordinary expenses during the period. There is no assurance that Morgan will continue this waiver beyond the specified period, except as required by the following sentence. Morgan has agreed to waive fees as necessary if in any fiscal year the sum of the Portfolio's expenses exceeds the limits set by applicable regulations of state securities commissions. Such annual limits are currently 2.5% of the first $30 million of average net assets, 2% of the next $70 million of such net assets and 1.5% of such net assets in excess of $100 million for any fiscal year.

         For the period March 28, 1995 (commencement of operations) through December 31, 1995 the Portfolio's total expenses were .90% of its average net assets.


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ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES

         The Portfolio is a series of the Portfolio Trust, which is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series. Currently, there are five active subtrusts (series) of the Portfolio Trust. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. The Declaration of Trust provides that investors in the Portfolio (other investment companies, insurance company separate accounts and common and commingled trust funds) are each liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         As of November 30, 1996 JPM Europe Fund, Ltd. (a Bahamas international business company) owned 98.81% of the total outstanding beneficial interests of The European Equity Portfolio.

         Each investor in the Portfolio is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio will vote as a separate class, except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all series. As to any matter which only affects a specific series, only investors in that series are entitled to vote. Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required and has no current intention of holding annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the outstanding interests in the Portfolio) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified percentage of the outstanding interests in the Portfolio. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         The net asset value of the Portfolio is determined each business day other than the holidays listed in Part B ("Portfolio Business Day"). This determination is made once each Portfolio Business Day as of 4:15 p.m. New York time (the "Valuation Time").

         The "net income" of the Portfolio will consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Income includes dividends and interest, including discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized and unrealized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio.

         The end of the Portfolio's fiscal year is December 31.

         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain

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in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") assuming that the investor invested all of its assets in the Portfolio.

        Investor inquiries may be directed to FDI, in care of State Street Cayman Trust Company, Ltd. at Elizabethan Square, Shedden Road, George Town, Grand Cayman, Cayman Islands, B.W.I. ((809) 949-6644).

ITEM 7.  PURCHASE OF SECURITIES

         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities which are "accredited investors" as defined in Rule 501 under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by the Portfolio Trust. The net asset value of the Portfolio is determined at the Valuation Time on each Portfolio Business Day.

         There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank.)

         The Portfolio may, at its own option, accept securities in payment for investments in its beneficial interests. The securities delivered in kind are valued by the method described in Net Asset Value as of the business day prior to the day the Portfolio receives the securities. Securities may be accepted in payment for beneficial interests only if they are, in the judgment of Morgan, appropriate investments for the Portfolio. In addition, securities accepted in payment for beneficial interests must: (i) meet the investment objective and policies of the Portfolio; (ii) be acquired by the Portfolio for investment and not for resale; (iii) be liquid securities which are not restricted as to transfer either by law or liquidity of market; and (iv) if stock, have a value which is readily ascertainable as evidenced by a listing on a stock exchange, OTC market or by readily available market quotations from a dealer in such securities. The Portfolio reserves the right to accept or reject at its own option any and all securities offered in payment for beneficial interests.

         The Portfolio and FDI reserve the right to cease accepting investments at any time or to reject any investment order.

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day. At the Valuation Time on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected at the Valuation Time on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will

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then be recomputed as the percentage  equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio at the Valuation Time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of the Valuation Time, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time on the following Portfolio Business Day.

ITEM 8.  REDEMPTION OR REPURCHASE

         An investor in the Portfolio may reduce all or any portion of its investment at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio Trust. The proceeds of a reduction will be paid by the Portfolio Trust in federal funds normally on the next Portfolio Business Day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange (the "NYSE") is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

         The Portfolio Trust, on behalf of the Portfolio, reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio or the investor's portfolio, as the case may be.

ITEM 9.  PENDING LEGAL PROCEEDINGS

         Not applicable.

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                       PART A (THE ASIA GROWTH PORTFOLIO)

         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT

         The Series Portfolio (the "Portfolio Trust") is an open-end management investment company which was organized as a trust under the laws of the State of New York on June 24, 1994. Beneficial interests of the Portfolio Trust are divided into series, one of which, The Asia Growth Portfolio (the "Portfolio") is described herein. The Portfolio is diversified for purposes of the Investment Company Act of 1940, as amended (the "1940 Act"). Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933 (the "1933 Act"). Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         The Portfolio is advised by Morgan Guaranty Trust Company of New York ("Morgan" or the "Advisor").

         Investments in the Portfolio are not deposits or obligations of, or guaranteed or endorsed by, Morgan or any other bank. Interests in the Portfolio are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency. An investment in the Portfolio is subject to risk, as the net asset value of the Portfolio will fluctuate with changes in the value of the Portfolio's holdings.

         Part B contains more detailed information about the Portfolio, including information related to (i) the investment policies and restrictions of the Portfolio, (ii) the Trustees, officers, Advisor and administrators of the Portfolio, (iii) portfolio transactions, (iv) rights and liabilities of investors and (v) the audited financial statements of the Portfolio at December 31, 1995, and the unaudited semi-annual financial statements at June 30, 1996.

         The investment objective of the Portfolio is described below, together with the policies it employs in its efforts to achieve this objective. Additional information about the investment policies of the Portfolio appears in Part B under Item 13. There can be no assurance that the investment objective of the Portfolio will be achieved.

         The Portfolio's investment objective is to achieve a high total return from a portfolio of equity securities of companies in Asian growth markets. Total return will consist of realized and unrealized capital gains and losses plus income. Under certain market conditions, the Portfolio may not be able to achieve its investment objective.

         The Portfolio is designed for long-term investors who want access to the rapidly growing Asian markets. The Portfolio does not represent a complete investment program nor is the Portfolio suitable for all investors. Many investments in Asian growth markets can be considered speculative and, therefore, may offer higher potential for gains and losses and may be more volatile than investments in the developed markets of the world. See Risk Factors and Additional Investment Information.


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         The Advisor considers "Asian growth markets" to be Bangladesh, China,
India, Indonesia, Korea, Malaysia, Pakistan, the Philippines, Sri Lanka, Thailand, Taiwan, Hong Kong, and Singapore.

         A company in an Asian growth market is one that: (i) has its principal securities trading market in an Asian growth market; or (ii) is organized under the laws of an Asian growth market; or (iii) derives 50% or more of its total revenue and/or profits from either goods produced, sales made or services performed in Asian growth markets; or (iv) has at least 50% of its assets located in Asian growth markets.

         The Portfolio seeks to achieve its objective through country allocation and company selection. Morgan uses a disciplined portfolio construction process to seek to enhance returns and reduce volatility in the market value of the Portfolio relative to its benchmark. The Portfolio's benchmark is a customized index comprised of Morgan Stanley Capital International's indices for Hong Kong and Singapore and the International Finance Corporation's Investable indices for China, Indonesia, Malaysia, Philippines, South Korea, Taiwan and Thailand.

         Based on fundamental research, quantitative valuation techniques and experienced judgment, Morgan identifies those countries where economic and political factors, including currency movements, are likely to produce above-average returns. Drawing on this analysis, Morgan allocates the Portfolio among Asian growth markets by overweighting or underweighting selected countries against the benchmark. Currently, three Asian growth markets-Hong Kong, Malaysia and Thailand-represent more than 60% of the market value of the benchmark and of the Portfolio.

         To select investments for the Portfolio, the Advisor ranks companies in each Asian growth market within industrial sectors according to their relative value. These valuations are based on the Advisor's fundamental research and use of quantitative tools to project a company's long-term prospects for earnings growth and its dividend paying capability. Based on this valuation, Morgan then selects the companies which appear most attractive for the Portfolio. Typically, the Portfolio's industrial sector weightings will be similar to those of its benchmark.

         The Advisor intends to manage the Portfolio's portfolio actively in pursuit of its investment objective. The Portfolio does not intend to respond to short-term market fluctuations or to acquire securities for the purpose of short-term trading; however, it may take advantage of short-term trading opportunities that are consistent with its objective. To the extent the Portfolio engages in short-term trading, it may realize short-term capital gains or losses and incur increased transaction costs. The portfolio turnover rate for the Portfolio for the period April 5, 1995 (commencement of operations) through December 31, 1995 was 70%.

         The Portfolio's investments are primarily in securities denominated in foreign currencies, but it may also invest in securities denominated in the U.S. dollar or multinational currency units such as the ECU. The Advisor will not routinely attempt to hedge the Portfolio's foreign currency exposure. However, the Advisor may from time to time engage in foreign currency exchange transactions if, based on fundamental research, technical factors, and the judgment of experienced currency managers, it believes the transactions would be in the Portfolio's best interest. For further information on foreign currency exchange transactions, see Risk Factors and Additional Investment Information.

         EQUITY INVESTMENTS. In normal circumstances, the Advisor intends to keep the Portfolio essentially fully invested with at least 65% of the value of its total assets in equity securities of companies in Asian growth markets consisting of common stocks and other securities with equity characteristics comprised of preferred stock, warrants, rights, convertible securities, trust certificates,

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



limited partnership interests and equity participations. The Portfolio's primary equity investments are the common stock of companies the Advisor has identified as attractive in the Asian growth markets. Such investments will be made in at least three different countries considered to be Asian growth markets. The common stock in which the Portfolio may invest includes the common stock of any class or series or any similar equity interest, such as trust or limited partnership interests. These equity investments may or may not pay dividends and may or may not carry voting rights. The Portfolio invests in securities listed on foreign or domestic securities exchanges and securities traded in foreign or domestic over-the-counter (OTC) markets, and may invest in certain restricted or unlisted securities.

         Certain Asian growth markets are closed in whole or in part to equity investments by foreigners except through specifically authorized investment funds. Securities of other investment companies may be acquired by the Portfolio to the extent permitted under the 1940 Act--that is, the Portfolio may invest up to 10% of its total assets in securities of other investment companies so long as not more than 3% of the outstanding voting stock of any one investment company is held by the Portfolio. In addition, not more than 5% of the Portfolio's total assets may be invested in the securities of any one investment company. As a shareholder in an investment fund, the Portfolio would bear its share of that investment fund's expenses, including its advisory and administration fees. At the same time the Portfolio would continue to pay its own operating expenses.

         The Portfolio may also invest in money market instruments denominated in U.S. dollars and other currencies, purchase securities on a when-issued or delayed delivery basis, enter into repurchase and reverse repurchase agreements, lend its portfolio securities, purchase certain privately placed securities and enter into forward foreign currency exchange contracts. In addition, the Portfolio may use options on securities and indexes of securities, futures contracts and options on futures contracts for hedging and risk management purposes. Forward foreign currency exchange contracts, options and futures contracts are derivative instruments. For a discussion of these investments and investment techniques, see Risk Factors and Additional Investment Information.

RISK FACTORS AND ADDITIONAL INVESTMENT INFORMATION

         INVESTING IN ASIAN GROWTH MARKETS. The Portfolio invests primarily in equity securities of companies in Asian growth markets. Investments in securities of issuers in Asian growth markets may involve a high degree of risk and many may be considered speculative. These investments carry all of the risks of investing in securities of foreign issuers described below to a heightened degree. These heightened risks include (i) greater risks of expropriation, confiscatory taxation, nationalization, and less social, political and economic stability; (ii) the small current size of the markets for securities of Asian issuers and the currently low or nonexistent volume of trading, resulting in lack of liquidity and in price volatility; (iii) certain national policies which may restrict the Portfolio's investment opportunities including restrictions on investing in issuers or industries deemed sensitive to relevant national interests; and (iv) the absence of developed legal structures governing private or foreign investment and private property.

         Different combinations of the above risks exist in each Asian growth market. For example, the People's Republic of China (the "PRC") continues to exercise significant centralized control over the economy. A delay in implementing, or a reversal of, economic reforms could adversely affect economic growth, opportunities for foreign investment and the prospects of private sector enterprises. Actions by the PRC with respect to Hong Kong, both before and after the reversion to Chinese rule, could have a negative effect on business confidence, the performance of Hong Kong companies and the prices of Hong Kong stocks.

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         The value of the  Portfolio's  investments  could  also be  unfavorably affected by limitations on the foreign ownership of stock imposed by Indonesia, Malaysia, Thailand and Taiwan; by substantial delays in the settlement (through physical delivery) of stock transactions in India; and Thailand's border disputes with Laos and Cambodia. In addition, all of these countries have experienced or may experience a significant degree of political instability and volatility in the prices of their respective currencies. For additional information, see Appendix C--Investing in Japan and Asian Growth Markets in Part B.

         OTHER FOREIGN INVESTMENT INFORMATION. Generally, investment in securities of foreign issuers involves somewhat different investment risks from those affecting securities of U.S. domestic issuers. There may be limited publicly available information with respect to foreign issuers, and foreign issuers are not generally subject to uniform accounting, auditing and financial standards and requirements comparable to those applicable to domestic companies. Dividends and interest paid by foreign issuers may be subject to withholding and other foreign taxes which may decrease the net return on foreign investments as compared to dividends and interest paid to the Portfolio by domestic companies.

         Investors should realize that the value of the Portfolio's investments in foreign securities may be adversely affected by changes in political or social conditions, diplomatic relations, confiscatory taxation, expropriation, nationalization, limitation on the removal of funds or assets, or imposition of (or change in) exchange control or tax regulations in those foreign countries. In addition, changes in government administrations or economic or monetary policies in the United States or abroad could result in appreciation or depreciation of portfolio securities and could favorably or unfavorably affect the Portfolio's operations. Furthermore, the economies of individual foreign nations may differ from the U.S. economy, whether favorably or unfavorably, in areas such as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position; it may also be more difficult to obtain and enforce a judgment against a foreign issuer. Any foreign investments made by the Portfolio must be made in compliance with U.S. and foreign currency restrictions and tax laws restricting the amounts and types of foreign investments.

         In addition, while the volume of transactions effected on foreign stock exchanges has increased in recent years, in most cases it remains appreciably below that of domestic security exchanges. Accordingly, the Portfolio's foreign investments may be less liquid and their prices may be more volatile than comparable investments in securities of U.S. companies. Moreover, the settlement periods for foreign securities, which are often longer than those for securities of U.S. issuers, may affect portfolio liquidity. In buying and selling securities on foreign exchanges, purchasers normally pay fixed commissions that are generally higher than the negotiated commissions charged in the United
States. In addition, there is generally less government supervision and regulation of securities exchanges, brokers and issuers located in foreign countries than in the United States.

         The Portfolio may invest in securities of foreign issuers directly or in the form of American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs") or other similar securities of foreign issuers. These securities may not necessarily be denominated in the same currency as the securities they represent. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying foreign securities. Certain such institutions issuing ADRs may not be sponsored by the issuer of the underlying foreign securities. A non-sponsored depository may not provide the same shareholder information that a sponsored depository is required to provide under its contractual arrangements with the issuer of the underlying foreign securities. EDRs are receipts issued by a European financial institution evidencing a similar arrangement. Generally, ADRs, in registered form, are

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



designed for use in the U.S. securities markets, and EDRs, in bearer form, are designed for use in European securities markets.

         Since the Portfolio's investments in foreign securities involve foreign currencies, the value of its assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in currency rates and in exchange control regulations, including currency blockage. See Foreign Currency Exchange Transactions.

         FOREIGN CURRENCY EXCHANGE TRANSACTIONS. Because the Portfolio buys and sells securities and receives interest and dividends in currencies other than the U.S. dollar, the Portfolio may enter from time to time into foreign currency exchange transactions. The Portfolio either enters into these transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or uses forward contracts to purchase or sell foreign currencies. The cost of the Portfolio's spot currency exchange transactions is generally the difference between the bid and offer spot rate of the currency being purchased or sold.

         A forward foreign currency exchange contract is an obligation by the Portfolio to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract. Forward foreign currency exchange contracts establish an exchange rate at a future date. These contracts are derivative instruments, as their value derives from the spot exchange rates of the currencies underlying the contract. These contracts are entered into in the interbank market directly between currency traders (usually large commercial banks) and their customers. A forward foreign currency exchange contract generally has no deposit requirement and is traded at a net price without commission. The Portfolio will not enter into forward contracts for speculative purposes. Neither spot transactions nor forward foreign currency exchange contracts eliminate fluctuations in the prices of the Portfolio's securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline.

         The Portfolio may enter into foreign currency exchange transactions in an attempt to protect against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or anticipated securities transactions. The Portfolio may also enter into forward contracts to hedge against a change in foreign currency exchange rates that would cause a decline in the value of existing investments denominated or principally traded in a foreign currency. To do this, the Portfolio would enter into a forward contract to sell the foreign currency in which the investment is denominated or principally traded in exchange for U.S. dollars or in exchange for another foreign currency. The Portfolio will only enter into forward contracts to sell a foreign currency in exchange for another foreign currency if the Advisor expects the foreign currency purchased to appreciate against the U.S. dollar.

         Although these transactions are intended to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they limit any potential gain that might be realized should the value of the hedged currency increase. In addition, forward contracts that convert a foreign currency into another foreign currency will cause the Portfolio to assume the risk of fluctuations in the value of the currency purchased against the hedged currency and the U.S. dollar. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of such securities between the date the forward contract is entered into and the date it matures. The projection of currency market movements is extremely difficult, and the successful execution of a hedging strategy is highly uncertain.


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         CONVERTIBLE  SECURITIES.   The  convertible  securities  in  which  the
Portfolio may invest include any debt securities or preferred stock which may be converted into common stock or which carry the right to purchase common stock. Convertible securities entitle the holder to exchange the securities for a specified number of shares of common stock, usually of the same company, at specified prices within a certain period of time.

         COMMON STOCK WARRANTS. The Portfolio may invest in common stock warrants that entitle the holder to buy common stock from the issuer of the warrant at a specific price (the strike price) for a specific period of time. The market price of warrants may be substantially lower than the current market price of the underlying common stock, yet warrants are subject to similar price fluctuations. As a result, warrants may be more volatile investments than the underlying common stock.

         Warrants generally do not entitle the holder to dividends or voting rights with respect to the underlying common stock and do not represent any rights in the assets of the issuer company. A warrant will expire worthless if it is not exercised on or prior to the expiration date.

         WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. The Portfolio may purchase securities on a when-issued or delayed delivery basis. Delivery of and payment for these securities may take as long as a month or more after the date of the purchase commitment. The value of these securities is subject to market fluctuation during this period and for fixed income securities no interest accrues to the Portfolio until settlement. At the time of settlement, a when-issued security may be valued at less than its purchase price. The Portfolio maintains with the Custodian a separate account with a segregated portfolio of securities in an amount at least equal to these commitments. When entering into a when-issued or delayed delivery transaction, the Portfolio will rely on the other party to consummate the transaction; if the other party fails to do so, the Portfolio may be disadvantaged. It is the current policy of the Portfolio not to enter into when-issued commitments exceeding in the aggregate 15% of the market value of the Portfolio's total assets less liabilities other than the obligations created by these commitments.

         REPURCHASE AGREEMENTS. The Portfolio may engage in repurchase agreement transactions with brokers, dealers or banks that meet the credit guidelines established by the Portfolio Trust's Trustees. In a repurchase agreement, the Portfolio buys a security from a seller that has agreed to repurchase it at a mutually agreed upon date and price, reflecting the interest rate effective for the term of the agreement. The term of these agreements is usually from overnight to one week. A repurchase agreement may be viewed as a fully collateralized loan of money by the Portfolio to the seller. The Portfolio always receives securities as collateral with a market value at least equal to the purchase price plus accrued interest and this value is maintained during the term of the agreement. If the seller defaults and the collateral value declines, the Portfolio might incur a loss. If bankruptcy proceedings are commenced with respect to the seller, the Portfolio's realization upon the disposition of collateral may be delayed or limited. Investments in certain repurchase agreements and certain other investments which may be considered illiquid are limited. See Illiquid Investments; Privately Placed and other Unregistered Securities below.

         LOANS OF PORTFOLIO SECURITIES. Subject to applicable investment restrictions, the Portfolio is permitted to lend its securities in an amount up to 33 1/3% of the value of the Portfolio's net assets. The Portfolio may lend its securities if such loans are secured continuously by cash or equivalent collateral or by a letter of credit in favor of the Portfolio at least equal at all times to 100% of the market value of the securities loaned, plus accrued interest. While such securities are on loan, the borrower will pay the Portfolio any income accruing thereon. Loans will be subject to termination by the

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Portfolio in the normal  settlement  time,  generally  three business days after notice, or by the borrower on one day's notice. Borrowed securities must be returned when the loan is terminated. Any gain or loss in the market price of the borrowed securities which occurs during the term of the loan inures to the Portfolio and its respective investors. The Portfolio may pay reasonable finders' and custodial fees in connection with a loan. In addition, the
Portfolio   will   consider   all  facts  and   circumstances,   including   the
creditworthiness of the borrowing financial institution, and the Portfolio will not make any loans in excess of one year.

         Loans of portfolio securities may be considered extensions of credit by the Portfolio. The risks to the Portfolio with respect to borrowers of its portfolio securities are similar to the risks to the Portfolio with respect to the sellers in repurchase agreement transactions. See Repurchase Agreements above. The Portfolio will not lend its securities to any officer, Trustee, Director, employee or other affiliate of the Portfolio, the Advisor or the exclusive placement agent or any affiliate thereof, unless otherwise permitted by applicable law.

         REVERSE REPURCHASE AGREEMENTS. The Portfolio is permitted to enter into reverse repurchase agreements. In a reverse repurchase agreement, the Portfolio sells a security and agrees to repurchase the same security at a mutually agreed upon date and price, reflecting the interest rate effective for the term of the agreement. For the purposes of the 1940 Act, a reverse repurchase agreement is also considered as the borrowing of money by the Portfolio and, therefore, is a form of leverage. Leverage may cause any gains or losses of the Portfolio to be magnified. See Investment Restrictions for investment limitations applicable to reverse repurchase agreements and other borrowings. For more information, see
Item 13 in Part B.

         ILLIQUID INVESTMENTS; PRIVATELY PLACED AND OTHER UNREGISTERED SECURITIES. The Portfolio may not acquire any illiquid securities if, as a result thereof, more than 15% of the market value of the Portfolio's net assets would be in illiquid investments. Subject to this non-fundamental policy limitation, the Portfolio may acquire investments that are illiquid or have limited liquidity, such as private placements or investments that are not registered under the 1933 Act and cannot be offered for public sale in the United States without first being registered under the 1933 Act. An illiquid investment is any investment that cannot be disposed of within seven days in the normal course of business at approximately the amount at which it is valued by the Portfolio. The price the Portfolio pays for illiquid securities or receives upon resale may be lower than the price paid or received for similar securities with a more liquid market. Accordingly the valuation of these securities will reflect any limitations on their liquidity.

         The Portfolio may also purchase Rule 144A securities sold to institutional investors without registration under the 1933 Act. These securities may be determined to be liquid in accordance with guidelines established by the Advisor and approved by the Trustees of the Portfolio Trust. The Trustees will monitor the Advisor's implementation of these guidelines on a periodic basis.

         FUTURES AND OPTIONS TRANSACTIONS. The Portfolio may (a) purchase and sell (write) exchange traded and OTC put and call options on equity securities or indexes of equity securities, (b) purchase and sell futures contracts on indexes of equity securities, and (c) purchase and sell (write) put and call options on futures contracts on indexes of equity securities. Each of these instruments is a derivative instrument as its value derives from the underlying asset or index.

         The Portfolio may use futures contracts and options for hedging and risk management purposes. The Portfolio may not use futures contracts and options for speculation. For a more detailed description of these transactions see "Options and Futures Transactions" in Item 13 in Part B.

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         The Portfolio may utilize  options and futures  contracts to manage its exposure to changing interest rates and/or security prices. Some options and futures strategies, including selling futures contracts and buying puts, tend to hedge the Portfolio's investments against price fluctuations. Other strategies, including buying futures contracts, writing puts and calls, and buying calls, tend to increase market exposure. Options and futures contracts may be combined with each other or with forward contracts in order to adjust the risk and return
characteristics  of  the  Portfolio's   overall  strategy  in  a  manner  deemed
appropriate to the Advisor and consistent with the Portfolio's objective and policies. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

         The use of options and futures is a highly specialized activity which involves investment strategies and risks different from those associated with ordinary portfolio securities transactions, and there can be no guarantee that their use will increase the Portfolio's return. While the use of these instruments by the Portfolio may reduce certain risks associated with owning its portfolio securities, these techniques themselves entail certain other risks. If the Advisor applies a strategy at an inappropriate time or judges market conditions or trends incorrectly, options and futures strategies may lower the Portfolio's return. Certain strategies limit the Portfolio's possibilities to realize gains as well as limiting its exposure to losses. The Portfolio could also experience losses if the prices of its options and futures positions were poorly correlated with its other investments or if it could not close out its positions because of an illiquid secondary market. In addition, the Portfolio will incur transaction costs, including trading commissions and option premiums, in connection with its futures and options transactions and these transactions could significantly increase the Portfolio's turnover rate.

         OPTIONS. Purchasing Put and Call Options. By purchasing a put option, the Portfolio obtains the right (but not the obligation) to sell the instrument underlying the option at a fixed strike price. In return for this right, the Portfolio pays the current market price for the option (known as the option premium). Options have various types of underlying instruments, including specific securities, indexes of securities, indexes of securities prices, and futures contracts. The Portfolio may terminate its position in a put option it has purchased by allowing it to expire or by exercising the option. The Portfolio may also close out a put option position by entering into an offsetting transaction, if a liquid market exists. If the option is allowed to expire, the Portfolio will lose the entire premium it paid. If the Portfolio exercises a put option on a security, it will sell the instrument underlying the option at the strike price. If the Portfolio exercises an option on an index, settlement is in cash and does not involve the actual sale of securities. If an option is American style, it may be exercised on any day up to its expiration date. A European style option may be exercised only on its expiration date.

         The buyer of a typical put option can expect to realize a gain if the price of the underlying instrument falls substantially. However, if the price of the instrument underlying the option does not fall enough to offset the cost of purchasing the option, a put buyer can expect to suffer a loss (limited to the amount of the premium paid, plus related transaction costs).

         The features of call options are essentially the same as those of put options, except that the purchaser of a call option obtains the right to purchase, rather than sell, the instrument underlying the option at the option's strike price. A call buyer typically attempts to participate in potential price increases of the instrument underlying the option with risk limited to the cost of the option if security prices fall. At the same time, the buyer can expect to suffer a loss if security prices do not rise sufficiently to offset the cost of the option.


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         The Portfolio may purchase put and call options on securities,  indexes of securities and futures contracts, or purchase and sell futures contracts, only if such options are written by other persons and if (i) the aggregate premiums paid on all such options which are held at any time do not exceed 20% of the Portfolio's net assets, and (ii) the aggregate margin deposits required on all such futures or options thereon held at any time do not exceed 5% of the Portfolio's total assets. In addition, the Portfolio will not purchase or sell (write) futures contracts, options on futures contracts or commodity options for risk management purposes if, as a result, the aggregate initial margin and options premiums required to establish these positions exceed 5% of the net asset value of the Portfolio. For more detailed information about these transactions, see Item 13 in Part B.

         SELLING (WRITING) PUT AND CALL OPTIONS. When the Portfolio writes a put option, it takes the opposite side of the transaction from the option's purchaser. In return for receipt of the premium, the Portfolio assumes the obligation to pay the strike price for the instrument underlying the option if the other party to the option chooses to exercise it. The Portfolio may seek to terminate its position in a put option it writes before exercise by purchasing an offsetting option in the market at its current price. If the market is not liquid for a put option the Portfolio has written, however, the Portfolio must continue to be prepared to pay the strike price while the option is outstanding, regardless of price changes, and must continue to post margin as discussed below.

         If the price of the underlying instrument rises, a put writer would generally expect to profit, although its gain would be limited to the amount of the premium it received. If security prices remain the same over time, it is likely that the writer will also profit, because it should be able to close out the option at a lower price. If security prices fall, the put writer would expect to suffer a loss. This loss should be less than the loss from purchasing and holding the underlying instrument directly, however, because the premium received for writing the option should offset a portion of the decline.

         Writing a call option obligates the Portfolio to sell or deliver the option's underlying instrument in return for the strike price upon exercise of the option. The characteristics of writing call options are similar to those of writing put options, except that writing calls generally is a profitable strategy if prices remain the same or fall. Through receipt of the option premium a call writer offsets part of the effect of a price decline. At the same time, because a call writer must be prepared to deliver the underlying instrument in return for the strike price, even if its current value is greater, a call writer gives up some ability to participate in security price increases.

         The writer of an exchange traded put or call option on a security, an index of securities or a futures contract is required to deposit cash or securities or a letter of credit as margin and to make mark to market payments of variation margin as the position becomes unprofitable.

         OPTIONS ON INDEXES. Options on securities indexes are similar to options on securities, except that the exercise of securities index options is settled by cash payment and does not involve the actual purchase or sale of securities. In addition, these options are designed to reflect price fluctuations in a group of securities or segment of the securities market rather than price fluctuations in a single security. The Portfolio, in purchasing or selling index options, is subject to the risk that the value of its portfolio securities may not change as much as an index because the Portfolio's investments generally will not match the composition of an index.

         For a number of reasons, a liquid market may not exist and thus the Portfolio may not be able to close out an option position that it has previously

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entered into. When the Portfolio  purchases an OTC option, it will be relying on its counterparty to perform its obligations, and the Portfolio may incur additional losses if the counterparty is unable to perform.

         FUTURES CONTRACTS. When the Portfolio purchases a futures contract, it agrees to purchase a specified quantity of an underlying instrument at a specified future date or to make a cash payment based on the value of a securities index. When the Portfolio sells a futures contract, it agrees to sell a specified quantity of the underlying instrument at a specified future date or to receive a cash payment based on the value of a securities index. The price at which the purchase and sale will take place is fixed when the Portfolio enters into the contract. Futures can be held until their delivery dates or the position can be (and normally is) closed out before then. There is no assurance, however, that a liquid market will exist when the Portfolio wishes to close out a particular position.

         When the Portfolio purchases a futures contract, the value of the futures contract tends to increase and decrease in tandem with the value of its underlying instrument. Therefore, purchasing futures contracts will tend to increase the Portfolio's exposure to positive and negative price fluctuations in the underlying instrument, much as if it had purchased the underlying instrument directly. When the Portfolio sells a futures contract, by contrast, the value of its futures position will tend to move in a direction contrary to the value of the underlying instrument. Selling futures contracts, therefore, will tend to offset both positive and negative market price changes, much as if the underlying instrument had been sold.

         The purchaser or seller of a futures contract is not required to deliver or pay for the underlying instrument unless the contract is held until the delivery date. However, when the Portfolio buys or sells a futures contract it will be required to deposit "initial margin" with its Custodian in a segregated account in the name of its futures broker, known as a futures commission merchant (FCM). Initial margin deposits are typically equal to a small percentage of the contract's value. If the value of either party's position declines, that party will be required to make additional "variation margin" payments equal to the change in value on a daily basis. The party that has a gain may be entitled to receive all or a portion of this amount. The Portfolio may be obligated to make payments of variation margin at a time when it is disadvantageous to do so. Furthermore, it may not always be possible for the Portfolio to close out its futures positions. Until it closes out a futures position, the Portfolio will be obligated to continue to pay variation margin. Initial and variation margin payments do not constitute purchasing on margin for purposes of the Portfolio's investment restrictions. In the event of the bankruptcy of an FCM that holds margin on behalf of the Portfolio, the Portfolio may be entitled to return of margin owed to it only in proportion to the amount received by the FCM's other customers, potentially resulting in losses to the Portfolio.

         The Portfolio will segregate liquid assets in connection with its use of options and futures contracts to the extent required by the staff of the Securities and Exchange Commission. Securities held in a segregated account cannot be sold while the futures contract or option is outstanding, unless they are replaced with other suitable assets. As a result, there is a possibility that segregation of a large percentage of the Portfolio's assets could impede portfolio management or the Portfolio's ability to meet redemption requests or other current obligations.

         MONEY MARKET INSTRUMENTS. The Portfolio is permitted to invest in money market instruments although it intends to stay invested in equity securities to the extent practical in light of its objective. The Portfolio may invest in money market instruments of foreign or domestic issuers denominated in U.S. dollars and other currencies. Under normal circumstances the Portfolio will purchase these securities to invest temporary cash balances or to maintain

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



liquidity to meet redemptions. However, the Portfolio may also invest in money market instruments without limitation as a temporary defensive measure taken in the Advisor's judgment during, or in anticipation of, adverse market conditions. For more detailed information about these money market investments, see Item 13 in Part B.

INVESTMENT RESTRICTIONS

         As a diversified investment company, 75% of the assets of the Portfolio are subject to the following fundamental limitations: (a) the Portfolio may not invest more than 5% of its total assets in the securities of any one issuer, except U.S. Government securities, and (b) the Portfolio may not own more than 10% of the outstanding voting securities of any one issuer.

         The investment objective of the Portfolio, together with the investment restrictions described below and in Part B, except as noted, are deemed fundamental policies, i.e., they may be changed only with the approval of the holders of a majority of the outstanding voting securities of the Portfolio.

         The Portfolio may not purchase securities or other obligations of issuers conducting their principal business activity in the same industry if its investments in such industry would exceed 25% of the value of the Portfolio's total assets, except this limitation shall not apply to investments in U.S. Government securities. In addition, the Portfolio may not borrow money except that the Portfolio may (a) borrow money from banks for temporary or emergency purposes (not for leveraging purposes) and (b) enter into reverse repurchase agreements for any purpose, provided that (a) and (b) in total do not exceed one third of the Portfolio's total assets less liabilities (other than borrowings); and the Portfolio may not issue senior securities except as permitted by the 1940 Act or any rule, order or interpretation thereunder. See Risk Factors and Additional Investment Information-Loans of Portfolio Securities and Reverse Repurchase Agreements.

         For a more detailed discussion of the above investment restrictions, as well as a description of certain other investment restrictions, see Item 13 in Part B.

ITEM 5.  MANAGEMENT OF THE PORTFOLIO TRUST

         The Board of Trustees provides broad supervision over the affairs of the Portfolio Trust. The Portfolio Trust has retained the services of Morgan as investment adviser and administrative services agent. The Portfolio Trust has retained the services of Funds Distributor, Inc. ("FDI") as co-administrator (the "Co-Administrator").

         The Portfolio Trust has not retained the services of a principal underwriter or distributor, since interests in the Portfolio are offered solely in private placement transactions. FDI, acting as agent for the Portfolio, serves as exclusive placement agent of interests in the Portfolio. FDI receives no additional compensation for serving as exclusive placement agent to the Portfolio.

         INVESTMENT ADVISOR. The Portfolio has retained the services of Morgan as investment advisor. Morgan, with principal offices at 60 Wall Street, New York, New York 10260, is a New York trust company which conducts a general banking and trust business. Morgan is a wholly owned subsidiary of J.P. Morgan & Co. Incorporated ("J.P. Morgan"), a bank holding company organized under the laws of Delaware. Through offices in New York City and abroad, J.P. Morgan, through the Advisor and other subsidiaries, offers a wide range of services to governmental, institutional, corporate and individual customers and acts as investment adviser to individual and institutional clients with combined assets under management of over $197 billion (of which the Advisor advises over $30 billion). Morgan

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



provides investment advice and portfolio management services to the Portfolio. Subject to the supervision of the Portfolio Trust's Trustees, Morgan, as Advisor, makes the Portfolio's day-to-day investment decisions, arranges for the execution of portfolio transactions and generally manages the Portfolio's investments. See Item 16 in Part B.

         The Advisor uses a sophisticated, disciplined, collaborative process for managing all asset classes. For equity portfolios, this process utilizes fundamental research, systematic stock selection, disciplined portfolio construction and, in the case of foreign equities, country exposure and currency management. Morgan has managed portfolios of equity securities of companies in emerging markets, including Asian growth markets, since 1990. The portfolio managers making investments in Asian growth markets work in conjunction with Morgan's equity analysts focused on Asian growth markets, as well as capital market, credit and economic research analysts, traders and administrative officers. The Asian equity analysts, located in Singapore, each cover a different industry, monitoring a universe of approximately 250 companies in the region.

         The following persons are primarily responsible for the day-to-day management and implementation of Morgan's process for the Portfolio (the inception date of each person's responsibility for the Portfolio and his business experience for the past five years is indicated parenthetically):
Steven T. Ho, Vice President (since March, 1995, employed by Morgan since prior to 1991 as a portfolio manager of Asian investments and as an investment research analyst) and Douglas J. Dooley, Managing Director (since March, 1995, employed as a portfolio manager of emerging markets investments since 1991).

         As compensation for the services rendered and related expenses borne by Morgan under the Investment Advisory Agreement with the Portfolio Trust, the Portfolio has agreed to pay Morgan a fee, which is computed daily and may be paid monthly, at the annual rate of 0.80% of the Portfolio's average daily net assets. While the advisory fee for the Portfolio is higher than that of most investment companies, it is similar to the advisory fees of other funds of this type.

         Under a separate agreement, Morgan provides administrative and related services to the Portfolio Trust. See Administrative Services Agent below.

         CO-ADMINISTRATOR. Pursuant to a Co-Administration Agreement with the Portfolio Trust, FDI serves as the Co-Administrator for the Portfolio. FDI (i) provides office space, equipment and clerical personnel for maintaining the organization and books and records of the Portfolio; (ii) provides officers for the Portfolio; (iii) files Portfolio regulatory documents and mails Portfolio communications to Trustees and investors; and (iv) maintains related books and records. See Administrative Services Agent below.

         For its services under the Co-Administration Agreement, the Portfolio Trust has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The amount allocable to the Portfolio is based on the ratio of its net assets to the aggregate net assets of the Portfolio Trust and certain other registered investment companies subject to similar agreements with FDI.

         ADMINISTRATIVE SERVICES AGENT. Pursuant to an Administrative Services Agreement with the Portfolio Trust, Morgan provides administrative and related services to the Portfolio, including services related to tax compliance, preparation of financial statements, calculation of performance data, oversight of service providers and certain regulatory and Board of Trustees matters.

         Under the Administrative Services Agreement, the Portfolio has agreed to pay Morgan fees equal to its allocable share of an annual complex-wide charge. This charge is calculated daily based on the aggregate net assets of the

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Portfolio  and certain  other  registered  investment  companies  managed by the
Advisor in accordance with the following annual schedule: 0.09% on the first $7 billion of their aggregate average daily net assets and 0.04% of their aggregate average daily net assets in excess of $7 billion, less the complex-wide fees payable to FDI.

         PLACEMENT AGENT. FDI, a registered broker-dealer, also serves as exclusive placement agent for the Portfolio. FDI is a wholly owned indirect subsidiary of Boston Institutional Group, Inc. FDI's principal business address is 60 State Street, Suite 1300, Boston, Massachusetts 02109.

         FUND SERVICES AGREEMENT. Pursuant to an Amended and Restated Portfolio Fund Services Agreement with the Portfolio Trust, Pierpont Group, Inc. ("Pierpont Group"), 461 Fifth Avenue, New York, New York 10017, assists the Trustees in exercising their overall supervisory responsibilities for the affairs of the Portfolio Trust. Pierpont Group provides these services for a fee approximating its reasonable cost. See Item 14 in Part B.

         CUSTODIAN. State Street Bank and Trust Company ("State Street"), 40 King Street West, Toronto, Ontario, Canada M5H 3Y8, serves as the Portfolio's custodian and fund accounting and transfer agent. State Street keeps the books of account for the Portfolio.

         EXPENSES. In addition to the fees payable to the service providers identified above, the Portfolio is responsible for usual and customary expenses associated with its operations. Such expenses include organization expenses, legal fees, accounting and audit expenses, insurance costs, the compensation and expenses of the Trustees, registration fees under federal and foreign securities laws, extraordinary expenses, custodian fees and brokerage expenses.

         Morgan has agreed that it will reimburse the Portfolio through at least April 30, 1997 to the extent necessary to maintain the Portfolio's total operating expenses at the annual rate of 1.25% of the Portfolio's average daily net assets. This limit does not cover extraordinary expenses during the period. There is no assurance that Morgan will continue this waiver beyond the specified period, except as required by the following sentence. Morgan has agreed to waive fees as necessary if in any fiscal year the sum of the Portfolio's expenses exceeds the limits set by applicable regulations of state securities commissions. Such annual limits are currently 2.5% of the first $30 million of average net assets, 2% of the next $70 million of such net assets and 1.5% of such net assets in excess of $100 million for any fiscal year.

         For the period April 5, 1995 (commencement of operations) through December 31, 1995 the Portfolio's total expenses were 1.40% of its average net assets.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES

         The Portfolio is a series of the Portfolio Trust, which is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series. Currently, there are five active subtrusts (series) of the Portfolio Trust. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. The Declaration of Trust provides that investors in the Portfolio (e.g., other investment companies, insurance company separate accounts and common and commingled trust funds) are each liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.


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         As of  November  30,  1996,  JPM Asia  Growth  Fund,  Ltd.  (a  Bahamas
international business company) and The JPM Pierpont Asia Growth Fund and The JPM Institutional Asia Growth Fund (series of The JPM Pierpont Funds and The JPM Institutional Funds, respectively) (the "Funds") owned 96.52%, 2.56% and .93%, respectively, of the total outstanding beneficial interests of The Asia Growth Portfolio.

         Each investor in the Portfolio is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio will vote as a separate class, except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all series. As to any matter which only affects a specific series, only investors in that series are entitled to vote. Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required and has no current intention of holding annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the outstanding interests in the Portfolio) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified percentage of the outstanding interests in the Portfolio. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         The net asset value of the Portfolio is determined each business day other than the holidays listed in Part B ("Portfolio Business Day"). This determination is made once each Portfolio Business Day as of 4:15 p.m. New York time (the "Valuation Time").

         The "net income" of the Portfolio will consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Income includes dividends and interest, including discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized and unrealized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio.

         The end of the Portfolio's fiscal year is December 31.

         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), assuming that the investor invested all of its assets in the Portfolio.


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      Investor  inquiries  may be  directed  to  FDI,  in care of  State Street
Cayman Trust Company Ltd., at Elizabethan Square, Shedden Road, George Town, Grand Cayman, Cayman Islands, B.W.I. ((809) 949-6644).

ITEM 7.  PURCHASE OF SECURITIES

         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities which are "accredited investors" as defined in Rule 501 under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by the Portfolio Trust. The net asset value of the Portfolio is determined at the Valuation Time on each Portfolio Business Day.

         There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank).

         The Portfolio may, at its own option, accept securities in payment for investments in its beneficial interests. The securities delivered in kind are valued by the method described in Net Asset Value as of the business day prior to the day the Portfolio receives the securities. Securities may be accepted in payment for beneficial interests only if they are, in the judgment of Morgan, appropriate investments for the Portfolio. In addition, securities accepted in payment for beneficial interests must: (i) meet the investment objective and policies of the Portfolio; (ii) be acquired by the Portfolio for investment and not for resale; (iii) be liquid securities which are not restricted as to transfer either by law or liquidity of market; and (iv) if stock, have a value which is readily ascertainable as evidenced by a listing on a stock exchange, OTC market or by readily available market quotations from a dealer in such securities. The Portfolio reserves the right to accept or reject at its own option any and all securities offered in payment for beneficial interests.

         The Portfolio and FDI reserve the right to cease accepting investments at any time or to reject any investment order.

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day. At the Valuation Time on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected at the Valuation Time on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio at the Valuation Time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of the Valuation Time, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's

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                                      A2-15
interest in the Portfolio as of the Valuation Time on the following Portfolio Business Day.

ITEM 8.  REDEMPTION OR REPURCHASE

         An investor in the Portfolio may reduce all or any portion of its investment at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio Trust. The proceeds of a reduction will be paid by the Portfolio Trust in federal funds normally on the next Portfolio Business Day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange (the "NYSE") is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

         The Portfolio Trust, on behalf of the Portfolio, reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio or the investor's portfolio, as the case may be.

ITEM 9.  PENDING LEGAL PROCEEDINGS

         Not applicable.

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






                       PART A (THE JAPAN EQUITY PORTFOLIO)

         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT

         The Series Portfolio (the "Portfolio Trust") is an open-end management investment company which was organized as a trust under the laws of the State of New York on June 24, 1994. Beneficial interests of the Portfolio Trust are divided into series, one of which, The Japan Equity Portfolio (the "Portfolio") is described herein. The Portfolio is non-diversified for purposes of the Investment Company Act of 1940 (the "1940 Act"). Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933 (the "1933 Act"). Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         The Portfolio is advised by Morgan Guaranty Trust Company of New York ("Morgan" or the "Advisor").

         Investments in the Portfolio are not deposits or obligations of, or guaranteed or endorsed by, Morgan or any other bank. Interests in the Portfolio are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency. An investment in the Portfolio is subject to risk, as the net asset value of the Portfolio will fluctuate with changes in the value of the Portfolio's holdings.

         Part B contains more detailed information about the Portfolio, including information related to (i) the investment policies and restrictions of the Portfolio, (ii) the Trustees, officers, Advisor and administrators of the Portfolio, (iii) portfolio transactions, (iv) rights and liabilities of investors and (v) the audited financial statements of the Portfolio at December 31, 1995, and its unaudited semi-annual financial statements at June 30, 1996.

         The investment objective of the Portfolio is described below, together with the policies it employs in its efforts to achieve this objective. Additional information about the investment policies of the Portfolio appears in Part B under Item 13. There can be no assurance that the investment objective of the Portfolio will be achieved.

         The Portfolio's investment objective is to provide a high total return from a portfolio of equity securities of Japanese companies. Total return will consist of realized and unrealized capital gains and losses plus income. Under certain market conditions, the Portfolio may not be able to achieve its investment objective.

         The Portfolio is designed for investors who want an actively managed portfolio of Japanese equity securities that seeks to outperform the Tokyo Stock Price Index (TOPIX), a composite market-capitalization weighted index of all common stocks listed on the First Section of the Tokyo Stock Exchange. The Portfolio does not represent a complete investment program nor is the Portfolio suitable for all investors.


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



         A Japanese company is one that: (i) has its principal securities trading market in Japan; or (ii) is organized under the laws of Japan; or (iii) derives 50% or more of its total revenues and/or profits from either goods produced, sales made or services performed in Japan; or (iv) has at least 50% of its assets located in Japan.

         The Advisor seeks to enhance the Portfolio's total return relative to that of the TOPIX through fundamental research, stock valuation and the exploitation of underlying market inefficiencies. Based on internal fundamental research, the Advisor uses a proprietary valuation model to establish the relative valuation of individual Japanese companies within industrial sectors. The Advisor then buys and sells securities within each industrial sector based on this valuation process. In addition to stocks, the Advisor actively uses convertible securities and warrants to seek to enhance overall portfolio performance.

         In addition, the Advisor uses a disciplined portfolio construction process to seek to reduce the Portfolio's volatility relative to the TOPIX. Morgan attempts to keep the industrial sector weightings, the average market capitalization and other broad characteristics of the Portfolio comparable to those of the TOPIX.

         The Advisor intends to manage the Portfolio's portfolio actively in pursuit of its investment objective. The Portfolio does not intend to respond to short-term market fluctuations or to acquire securities for the purpose of short-term trading; however, it may take advantage of short-term trading opportunities that are consistent with its objective. To the extent the Portfolio engages in short-term trading, it may realize short-term capital gains or losses and incur increased transaction costs. The portfolio turnover rate for the Portfolio for the period March 28, 1995 (commencement of operations) through December 31, 1995 was 36%.

         The Portfolio's equity investments will be primarily denominated in yen, but the Portfolio may also invest in securities denominated in other foreign currencies, the U.S. dollar or multinational currency units such as the ECU. The Advisor will not routinely attempt to hedge the Portfolio's foreign currency exposure. However, the Advisor may from time to time engage in foreign currency exchange transactions if, based on fundamental research, technical factors, and the judgment of experienced currency managers, it believes the transactions would be in the Portfolio's best interest. For further information on foreign currency exchange transactions, see Risk Factors and Additional Investment Information.

         EQUITY INVESTMENTS. In normal circumstances, the Advisor intends to keep the Portfolio essentially fully invested with at least 65% of the Portfolio's total assets invested in equity securities of Japanese companies consisting of common stocks and other securities with equity characteristics comprised of preferred stock, warrants, rights, convertible securities, trust certificates, limited partnership interests and equity participations. The Portfolio's primary equity investments are the common stock of established Japanese companies. The common stock in which the Portfolio may invest includes the common stock of any class or series or any similar equity interest, such as trust or limited partnership interests. These equity investments may or may not pay dividends and may or may not carry voting rights. The Portfolio invests in securities listed on foreign or domestic securities exchanges and securities traded in foreign or domestic over-the-counter (OTC) markets, and may invest in certain restricted or unlisted securities.

     NON-DIVERSIFICATION. The Portfolio is registered as a non-diversified investment company which means that the Portfolio is not limited by the 1940 Act in the proportion of its assets that may be invested in the obligations of a single issuer. Thus, the Portfolio may invest a greater proportion of its assets in the securities of a smaller number of issuers and, as a result, may be subject to greater risk with respect to its portfolio securities. The Portfolio,

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                                      A3-2
however, will comply with the diversification requirements imposed by the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company.

         The Portfolio may also invest in money market instruments denominated in U.S. dollars and other currencies, purchase securities on a when-issued or delayed delivery basis, enter into repurchase and reverse repurchase agreements, lend its portfolio securities, purchase certain privately placed securities and enter into forward foreign currency exchange contracts. In addition, the Portfolio may use options on securities and indexes of securities, futures contracts and options on futures contracts for hedging and risk management purposes. Forward foreign currency exchange contracts, options and futures contracts are derivative instruments. For a discussion of these investments and investment techniques, see Risk Factors and Additional Investment Information.

RISK FACTORS AND ADDITIONAL INVESTMENT INFORMATION

     INVESTING IN JAPAN. Investing in Japanese securities may involve the risks associated with investing in foreign securities generally. See Other Foreign Investment Information. In addition, because the Portfolio invests primarily in Japan, it will be subject to the general economic and political conditions in Japan.

         Despite recent increases, prices for exchange-listed and OTC stocks of Japanese companies are currently depressed in comparison to their historical peaks in 1989 and 1990. Nevertheless, Japanese stocks continue to trade at high price earnings ratios relative to stocks of U.S. companies. In addition, differences in accounting methods make it difficult to compare the earnings of Japanese companies with those of U.S. companies. Because most of the Portfolio's investments are denominated in yen, changes in currency exchange rates will affect the U.S. dollar value of the Portfolio's assets. The Japanese economy has experienced a substantial reduction in its rate of growth. Economic growth and the prices of Japanese stocks could be adversely affected by a reversal of Japan's historical success in exporting its products and maintaining low inflation and interest rates. Recent political instability and any resulting delay in implementing regulatory reforms could also have a negative effect on Japanese stock prices. For additional information, see Appendix C--Investing in Japan and Asian Growth Markets--Japan and its Securities Markets in Part B.

         OTHER FOREIGN INVESTMENT INFORMATION. The Portfolio invests primarily in foreign securities. Investment in securities of foreign issuers involves somewhat different investment risks from those affecting securities of U.S. domestic issuers. There may be limited publicly available information with respect to foreign issuers, and foreign issuers are not generally subject to uniform accounting, auditing and financial standards and requirements comparable to those applicable to domestic companies. Interest paid by foreign issuers may be subject to withholding and other foreign taxes which may decrease the net return on foreign investments as compared to interest paid to the Portfolio by domestic companies.

         Investors should realize that the value of the Portfolio's investments in foreign securities may be adversely affected by changes in political or social conditions, diplomatic relations, confiscatory taxation, expropriation, nationalization, limitation on the removal of funds or assets, or imposition of (or change in) exchange control or tax regulations in those foreign countries. In addition, changes in government administrations or economic or monetary policies in the United States or abroad could result in appreciation or depreciation of portfolio securities and could favorably or unfavorably affect the Portfolio's operations. Furthermore, the economies of individual foreign nations may differ from the U.S. economy, whether favorably or unfavorably, in areas such as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position; it may

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                                      A3-3
also be more difficult to obtain and enforce a judgment against a foreign issuer. Any foreign investments made by the Portfolio must be made in compliance with U.S. and foreign currency restrictions and tax laws restricting the amounts and types of foreign investments.

         The Portfolio may invest in securities of foreign issuers directly or in the form of American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs") or other similar securities of foreign issuers. These securities may not necessarily be denominated in the same currency as the securities they represent. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying foreign securities. Certain such institutions issuing ADRs may not be sponsored by the issuer of the underlying foreign securities. A non-sponsored depository may not provide the same shareholder information that a sponsored depository is required to provide under its contractual arrangements with the issuer of the underlying foreign securities. EDRs are receipts issued by a European financial institution evidencing a similar arrangement. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets, and EDRs, in bearer form, are designed for use in European securities markets.

         Since the Portfolio's investments in foreign securities involve foreign currencies, the value of its assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in currency rates and in exchange control regulations, including currency blockage. See Foreign Currency Exchange Transactions.

         FOREIGN CURRENCY EXCHANGE TRANSACTIONS. Because the Portfolio buys and sells securities and receives interest and dividends in currencies other than the U.S. dollar-principally yen-the Portfolio may enter from time to time into foreign currency exchange transactions. The Portfolio either enters into these transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or uses forward contracts to purchase or sell foreign currencies. The cost of the Portfolio's spot currency exchange transactions is generally the difference between the bid and offer spot rate of the currency being purchased or sold.

         A forward foreign currency exchange contract is an obligation by the Portfolio to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract. Forward foreign currency exchange contracts establish an exchange rate at a future date. These contracts are derivative instruments, as their value derives from the spot exchange rates of the currencies underlying the contract. These contracts are entered into in the interbank market directly between currency traders (usually large commercial banks) and their customers. A forward foreign currency exchange contract generally has no deposit requirement and is traded at a net price without commission. The Portfolio will not enter into forward contracts for speculative purposes. Neither spot transactions nor forward foreign currency exchange contracts eliminate fluctuations in the prices of the Portfolio's securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline.

         The Portfolio may enter into foreign currency exchange transactions in an attempt to protect against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or anticipated securities transactions. The Portfolio may also enter into forward contracts to hedge against a change in foreign currency exchange rates that would cause a decline in the value of existing investments denominated or principally traded in a foreign currency. To do this, the Portfolio would enter into a forward contract to sell the foreign currency in which the investment is denominated or principally traded in exchange for U.S. dollars or in exchange for another foreign currency. The Portfolio will only enter into forward contracts to sell

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                                      A3-4
a foreign currency in exchange for another foreign currency if the Advisor expects the foreign currency purchased to appreciate against the U.S. dollar.

         Although these transactions are intended to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they limit any potential gain that might be realized should the value of the hedged currency increase. In addition, forward contracts that convert a foreign currency into another foreign currency will cause the Portfolio to assume the risk of fluctuations in the value of the currency purchased against the hedged currency and the U.S. dollar. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of such securities between the date the forward contract is entered into and the date it matures. The projection of currency market movements is extremely difficult, and the successful execution of a hedging strategy is highly uncertain.

         CONVERTIBLE SECURITIES. The convertible securities in which the Portfolio may invest include any debt securities or preferred stock which may be converted into common stock or which carry the right to purchase common stock. Convertible securities entitle the holder to exchange the securities for a specified number of shares of common stock, usually of the same company, at specified prices within a certain period of time.

         COMMON STOCK WARRANTS. The Portfolio may invest in common stock warrants that entitle the holder to buy common stock from the issuer of the warrant at a specific price (the strike price) for a specific period of time. The market price of warrants may be substantially lower than the current market price of the underlying common stock, yet warrants are subject to similar price fluctuations. As a result, warrants may be more volatile investments than the underlying common stock.

         Warrants generally do not entitle the holder to dividends or voting rights with respect to the underlying common stock and do not represent any rights in the assets of the issuer company. A warrant will expire worthless if it is not exercised on or prior to the expiration date.

         WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. The Portfolio may purchase securities on a when-issued or delayed delivery basis. Delivery of and payment for these securities may take as long as a month or more after the date of the purchase commitment. The value of these securities is subject to market fluctuation during this period and for fixed income securities no interest accrues to the Portfolio until settlement. At the time of settlement, a when-issued security may be valued at less than its purchase price. The Portfolio maintains with the Custodian a separate account with a segregated portfolio of securities in an amount at least equal to these commitments. When entering into a when-issued or delayed delivery transaction, the Portfolio will rely on the other party to consummate the transaction; if the other party fails to do so, the Portfolio may be disadvantaged. It is the current policy of the Portfolio not to enter into when-issued commitments exceeding in the aggregate 15% of the market value of the Portfolio's total assets less liabilities other than the obligations created by these commitments.

         REPURCHASE AGREEMENTS. The Portfolio may engage in repurchase agreement transactions with brokers, dealers or banks that meet the credit guidelines established by the Portfolio Trust's Trustees. In a repurchase agreement, the Portfolio buys a security from a seller that has agreed to repurchase it at a mutually agreed upon date and price, reflecting the interest rate effective for the term of the agreement. The term of these agreements is usually from overnight to one week. A repurchase agreement may be viewed as a fully collateralized loan of money by the Portfolio to the seller. The Portfolio always receives securities as collateral with a market value at least equal to

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the purchase price plus accrued interest and this value is maintained during the term of the agreement. If the seller defaults and the collateral value declines, the Portfolio might incur a loss. If bankruptcy proceedings are commenced with respect to the seller, the Portfolio's realization upon the disposition of collateral may be delayed or limited. Investments in certain repurchase agreements and certain other investments which may be considered illiquid are limited. See Illiquid Investments; Privately Placed and other Unregistered Securities below.

         LOANS OF PORTFOLIO SECURITIES. Subject to applicable investment restrictions, the Portfolio is permitted to lend its securities in an amount up to 33 1/3% of the value of the Portfolio's net assets. The Portfolio may lend its securities if such loans are secured continuously by cash or equivalent collateral or by a letter of credit in favor of the Portfolio at least equal at all times to 100% of the market value of the securities loaned, plus accrued interest. While such securities are on loan, the borrower will pay the Portfolio any income accruing thereon. Loans will be subject to termination by the Portfolio in the normal settlement time, generally three business days after notice, or by the borrower on one day's notice. Borrowed securities must be returned when the loan is terminated. Any gain or loss in the market price of the borrowed securities which occurs during the term of the loan inures to the Portfolio and its respective investors. The Portfolio may pay reasonable finders' and custodial fees in connection with a loan. In addition, the
Portfolio will consider all facts and circumstances, including the creditworthiness of the borrowing financial institution, and the Portfolio will not make any loans in excess of one year.

         Loans of portfolio securities may be considered extensions of credit by the Portfolio. The risks to the Portfolio with respect to borrowers of its portfolio securities are similar to the risks to the Portfolio with respect to the sellers in repurchase agreement transactions. See Repurchase Agreements above. The Portfolio will not lend its securities to any officer, Trustee, Director, employee or other affiliate of the Portfolio, the Advisor or the exclusive placement agent or any affiliate thereof, unless otherwise permitted by applicable law.

         REVERSE REPURCHASE AGREEMENTS. The Portfolio is permitted to enter into reverse repurchase agreements. In a reverse repurchase agreement, the Portfolio sells a security and agrees to repurchase the same security at a mutually agreed upon date and price, reflecting the interest rate effective for the term of the agreement. For the purposes of the 1940 Act, a reverse repurchase agreement is also considered as the borrowing of money by the Portfolio and, therefore, is a form of leverage. Leverage may cause any gains or losses of the Portfolio to be magnified. See Investment Restrictions for investment limitations applicable to reverse repurchase agreements and other borrowings. For more information, see
Item 13 in Part B.

         ILLIQUID INVESTMENTS; PRIVATELY PLACED AND OTHER UNREGISTERED SECURITIES. The Portfolio may not acquire any illiquid securities if, as a result thereof, more than 15% of the market value of the Portfolio's net assets would be in illiquid investments. Subject to this non-fundamental policy limitation, the Portfolio may acquire investments that are illiquid or have limited liquidity, such as private placements or investments that are not registered under the 1933 Act and cannot be offered for public sale in the United States without first being registered under the 1933 Act. An illiquid investment is any investment that cannot be disposed of within seven days in the normal course of business at approximately the amount at which it is valued by the Portfolio. The price the Portfolio pays for illiquid securities or receives upon resale may be lower than the price paid or received for similar securities with a more liquid market. Accordingly the valuation of these securities will reflect any limitations on their liquidity.


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         The  Portfolio  may  also  purchase  Rule  144A   securities   sold  to
institutional   investors  without   registration  under  the  1933  Act.  These
securities may be determined to be liquid in accordance with guidelines established by the Advisor and approved by the Trustees of the Portfolio Trust. The Trustees will monitor the Advisor's implementation of these guidelines on a periodic basis.

         FUTURES AND OPTIONS TRANSACTIONS. The Portfolio may (a) purchase and sell (write) exchange traded and OTC put and call options on equity securities or indexes of equity securities, (b) purchase and sell futures contracts on indexes of equity securities, and (c) purchase and sell (write) put and call options on futures contracts on indexes of equity securities. Each of these instruments is a derivative instrument as its value derives from the underlying asset or index.
         The Portfolio may use futures contracts and options for hedging and risk management purposes. The Portfolio may not use futures contracts and options for speculation. For a more detailed description of these transactions see "Options and Futures Transactions" in Item 13 in Part B.

         The Portfolio may utilize options and futures contracts to manage its exposure to changing interest rates and/or security prices. Some options and futures strategies, including selling futures contracts and buying puts, tend to hedge the Portfolio's investments against price fluctuations. Other strategies, including buying futures contracts, writing puts and calls, and buying calls, tend to increase market exposure. Options and futures contracts may be combined with each other or with forward contracts in order to adjust the risk and return characteristics of the Portfolio's overall strategy in a manner deemed appropriate to the Advisor and consistent with the Portfolio's objective and policies. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

         The use of options and futures is a highly specialized activity which involves investment strategies and risks different from those associated with ordinary portfolio securities transactions, and there can be no guarantee that their use will increase the Portfolio's return. While the use of these instruments by the Portfolio may reduce certain risks associated with owning its portfolio securities, these techniques themselves entail certain other risks. If the Advisor applies a strategy at an inappropriate time or judges market conditions or trends incorrectly, options and futures strategies may lower the Portfolio's return. Certain strategies limit the Portfolio's possibilities to realize gains as well as limiting its exposure to losses. The Portfolio could also experience losses if the prices of its options and futures positions were poorly correlated with its other investments or if it could not close out its positions because of an illiquid secondary market. In addition, the Portfolio will incur transaction costs, including trading commissions and option premiums, in connection with its futures and options transactions and these transactions could significantly increase the Portfolio's turnover rate.

         PURCHASING PUT AND CALL OPTIONS. By purchasing a put option, the Portfolio obtains the right (but not the obligation) to sell the instrument underlying the option at a fixed strike price. In return for this right, the Portfolio pays the current market price for the option (known as the option premium). Options have various types of underlying instruments, including specific securities, indexes of securities, indexes of securities prices, and futures contracts. The Portfolio may terminate its position in a put option it has purchased by allowing it to expire or by exercising the option. The Portfolio may also close out a put option position by entering into an offsetting transaction, if a liquid market exists. If the option is allowed to expire, the Portfolio will lose the entire premium it paid. If the Portfolio exercises a put option on a security, it will sell the instrument underlying the option at the strike price. If the Portfolio exercises an option on an index, settlement is in cash and does not involve the actual sale of securities. If an option is American style, it may be exercised

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on  any day up to its expiration date.  A European style option may be exercised only on its expiration date.

         The buyer of a typical put option can expect to realize a gain if the price of the underlying instrument falls substantially. However, if the price of the instrument underlying the option does not fall enough to offset the cost of purchasing the option, a put buyer can expect to suffer a loss (limited to the amount of the premium paid, plus related transaction costs).

         The features of call options are essentially the same as those of put options, except that the purchaser of a call option obtains the right to purchase, rather than sell, the instrument underlying the option at the option's strike price. A call buyer typically attempts to participate in potential price increases of the instrument underlying the option with risk limited to the cost of the option if security prices fall. At the same time, the buyer can expect to suffer a loss if security prices do not rise sufficiently to offset the cost of the option.

         The Portfolio may purchase put and call options on securities, indexes of securities and futures contracts, or purchase and sell futures contracts, only if such options are written by other persons and if (i) the aggregate premiums paid on all such options which are held at any time do not exceed 20% of the Portfolio's net assets, and (ii) the aggregate margin deposits required on all such futures or options thereon held at any time do not exceed 5% of the Portfolio's total assets. In addition, the Portfolio will not purchase or sell (write) futures contracts, options on futures contracts or commodity options for risk management purposes if, as a result, the aggregate initial margin and options premiums required to establish these positions exceed 5% of the net asset value of the Portfolio. For more detailed information about these transactions, see Item 13 in Part B.

         SELLING (WRITING) PUT AND CALL OPTIONS. When the Portfolio writes a put option, it takes the opposite side of the transaction from the option's purchaser. In return for receipt of the premium, the Portfolio assumes the obligation to pay the strike price for the instrument underlying the option if the other party to the option chooses to exercise it. The Portfolio may seek to terminate its position in a put option it writes before exercise by purchasing an offsetting option in the market at its current price. If the market is not liquid for a put option the Portfolio has written, however, the Portfolio must continue to be prepared to pay the strike price while the option is outstanding, regardless of price changes, and must continue to post margin as discussed below.

         If the price of the underlying instrument rises, a put writer would generally expect to profit, although its gain would be limited to the amount of the premium it received. If security prices remain the same over time, it is likely that the writer will also profit, because it should be able to close out the option at a lower price. If security prices fall, the put writer would expect to suffer a loss. This loss should be less than the loss from purchasing and holding the underlying instrument directly, however, because the premium received for writing the option should offset a portion of the decline.

         Writing a call option obligates the Portfolio to sell or deliver the option's underlying instrument in return for the strike price upon exercise of the option. The characteristics of writing call options are similar to those of writing put options, except that writing calls generally is a profitable strategy if prices remain the same or fall. Through receipt of the option premium a call writer offsets part of the effect of a price decline. At the same time, because a call writer must be prepared to deliver the underlying instrument in return for the strike price, even if its current value is greater, a call writer gives up some ability to participate in security price increases.


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         The writer of an exchange  traded put or call option on a security,  an index of securities or a futures contract is required to deposit cash or securities or a letter of credit as margin and to make mark to market payments of variation margin as the position becomes unprofitable.

         OPTIONS ON INDEXES. Options on securities indexes are similar to options on securities, except that the exercise of securities index options is settled by cash payment and does not involve the actual purchase or sale of securities. In addition, these options are designed to reflect price fluctuations in a group of securities or segment of the securities market rather than price fluctuations in a single security. The Portfolio, in purchasing or selling index options, is subject to the risk that the value of its portfolio securities may not change as much as an index because the Portfolio's investments generally will not match the composition of an index.

         For a number of reasons, a liquid market may not exist and thus the Portfolio may not be able to close out an option position that it has previously entered into. When the Portfolio purchases an OTC option, it will be relying on its counterparty to perform its obligations, and the Portfolio may incur additional losses if the counterparty is unable to perform.

         FUTURES CONTRACTS. When the Portfolio purchases a futures contract, it agrees to purchase a specified quantity of an underlying instrument at a specified future date or to make a cash payment based on the value of a securities index. When the Portfolio sells a futures contract, it agrees to sell a specified quantity of the underlying instrument at a specified future date or to receive a cash payment based on the value of a securities index. The price at which the purchase and sale will take place is fixed when the Portfolio enters into the contract. Futures can be held until their delivery dates or the position can be (and normally is) closed out before then. There is no assurance, however, that a liquid market will exist when the Portfolio wishes to close out a particular position.

         When the Portfolio purchases a futures contract, the value of the futures contract tends to increase and decrease in tandem with the value of its underlying instrument. Therefore, purchasing futures contracts will tend to increase the Portfolio's exposure to positive and negative price fluctuations in the underlying instrument, much as if it had purchased the underlying instrument directly. When the Portfolio sells a futures contract, by contrast, the value of its futures position will tend to move in a direction contrary to the value of the underlying instrument. Selling futures contracts, therefore, will tend to offset both positive and negative market price changes, much as if the underlying instrument had been sold.

         The purchaser or seller of a futures contract is not required to deliver or pay for the underlying instrument unless the contract is held until the delivery date. However, when the Portfolio buys or sells a futures contract it will be required to deposit "initial margin" with its Custodian in a segregated account in the name of its futures broker, known as a futures commission merchant (FCM). Initial margin deposits are typically equal to a small percentage of the contract's value. If the value of either party's position declines, that party will be required to make additional "variation margin" payments equal to the change in value on a daily basis. The party that has a gain may be entitled to receive all or a portion of this amount. The Portfolio may be obligated to make payments of variation margin at a time when it is disadvantageous to do so. Furthermore, it may not always be possible for the Portfolio to close out its futures positions. Until it closes out a futures position, the Portfolio will be obligated to continue to pay variation margin. Initial and variation margin payments do not constitute purchasing on margin for purposes of the Portfolio's investment restrictions. In the event of the bankruptcy of an FCM that holds margin on behalf of the Portfolio, the Portfolio may be entitled to return of

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margin owed to it only in proportion  to the amount  received by the FCM's other customers, potentially resulting in losses to the Portfolio.

         The Portfolio will segregate liquid assets in connection with its use of options and futures contracts to the extent required by the staff of the Securities and Exchange Commission. Securities held in a segregated account cannot be sold while the futures contract or option is outstanding, unless they are replaced with other suitable assets. As a result, there is a possibility that segregation of a large percentage of the Portfolio's assets could impede portfolio management or the Portfolio's ability to meet redemption requests or other current obligations.

         MONEY MARKET INSTRUMENTS. The Portfolio is permitted to invest in money market instruments although it intends to stay invested in equity securities to the extent practical in light of its objective. The Portfolio may invest in money market instruments of foreign or domestic issuers denominated in U.S. dollars and other currencies. Under normal circumstances the Portfolio will purchase these securities to invest temporary cash balances or to maintain liquidity to meet redemptions. However, the Portfolio may also invest in money market instruments without limitation as a temporary defensive measure taken in the Advisor's judgment during, or in anticipation of, adverse market conditions. For more detailed information about these money market investments, see Item 13 in Part B.

INVESTMENT RESTRICTIONS.

         The investment objective of the Portfolio, together with the investment restrictions described below and in Part B, except as noted, are deemed fundamental policies, i.e., they may be changed only with the approval of the holders of a majority of the outstanding voting securities of the Portfolio.

         The Portfolio may not purchase securities or other obligations of issuers conducting their principal business activity in the same industry if its investments in such industry would exceed 25% of the value of the Portfolio's total assets, except this limitation shall not apply to investments in U.S. Government securities. In addition, the Portfolio may not borrow money except that the Portfolio may (a) borrow money from banks for temporary or emergency purposes (not for leveraging purposes) and (b) enter into reverse repurchase agreements for any purpose, provided that (a) and (b) in total do not exceed one third of the Portfolio's total assets less liabilities (other than borrowings); and the Portfolio may not issue senior securities except as permitted by the 1940 Act or any rule, order or interpretation thereunder. See Risk Factors and Additional Investment Information-Loans of Portfolio Securities and Reverse Repurchase Agreements.

         For a more detailed discussion of the above investment restrictions, as well as a description of certain other investment restrictions, see Item 13 in Part B.

ITEM 5.  MANAGEMENT OF THE PORTFOLIO TRUST

         The Board of Trustees provides broad supervision over the affairs of the Portfolio Trust. The Portfolio Trust has retained the services of Morgan as investment adviser and administrative services agent. The Portfolio Trust has retained the services of Funds Distributor, Inc. ("FDI") as co-administrator (the "Co-Administrator").

         The Portfolio Trust has not retained the services of a principal underwriter or distributor, since interests in the Portfolio are offered solely in private placement transactions. FDI, acting as agent for the Portfolio, serves as exclusive placement agent of interests in the Portfolio. FDI receives

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



no additional compensation for serving as exclusive placement agent to the Portfolio.

         INVESTMENT ADVISOR. The Portfolio has retained the services of Morgan as investment advisor. Morgan, with principal offices at 60 Wall Street, New York, New York 10260, is a New York trust company which conducts a general banking and trust business. Morgan is a wholly owned subsidiary of J.P. Morgan & Co. Incorporated ("J.P. Morgan"), a bank holding company organized under the laws of Delaware. Through offices in New York City and abroad, J.P. Morgan, through the Advisor and other subsidiaries, offers a wide range of services to governmental, institutional, corporate and individual customers and acts as investment adviser to individual and institutional clients with combined assets under management of over $197 billion (of which the Advisor advises over $30 billion). Morgan provides investment advice and portfolio management services to the Portfolio. Subject to the supervision of the Portfolio Trust's Trustees, Morgan, as Advisor, makes the Portfolio's day-to-day investment decisions, arranges for the execution of portfolio transactions and generally manages the Portfolio's investments. See Item 16 in Part B.

         The Advisor uses a sophisticated, disciplined, collaborative process for managing all asset classes. For equity portfolios, this process utilizes fundamental research, systematic stock selection and disciplined portfolio construction. The Advisor has invested in equity securities of Japanese companies on behalf of its clients for over a decade and has had a research team in Tokyo since 1972. The portfolio managers making investments in Japanese equity securities work in conjunction with Morgan's Japanese equity analysts, as well as capital market, credit and economic research analysts, traders and administrative officers. The Japanese equity analysts, located in Tokyo, each cover a different industry, monitoring a universe of over 300 Japanese companies.

         The following persons are primarily responsible for the day-to-day management and implementation of Morgan's process for the Portfolio (the inception date of each person's responsibility for the Portfolio and his business experience for the past five years is indicated parenthetically):
Masato Degawa, Vice President (since August, 1995, employed by Morgan since September, 1993 as a portfolio manager of Japanese equity investments and by Morgan Stanley prior to September, 1993 as a senior analyst covering Japanese utilities and special situations) and Yukiko Sugimoto, Vice President (since March, 1995, employed by Morgan since prior to 1991 as a portfolio manager of Japanese equity investments).

         As compensation for the services rendered and related expenses borne by Morgan under the Investment Advisory Agreement with the Portfolio Trust, the Portfolio has agreed to pay Morgan a fee, which is computed daily and may be paid monthly, at the annual rate of 0.65% of the Portfolio's average daily net assets.

         Under a separate agreement, Morgan also provides administrative and related services to the Portfolio Trust. See Administrative Services Agent below.

         CO-ADMINISTRATOR. Pursuant to a Co-Administration Agreement with the Portfolio Trust, FDI serves as the Co-Administrator for the Portfolio. FDI (i) provides office space, equipment and clerical personnel for maintaining the organization and books and records of the Portfolio; (ii) provides officers for the Portfolio; (iii) files Portfolio regulatory documents and mails Portfolio communications to Trustees and investors; and (iv) maintains related books and records. See Administrative Services Agent below.

         For its services under the Co-Administration Agreement, the Portfolio Trust has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The amount allocable to the Portfolio is based on the ratio of its net assets to the aggregate net assets

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of the Portfolio Trust and certain other registered investment companies subject to similar agreements with FDI.

         ADMINISTRATIVE SERVICES AGENT. Pursuant to an Administrative Services Agreement with the Portfolio Trust, Morgan provides administrative and related services provided to the Portfolio, including services related to tax compliance, preparation of financial statements, calculation of performance data, oversight of service providers and certain regulatory and Board of Trustees matters.

         Under the Administrative Services Agreement, the Portfolio has agreed to pay Morgan fees equal to its allocable share of an annual complex-wide charge. This charge is calculated daily based on the aggregate net assets of the Portfolio and certain other registered investment companies managed by the Advisor in accordance with the following annual schedule: 0.09% on the first $7 billion of their aggregate average daily net assets and 0.04% of their aggregate average daily net assets in excess of $7 billion, less the complex-wide fees payable to FDI.

         PLACEMENT AGENT. FDI, a registered broker-dealer, also serves as exclusive placement agent for the Portfolio. FDI is a wholly owned indirect subsidiary of Boston Institutional Group, Inc. FDI's principal business address is 60 State Street, Suite 1300, Boston, Massachusetts 02109.

         FUND SERVICES AGREEMENT. Pursuant to an Amended and Restated Portfolio Fund Services Agreement with the Portfolio Trust, Pierpont Group, Inc. ("Pierpont Group"), 461 Fifth Avenue, New York, New York 10017, assists the Trustees in exercising their overall supervisory responsibilities for the affairs of the Portfolio Trust. Pierpont Group provides these services for a fee approximating its reasonable cost. See Item 14 in Part B.

         CUSTODIAN. State Street Bank and Trust Company ("State Street"), 40 King Street West, Toronto, Ontario, Canada M5H 3Y8, serves as the Portfolio's custodian and fund accounting and transfer agent. State Street keeps the books of account for the Portfolio.

         EXPENSES. In addition to the fees payable to the service providers identified above, the Portfolio is responsible for usual and customary expenses associated with its operations. Such expenses include organization expenses, legal fees, accounting and audit expenses, insurance costs, the compensation and expenses of the Trustees, registration fees under federal and foreign securities laws, extraordinary expenses, custodian fees and brokerage expenses.

         Morgan has agreed that it will reimburse the Portfolio through at least April 30, 1997 to the extent necessary to maintain the Portfolio's total operating expenses at the annual rate of 1.00% of the Portfolio's average daily net assets. This limit does not cover extraordinary expenses during the period. There is no assurance that Morgan will continue this waiver beyond the specified period, except as required by the following sentence. Morgan has agreed to waive fees as necessary, if in any fiscal year the sum of the Portfolio's expenses exceeds the limits set by applicable regulations of state securities commissions. Such annual limits are currently 2.5% of the first $30 million of average net assets, 2% of the next $70 million of such net assets and 1.5% of such net assets in excess of $100 million for any fiscal year.

         For the period March 28, 1995 (commencement of operations) through December 31, 1995 the Portfolio's total expenses were .87% of its average net assets.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES

     The Portfolio is a series of the Portfolio Trust, which is organized as a trust under the laws of the State of New York. Under the Declaration of Trust,
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the Trustees are authorized to issue beneficial interests in one or more series.
Currently, there are five active subtrusts (series) of the Portfolio Trust. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. The Declaration of Trust provides that investors in the Portfolio (e.g., other investment companies, insurance company separate accounts and common and commingled trust funds) are each liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         As of November 30, 1996 JPM Japan Equity Fund, Ltd. (a Bahamas international business company) and The JPM Pierpont Japan Equity Fund and The JPM Institutional Japan Equity Fund (series of The JPM Pierpont Funds and The JPM Institutional Funds, respectively) owned 98.73%, 1.14% and 0.13%, respectively, of the total outstanding beneficial interests of The Japan Equity Portfolio.

         Each investor in the Portfolio is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio will vote as a separate class, except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all series. As to any matter which only affects a specific series, only investors in that series are entitled to vote. Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required and has no current intention of holding annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the outstanding interests in the Portfolio) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified percentage of the outstanding interests in the Portfolio. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         The net asset value of the Portfolio is determined each business day other than the holidays listed in Part B ("Portfolio Business Day"). This determination is made once each Portfolio Business Day as of 4:15 p.m. New York time (the "Valuation Time").

         The "net income" of the Portfolio will consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Income includes dividends and interest, including discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized and unrealized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio.

         The end of the Portfolio's fiscal year is December 31.

         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will

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be made in  accordance  with the Internal  Revenue Code of 1986, as amended (the
"Code") and regulations promulgated thereunder.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

     Investor inquiries may be directed to FDI, in care of State Street Cayman Trust Company, Ltd., at Elizabethan Square, Shedden Road, George Town, Grand Cayman, Cayman Islands, B.W.I. ((809) 949-6644).

ITEM 7.  PURCHASE OF SECURITIES

         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities which are "accredited investors" as defined in Rule 501 under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by the Portfolio. The net asset value of the Portfolio is determined at the Valuation Time on each Portfolio Business Day.

         There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank.)

         The Portfolio may, at its own option, accept securities in payment for investments in its beneficial interests. The securities delivered in kind are valued by the method described in Net Asset Value as of the business day prior to the day the Portfolio receives the securities. Securities may be accepted in payment for beneficial interests only if they are, in the judgment of Morgan, appropriate investments for the Portfolio. In addition, securities accepted in payment for beneficial interests must: (i) meet the investment objective and policies of the Portfolio; (ii) be acquired by the Portfolio for investment and not for resale; (iii) be liquid securities which are not restricted as to transfer either by law or liquidity of market; and (iv) if stock, have a value which is readily ascertainable as evidenced by a listing on a stock exchange, OTC market or by readily available market quotations from a dealer in such securities. The Portfolio reserves the right to accept or reject at its own option any and all securities offered in payment for beneficial interests.

         The Portfolio and FDI reserve the right to cease accepting investments at any time or to reject any investment order.

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day. At the Valuation Time on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected at the Valuation Time on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio at the

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Valuation Time on such day plus or minus,  as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of the Valuation Time, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time on the following Portfolio Business Day.

ITEM 8.  REDEMPTION OR REPURCHASE

         An investor in the Portfolio may reduce all or any portion of its investment at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio Trust. The proceeds of a reduction will be paid by the Portfolio Trust in federal funds normally on the next Portfolio Business Day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange (the "NYSE") is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

         The Portfolio Trust, on behalf of the Portfolio, reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio or the investor's portfolio, as the case may be.

ITEM 9.  PENDING LEGAL PROCEEDINGS

         Not applicable.

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                    PART A (THE DISCIPLINED EQUITY PORTFOLIO)

         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT

         The Series Portfolio (the "Portfolio Trust") is an open-end management investment company which was organized as a trust under the laws of the State of New York on June 24, 1994. Beneficial interests of the Portfolio Trust are divided into series, one of which, The Disciplined Equity Portfolio (the "Portfolio") is described herein. The Portfolio is diversified for purposes of the Investment Company Act of 1940, as amended (the "1940 Act"). Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933 (the "1933 Act"). Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         The Portfolio is advised by Morgan Guaranty Trust Company of New York ("Morgan" or the "Advisor").

         Investments in the Portfolio are not deposits or obligations of, or guaranteed or endorsed by, Morgan or any other bank. Interests in the Portfolio are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency. An investment in the Portfolio is subject to risk, as the net asset value of the Portfolio will fluctuate with changes in the value of the Portfolio's holdings.

         Part B contains more detailed information about the Portfolio, including information related to (i) the investment policies and restrictions of the Portfolio, (ii) the Trustees, officers, Advisor and administrators of the Portfolio, (iii) portfolio transactions, and (iv) rights and liabilities of investors.

         The investment objective of the Portfolio is described below, together with the policies it employs in its efforts to achieve this objective. Additional information about the investment policies of the Portfolio appears in Part B under Item 13. There can be no assurance that the investment objective of the Portfolio will be achieved.

         The Portfolio's investment objective is to provide high total return from a broadly diversified portfolio of equity securities. Total return will consist of realized and unrealized capital gains and losses plus income. The Portfolio invests primarily in the common stock and other equity securities of large and medium sized U.S. companies.

         The Portfolio is designed for investors seeking enhanced total return relative to that of large and medium sized U.S. companies, typically represented by the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index" or the "Index"). The Portfolio is designed to have a volatility of return similar to that of the Index. The Portfolio invests in a portfolio of common stocks and other equity securities of large and medium sized companies broadly diversified across sectors, industries and issuers. The Portfolio does not represent a complete investment program nor is the Portfolio suitable for all investors.

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




         PRIMARY INVESTMENTS. Under normal market conditions, the Advisor intends to keep the Portfolio essentially fully invested and at least 65% of its total assets will be invested in common stocks and other equity securities. Equity securities include exchange-traded, over-the-counter and unlisted common and preferred stocks, warrants, rights, convertible securities, depository receipts, trust certificates, limited partnership interests and equity participations. The Portfolio may invest to a limited extent in equity securities of foreign issuers.

         HOW INVESTMENTS ARE SELECTED. The Portfolio seeks to enhance returns exclusively through the selection of undervalued securities. Based on the insights gained from the fundamental research of the Advisor's equity analysts, the Advisor uses a dividend discount model to value securities and to rank a universe of large and medium capitalization companies within industry sectors according to their relative value. The Advisor then buys and sells securities within each industry sector based on this valuation process.

         In addition, the Advisor uses its disciplined portfolio construction process to seek to reduce the Portfolio's volatility relative to the S&P 500 Index. The Advisor attempts to match the Portfolio to various risk characteristics of the Index. For instance, the Advisor keeps the industry sector weightings, the average market capitalization and other broad characteristics of the Portfolio comparable to those of the Index and limits the underweighting or overweighting of individual securities relative to their weighting in the Index. Finally, the Portfolio holds a large number of stocks to enhance its diversification.

         THE S&P 500 INDEX. The Index is a market weighted compilation of 500 common stocks selected on a statistical basis by Standard & Poor's. Total return for the Index assumes reinvestment of dividends. The Index is typically composed of issues in the following sectors: industrial, financial, public utilities and transportation. Most stocks that comprise the Index are traded on the New York Stock Exchange, although some are traded on the American Stock Exchange and in the over-the-counter market.

ADDITIONAL INVESTMENT PRACTICES AND RISKS

         WARRANTS AND CONVERTIBLE SECURITIES. Warrants acquired by the Portfolio entitle it to buy common stock at a specified price and time. Warrants are subject to the same market risks as stocks, but may be more volatile in price. The Portfolio's investment in warrants will not entitle it to receive dividends or exercise voting rights and will become worthless if the warrants cannot be profitably exercised before their expiration dates. Convertible debt securities and preferred stock entitle the Portfolio to acquire the issuer's stock by exchange or purchase for a predetermined rate. Convertible securities are subject both to the credit and interest rate risks associated with fixed income securities and to the stock market risk associated with equity securities.

         DEPOSITORY RECEIPTS. Depository receipts are typically issued by a U.S. or foreign bank or trust company and evidence ownership of underlying securities of a U.S. or foreign issuer. Unsponsored programs are organized independently and without the cooperation of the issuer of the underlying securities. As a result, available information concerning the issuer may not be as current as for sponsored depository instruments, and their prices may be more volatile than if they were sponsored by the issuers of the underlying securities.

         INVESTMENTS IN OTHER INVESTMENT COMPANIES. The Portfolio is permitted to invest up to 10% of its total assets in shares of other investment companies and up to 5% of its total assets in any one investment company as long as that investment does not represent more than 3% of the total voting stock of the acquired investment company. Investments in the securities of other investment companies may involve duplication of advisory fees and other expenses.


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         RESTRICTED AND ILLIQUID SECURITIES.  The Portfolio may invest up to 15%
of its net assets in illiquid securities, including certain restricted and private placement securities. The price the Portfolio pays for illiquid securities or receives upon resale may be lower than the price paid or received for similar securities with a more liquid market. Accordingly, the valuation of these securities will reflect any limitations on their liquidity. The Portfolio may also purchase Rule 144A securities eligible for resale to institutional investors without registration under the 1933 Act. These securities may be determined to be liquid in accordance with guidelines established by the Advisor
and  approved  by  the  Trustees.   The  Trustees  will  monitor  the  Advisor's
implementation of these guidelines on a periodic basis.

         MONEY MARKET INSTRUMENTS. The Portfolio is permitted to invest in money market instruments although it intends to stay invested in equity securities to the extent practical in light of its objective. Under normal circumstances, the Portfolio will purchase money market instruments to invest temporary cash balances or to maintain liquidity to meet redemptions. However, the Portfolio may also invest in money market instruments without limitation as a temporary defensive measure taken in the Advisor's judgment during, or in anticipation of, adverse market conditions. These money market instruments include obligations issued or guaranteed by the U.S. Government or any of its agencies and instrumentalities, commercial paper, bank obligations, repurchase agreements and other debt obligations of U.S. and foreign issuers. If a repurchase agreement counterparty defaults on its obligations, the Portfolio may, under some circumstances, be limited or delayed in disposing of the repurchase agreement collateral to recover its investment.

         WHEN-ISSUED AND FORWARD COMMITMENT TRANSACTIONS. The Portfolio may purchase when-issued securities and enter into other forward commitments to purchase or sell securities. The value of securities purchased on a when-issued or forward commitment basis may decline between the purchase date and the settlement date.

         FUTURES AND OPTIONS TRANSACTIONS. The Portfolio may enter into derivative contracts to hedge against fluctuations in securities prices, changes in interest rates or as a substitute for the purchase or sale of securities. The Portfolio may also use derivative contracts for risk management purposes. See Risk Management in Part B. The Portfolio may purchase and sell (write) exchange traded and over-the-counter put and call options on securities and securities indexes, purchase and sell futures contracts on securities and securities indexes and purchase and sell (write) put and call options on futures contracts on securities and securities indexes. Some options and futures strategies, including selling futures contracts, buying puts and writing calls, tend to hedge the Portfolio's investments against price fluctuations. Other strategies, including buying futures contracts, writing puts and buying calls, tend to increase market exposure. Options and futures contracts may be combined with each other in order to adjust the risk and return characteristics of the Portfolio's overall strategy in a manner consistent with the Portfolio's objective and policies.

         All of the Portfolio's transactions in derivative contracts involve a risk of loss or depreciation due to unanticipated adverse changes in securities prices. The Portfolio may incur liabilities to a counterparty in connection with transactions in futures contracts and the writing of options that exceeds the Portfolio's initial investment. The Portfolio may also lose the entire premium paid for purchased options that expire before they can be profitably exercised by the Portfolio. In addition, the Portfolio incurs transaction costs in opening and closing positions in derivative contracts.

         Derivative contracts may sometimes increase or leverage the Portfolio's exposure to a particular market risk thereby increasing the price volatility of the Portfolio. The Portfolio is required to offset the leverage inherent in

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derivative  contracts by maintaining a segregated  account consisting of cash or liquid securities, by holding offsetting portfolio securities or contracts or by covering written options.

         The Portfolio's success in using derivative contracts to hedge portfolio assets depends on the degree of price correlation between the derivative contract and the hedged asset. Imperfect correlation may be caused by several factors, including temporary price disparities among the trading markets for the derivative contract, the assets underlying the derivative contract and the Portfolio's assets.

         During periods of extreme market volatility, a commodity or options exchange may suspend or limit trading in an exchange-traded derivative contract, which may make the contract temporarily illiquid and difficult to price. The Portfolio's ability to terminate over-the-counter derivative contracts may depend on the cooperation of the counterparties to such contracts. For thinly traded derivative contracts, the only source of price quotations may be the selling dealer or counterparty. In addition, derivative securities and over-the-counter derivative contracts involve a risk that the issuer or counterparty will fail to perform its contractual obligations.

         The Portfolio will not engage in a transaction in futures or options on futures for risk management purposes if, immediately thereafter, the sum of initial margin deposits and premiums required to establish risk management positions in futures contracts and options on futures would exceed 5% of the Portfolio's net assets.

         PORTFOLIO SECURITIES LOANS. The Portfolio may lend portfolio securities with a value up to one-third of its net assets. Each loan must be fully collateralized by cash or other eligible assets. The Portfolio may pay reasonable fees in connection with securities loans. The Advisor will evaluate the creditworthiness of prospective institutional borrowers and monitor the adequacy of the collateral to reduce the risk of default by borrowers.

         BORROWING AND REVERSE REPURCHASE AGREEMENTS. The Portfolio may (1) borrow money from banks solely for temporary or emergency (but not for leverage) purposes and (2) enter into reverse repurchase agreements for any purpose. The aggregate amount of such borrowings and reverse repurchase agreements may not exceed one-third of the Portfolio's total assets less liabilities (other than borrowings). For the purposes of the 1940 Act, reverse repurchase agreements are considered a form of borrowing by the Portfolio and, therefore, a form of leverage. Leverage may cause any gains or losses of the Portfolio to be magnified.

         SHORT-TERM TRADING. The Portfolio may sell a portfolio security without regard to the length of time such security has been held if, in the Advisor's view, the security meets the criteria for disposal. The annual portfolio turnover rate of the Portfolio is generally not expected to exceed 100%. A high portfolio turnover rate involves higher costs to the Portfolio in the form of dealer spreads and brokerage commissions. This policy is subject to certain requirements so that certain investors can qualify as regulated investment companies under the Internal Revenue Code of 1986, as amended (the "Code").

         INVESTMENT POLICIES AND RESTRICTIONS. Except as otherwise stated herein, the Portfolio's investment objective, policies and restrictions are not fundamental and may be changed without shareholder approval. The Portfolio is diversified and therefore may not, with respect to 75% of its total assets (i) invest more than 5% of its total assets in the securities of any one issuer, other than U.S. Government securities, or (2) acquire more than 10% of the outstanding voting securities of any one issuer. The Portfolio will not concentrate (invest 25% or more of its total assets) in the securities of issuers in any one industry.

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         For a more detailed discussion of the above investment restrictions, as well as a description of certain other investment restrictions, see Item 13 in Part B.

ITEM 5.  MANAGEMENT OF THE PORTFOLIO TRUST

         The Board of Trustees provides broad supervision over the affairs of the Portfolio Trust. The Portfolio Trust has retained the services of Morgan as investment adviser and administrative services agent. The Portfolio Trust has retained the services of Funds Distributor, Inc. ("FDI") as co-administrator (the "Co-Administrator").

         The Portfolio Trust has not retained the services of a principal underwriter or distributor, since interests in the Portfolio are offered solely in private placement transactions. FDI, acting as agent for the Portfolio, serves as exclusive placement agent of interests in the Portfolio. FDI receives no additional compensation for serving as exclusive placement agent to the Portfolio.

         ADVISOR. The Portfolio has retained the services of Morgan as investment advisor. Morgan provides investment advice and portfolio management services to the Portfolio. Subject to the supervision of the Trustees, Morgan makes the Portfolio's day-to-day investment decisions, arranges for the execution of portfolio transactions and generally manages the Portfolio's investments.

         Morgan, with principal offices at 60 Wall Street, New York, New York 10260, is a New York trust company that conducts a general banking and trust business. Morgan is a wholly owned subsidiary of J.P. Morgan & Co. Incorporated ("J.P. Morgan"), a bank holding company organized under the laws of Delaware. Through offices in New York City and abroad, J.P. Morgan, through the Advisor and other subsidiaries, offers a wide range of services to governmental, institutional, corporate and individual customers and acts as investment advisor to individual and institutional clients with combined assets under management of over $197 billion (of which the Advisor advises over $30 billion).

         Morgan uses a sophisticated, disciplined, collaborative process for managing all asset classes. For equity portfolios, this process utilizes fundamental research, systematic stock selection and disciplined portfolio construction. Morgan believes that the market price of a security will, over time, move towards its fundamental value, notwithstanding short-term fluctuations in price. Morgan maintains an active presence in all of the world's leading financial markets.

         James C. Wiess, Vice President, is primarily responsible for the day-to-day management and implementation of Morgan's investment process for the Portfolio since its inception. Mr. Wiess has been employed by Morgan since 1992. Prior to 1992, he worked for Oppenheimer & Co., Inc.

         As compensation for the services rendered and related expenses borne by Morgan under its investment advisory agreement with the Portfolio, the Portfolio has agreed to pay Morgan a fee which is computed daily and may be paid monthly at the annual rate of 0.35% of the Portfolio's average daily net assets. Investments in the Portfolio are not deposits or obligations of, or guaranteed or endorsed by, Morgan Guaranty Trust Company of New York or any other bank.

         CO-ADMINISTRATOR. Pursuant to a Co-Administration Agreement with the Portfolio Trust, Funds Distributor, Inc. ("FDI") serves as the Co-Administrator for the Portfolio. FDI (i) provides office space, equipment and clerical personnel for maintaining the organization and books and records of the Portfolio; (ii) provides officers for the Portfolio Trust; (iii) files Portfolio regulatory documents and mails Portfolio communications to Trustees and

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investors;  and  (iv)  maintains  related books and records.  See Administrative
Services Agent below.

         For its services under the Co-Administration Agreement, the Portfolio has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The amount allocable to the Portfolio is based on the ratio of its net assets to the aggregate net assets of the Portfolio Trust and certain other registered investment companies subject to similar agreements with FDI.

         ADMINISTRATIVE SERVICES AGENT. Pursuant to an Administrative Services Agreement with the Portfolio Trust, Morgan provides administrative and related services to the Portfolio, including services related to tax compliance, preparation of financial statements, calculation of performance data, oversight of service providers and certain regulatory and Board of Trustees matters.

         Under the Administrative Services Agreement, the Portfolio has agreed to pay Morgan fees equal to its allocable share of an annual complex-wide charge. This charge is calculated daily based on the aggregate net assets of the Portfolio and certain other registered investment companies managed by the Advisor in accordance with the following annual schedule: 0.09% on the first $7 billion of their aggregate average daily net assets and 0.04% of their average daily net assets in excess of $7 billion, less the complex-wide fees payable to FDI.

         PLACEMENT AGENT. FDI, a registered broker-dealer, also serves as the exclusive placement agent for the Portfolio. FDI is a wholly owned indirect subsidiary of Boston Institutional Group, Inc. FDI's principal business address is 60 State Street, Suite 1300, Boston, Massachusetts 02109.

         FUND SERVICES AGREEMENT. Pursuant to an Amended and Restated Portfolio Fund Services Agreement with the Portfolio Trust, Pierpont Group, Inc. ("Pierpont Group"), 461 Fifth Avenue, New York, New York 10017, assists the Trustees in exercising their overall supervisory responsibilities for the affairs of the Portfolio Trust. Pierpont Group provides these services for a fee approximating its reasonable cost. See Item 14 in Part B.

         CUSTODIAN. State Street Bank and Trust Company ("State Street"), 40 King Street West, Toronto, Ontario, Canada M5H 3Y8, serves as the custodian and fund accounting and transfer agent. State Street keeps the books of account for the Portfolio.

         EXPENSES. In addition to the fees payable to the service providers identified above, the Portfolio is responsible for usual and customary expenses associated with its operations. These include, among other things, organization expenses, legal fees, audit and accounting expenses, insurance costs, the compensation and expenses of the Trustees, interest, taxes and extraordinary expenses (such as for litigation), registration fees under foreign securities laws and brokerage commissions.

         Morgan has agreed that it will, at least through October 31, 1998, maintain the Portfolio's total operating expenses at the annual rate of 0.45% of the Portfolio's average daily net assets. This expense limitation does not cover extraordinary expenses during the period.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES

         The Portfolio is a series of the Portfolio Trust, which is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series. Currently, there are five active subtrusts (series) of the Portfolio Trust. Investments in the Portfolio may not be transferred, but an investor may withdraw

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all or any  portion  of its  investment  at any  time at net  asset  value.  The
Declaration of Trust provides that investors in the Portfolio (other investment companies, insurance company separate accounts and common and commingled trust funds) are each liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         Each investor in the Portfolio is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio will vote as a separate class, except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all series. As to any matter which only affects a specific series, only investors in that series are entitled to vote. Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required and has no current intention of holding annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the outstanding interests in the Portfolio) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified percentage of the outstanding interests in the Portfolio. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         The net asset value of the Portfolio is determined each business day other than the holidays listed in Part B ("Portfolio Business Day"). This determination is made once each Portfolio Business Day as of 4:15 p.m. New York time (the "Valuation Time").

         The "net income" of the Portfolio will consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Income includes dividends and interest, including discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized and unrealized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio.

         The end of the Portfolio's fiscal year is June 30.

         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Code, and regulations promulgated thereunder.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code assuming that the investor invested all of its assets in the Portfolio.

        Investor inquiries may be directed to FDI, in care of State Street Cayman Trust Company, Ltd. at Elizabethan Square, Shedden Road, George Town, Grand Cayman, Cayman Islands, B.W.I. ((809) 949-6644).

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ITEM 7.  PURCHASE OF SECURITIES

         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities which are "accredited investors" as defined in Rule 501 under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by the Portfolio Trust. The net asset value of the Portfolio is determined at the Valuation Time on each Portfolio Business Day.

         There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank.)

         The Portfolio may, at its own option, accept securities in payment for investments in its beneficial interests. The securities delivered in kind are valued by the method described in Net Asset Value as of the business day prior to the day the Portfolio receives the securities. Securities may be accepted in payment for beneficial interests only if they are, in the judgment of Morgan, appropriate investments for the Portfolio. In addition, securities accepted in payment for beneficial interests must: (i) meet the investment objective and policies of the Portfolio; (ii) be acquired by the Portfolio for investment and not for resale; (iii) be liquid securities which are not restricted as to transfer either by law or liquidity of market; and (iv) if stock, have a value which is readily ascertainable as evidenced by a listing on a stock exchange, OTC market or by readily available market quotations from a dealer in such securities. The Portfolio reserves the right to accept or reject at its own option any and all securities offered in payment for beneficial interests.

         The Portfolio and FDI reserve the right to cease accepting investments at any time or to reject any investment order.

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day. At the Valuation Time on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected at the Valuation Time on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio at the Valuation Time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of the Valuation Time, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time on the following Portfolio Business Day.

ITEM 8.  REDEMPTION OR REPURCHASE


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         An  investor  in the  Portfolio  may reduce  all or any  portion of its investment at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio Trust. The proceeds of a reduction will be paid by the Portfolio Trust in federal funds normally on the next Portfolio Business Day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange (the "NYSE") is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

         The Portfolio Trust, on behalf of the Portfolio, reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio or the investor's portfolio, as the case may be.

ITEM 9.  PENDING LEGAL PROCEEDINGS

         Not applicable.

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               PART A (THE INTERNATIONAL OPPORTUNITIES PORTFOLIO)

         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT

         The Series Portfolio (the "Portfolio Trust") is an open-end management investment company which was organized as a trust under the laws of the State of New York on June 24, 1994. Beneficial interests of the Portfolio Trust are divided into series, one of which, The International Opportunities Portfolio (the "Portfolio") is described herein. The Portfolio is diversified for purposes of the Investment Company Act of 1940, as amended (the "1940 Act"). Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933 (the "1933 Act"). Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         The Portfolio is advised by Morgan Guaranty Trust Company of New York ("Morgan" or the "Advisor").

         Investments in the Portfolio are not deposits or obligations of, or guaranteed or endorsed by, Morgan or any other bank. Interests in the Portfolio are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency. An investment in the Portfolio is subject to risk, as the net asset value of the Portfolio will fluctuate with changes in the value of the Portfolio's holdings.

         Part B contains more detailed information about the Portfolio, including information related to (i) the investment policies and restrictions of the Portfolio, (ii) the Trustees, officers, Advisor and administrators of the Portfolio, (iii) portfolio transactions, and (iv) rights and liabilities of investors.

         The Portfolio's investment objective is to provide high total return from a portfolio of equity securities of foreign companies in developed and, to a lesser extent, developing markets. Total return consists of realized and unrealized capital gains and losses plus income. The Portfolio invests primarily in common stocks and other equity securities of non-U.S. companies in developed markets, and, to a lesser extent, companies in developing markets.

         The Portfolio is designed for long-term investors who want to invest in an actively managed portfolio of common stocks and other equity securities of non-U.S. companies in developed and, to a lesser extent, developing markets. Investments in issuers in developing or emerging markets may be considered speculative and involve risks not associated with investments in securities of U.S. issuers. An investment in the Portfolio, therefore, may be more volatile than an investment in a portfolio investing only in more developed world markets. The Portfolio does not represent a complete investment program nor is the Portfolio suitable for all investors..

         PRIMARY INVESTMENTS. In normal circumstances, substantially all and at least 65% of the value of the Portfolio's total assets are invested in equity
securities  of  foreign  issuers.   Equity  securities  include  common  stocks,

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preferred stock, warrants, rights,  convertible securities,  trust certificates, limited partnership interests and equity participations. The Portfolio's assets are invested in securities of issuers located in at least three foreign countries. The Portfolio's equity investments may not pay dividends or carry voting rights. The Portfolio's primary equity investments are common stocks of established companies based in developed countries outside the United States. However, the Portfolio will also invest in equity securities of issuers located in developing countries or "emerging markets." The Portfolio invests in securities listed on foreign or domestic securities exchanges and securities traded in foreign or domestic over-the-counter markets, and may invest in certain restricted or unlisted securities.

         The Advisor considers "emerging markets" to be any country which is generally considered to be an emerging or developing country by the World Bank, the International Finance Corporation, the United Nations or its authorities. The Portfolio will focus its emerging market investments in those countries which it believes have strongly developing economies and in which the markets are becoming more sophisticated. An issuer in an emerging market is one that:
(i) has its principal  securities  trading market in an emerging market country;
(ii) is organized under the laws of an emerging market; (iii) derives 50% or more of its total revenue from either goods produced, sales made or services performed in emerging markets; or (iv) has at least 50% of its assets located in emerging markets. See Additional Investment Practices and Risks.

         The Portfolio's investments are primarily quoted in foreign currencies but it may also invest in securities quoted in the U.S. dollar or multinational currency units such as the ECU. Through the use of forward foreign currency exchange contracts, the Advisor actively manages the Portfolio's currency exposure in developed countries. For further information on foreign currency exchange transactions, see Additional Investment Practices and Risks.

         The Portfolio may also invest in money market instruments denominated in U.S. dollars and other currencies, purchase securities on a when-issued or delayed delivery basis, enter into repurchase and reverse repurchase agreements, loan its portfolio securities, purchase certain privately placed securities and enter into certain hedging transactions that may involve options on securities and securities indexes, futures contracts and options on futures contracts. For a discussion of these investments and investment techniques, see Additional Investment Practices and Risks.

         HOW  INVESTMENTS  ARE  SELECTED.  The  Portfolio  seeks to achieve  its investment objective through a combination of country allocation, stock selection and currency management. The Advisor uses a disciplined portfolio construction process to seek to enhance returns and reduce volatility in the market value of the Portfolio. To allocate the Portfolio within developed and developing markets, the Advisor uses fundamental research, quantitative valuation techniques, and experienced judgment, to identify those countries whose equity prices appear most attractive relative to future earnings prospects. Based on this analysis, the Advisor allocates the Portfolio's assets among countries emphasizing those countries with the highest expected returns consistent with overall portfolio liquidity. Under normal circumstances, the Advisor expects that approximately 80% of the value of the Portfolio's equity investments will be in companies in developed markets and 20% in companies in emerging markets. The Advisor may vary this allocation in a manner consistent with the Portfolio's investment objective and current market conditions.

         Using a variety of quantitative valuation techniques and based on analysts' industry expertise, issuers in each country are ranked within industrial sectors according to their relative value. Based on this valuation, the Advisor selects the issuers which appear the most attractive for the Portfolio. The Portfolio will be diversified across industrial sectors in each country.


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         The Advisor manages the Portfolio actively in pursuit of its investment objective. The Portfolio does not expect to trade in securities for short-term profits; however, when circumstances warrant, securities may be sold without regard to the length of time held. To the extent the Portfolio engages in short-term trading, it may incur increased transaction costs. See Short-Term Trading below.

ADDITIONAL INVESTMENT PRACTICES AND RISKS

         INVESTING IN FOREIGN SECURITIES. Investing in the securities of foreign issuers involves risks that are not typically associated with investing in U.S. dollar-denominated securities of domestic issuers. Investments in foreign issuers may be affected by changes in currency rates, changes in foreign or U.S. laws or restrictions applicable to such investments and in exchange control regulations (e.g., currency blockage). A decline in the exchange rate of the currency (i.e., weakening of the currency against the U.S. dollar) in which a portfolio security is quoted or denominated relative to the U.S. dollar would reduce the value of the portfolio security. Commissions on transactions in foreign securities may be higher than those for similar transactions on domestic stock markets. In addition, clearance and settlement procedures may be different in foreign countries and, in certain markets, such procedures have on occasion been unable to keep pace with the volume of securities transactions, thus making it difficult to conduct such transactions.

         Foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to U.S. issuers. There may be less publicly available information about a foreign issuer than about a U.S. issuer. In addition, there is generally less government regulation of foreign markets, companies and securities dealers than in the United States. Foreign securities markets may have substantially less volume than U.S. securities markets and securities of many foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers. Furthermore, with respect to certain foreign countries, there is a possibility of nationalization, expropriation or confiscatory taxation, imposition of withholding taxes on dividend or interest payments, limitations on the removal of funds or other assets, political or social instability or diplomatic developments which could affect investments in those countries.

         INVESTING IN EMERGING MARKETS. Although the Portfolio invests primarily in securities of established issuers based in developed foreign countries, it will also invest in securities of issuers in emerging markets countries, including issuers in Asia, Eastern Europe, Latin and South America and Africa. Investments in securities of issuers in emerging markets countries may involve a high degree of risk and many may be considered speculative. These investments carry all of the risks of investing in securities of foreign issuers to a heightened degree. These heightened risks include (i) greater risks of expropriation, confiscatory taxation, nationalization, and less social, political and economic stability; (ii) limitations on daily price changes and the small current size of the markets for securities of emerging markets issuers and the currently low or nonexistent volume of trading, resulting in lack of liquidity and in price volatility; (iii) certain national policies which may restrict the Portfolio's investment opportunities including limitations on aggregate holdings by foreign investors and restrictions on investing in issuers or industries deemed sensitive to relevant national interests; and (iv) the absence of developed legal structures governing private or foreign investment and private property.

     CURRENCY RISKS. The U.S. dollar value of foreign securities in a foreign currency will vary with changes in currency exchange rates, which can be volatile. Accordingly, changes in the value of these currencies against the U.S. dollar will result in corresponding changes in the U.S. dollar value of the Portfolio's assets quoted in those currencies. Exchange rates are generally

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affected  by the  forces of supply  and  demand  in the  international  currency markets, the relative merits of investing in different countries and the intervention or failure to intervene of U.S. or foreign governments and central banks. Some countries in emerging markets also may have managed currencies, which are not free floating against the U.S. dollar. In addition, emerging markets are subject to the risk of restrictions upon the free conversion of their currencies into other currencies. Any devaluations relative to the U.S. dollar in the currencies in which the Portfolio's securities are quoted would have a detrimental impact on the Portfolio's net asset value.

         FOREIGN CURRENCY EXCHANGE TRANSACTIONS. The Portfolio either enters into currency transactions on a spot (i.e., cash) basis at the prevailing currency exchange rate or uses forward contracts to purchase or sell foreign currencies at a future date. A forward foreign currency exchange contract is an obligation by the Portfolio to purchase or sell a specific currency at a future date at a predetermined price. These contracts are derivative instruments, as their value derives from the spot exchange rates of the currencies underlying the contract. These contracts are entered into in the interbank market directly between currency traders (usually large commercial banks) and their customers. Neither spot transactions nor forward foreign currency exchange contracts eliminate fluctuations in the prices of the Portfolio's securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline.

         The Portfolio may enter into foreign currency exchange transactions in an attempt to protect against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or anticipated securities transactions. The Portfolio may also enter into forward contracts to (i) hedge against a change in foreign currency exchange rates that would cause a decline in the value of existing investments quoted in a foreign currency or (ii) to manage its currency exposure to selected countries. To do this, the Portfolio would enter into a forward contract to sell the foreign currency in which the investment is quoted in exchange for U.S. dollars or in exchange for another foreign currency.

         Although these transactions are intended to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they limit any potential gain that might be realized should the value of the hedged currency increase. In addition, forward contracts that convert a foreign currency into another foreign currency will cause the Portfolio to assume the risk of fluctuations in the value of the currency purchased against the hedged currency and the U.S. dollar. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of such securities between the date the forward contract is entered into and the date it matures. The projection of currency market movements is extremely difficult, and the successful execution of a hedging strategy is highly uncertain.

         DEPOSITORY RECEIPTS. Depository receipts are typically issued by a U.S. or foreign bank or trust company and evidence ownership of underlying securities of a U.S. or foreign issuer. Unsponsored programs are organized independently and without the cooperation of the issuer of the underlying securities. As a result, available information concerning the issuer may not be as current as for sponsored depositary instruments, and their prices may be more volatile than if they were sponsored by the issuers of the underlying securities.

         WARRANTS AND CONVERTIBLE SECURITIES. Warrants acquired by the Portfolio entitle it to buy common stock from the issuer at a specified price and time. Warrants are subject to the same market risks as stocks, but may be more volatile in price. The Portfolio's investment in warrants will not entitle it to receive dividends or exercise voting rights and will become worthless if the warrants cannot be profitably exercised before their expiration dates. Convertible debt

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securities  and  preferred  stock  entitle the Portfolio to acquire the issuer's stock by exchange or purchase for a predetermined rate. Convertible securities are subject both to the credit and interest rate risks associated with fixed
income   securities  and  to  the  stock  market  risk  associated  with  equity securities.

         INVESTMENTS IN OTHER INVESTMENT COMPANIES. The Portfolio is permitted to invest up to 10% of its total assets in shares of investment companies and up to 5% of its total assets in any one investment company as long as that investment does not represent more than 3% of the total voting stock of the acquired investment company. Investments in the securities of other investment companies may involve duplication of advisory fees and other expenses. Certain emerging markets are closed to investment by foreigners. The Portfolio may be able to invest in issuers in certain emerging markets primarily through specifically authorized investment funds.

         RESTRICTED AND ILLIQUID SECURITIES. The Portfolio may invest up to 15% of its net assets in illiquid securities, including certain restricted and private placement securities. The price the Portfolio pays for illiquid securities or receives upon resale may be lower than the price paid or received for similar securities with a more liquid market. Accordingly the valuation of these securities will reflect any limitations on their liquidity. The Portfolio may also purchase Rule 144A securities eligible for resale to institutional investors without registration under the 1933 Act. These securities may be determined to be liquid in accordance with guidelines established by the Advisor and approved by the Trustees. The Trustees will monitor the Advisor's implementation of these guidelines on a periodic basis.

         MONEY MARKET INSTRUMENTS. The Portfolio is permitted to invest in money market instruments although it intends to stay invested in equity securities to the extent practical in light of its objective. Under normal circumstances, the Portfolio will purchase money market instruments to invest temporary cash balances or to maintain liquidity to meet redemptions. However, the Portfolio may also invest in money market instruments without limitation as a temporary defensive measure taken in the Advisor's judgement during, or in anticipation of, adverse market conditions. These money market instruments include obligations issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities, any foreign government or any of its political subdivisions, commercial paper, bank obligations, repurchase agreements and other debt obligations of U.S. and foreign issuers. If a repurchase agreement counterparty defaults on its obligations, the Portfolio may, under some circumstances, be limited or delayed in disposing of the repurchase agreement collateral to recover its investment.

         WHEN-ISSUED AND FORWARD COMMITMENT TRANSACTIONS. The Portfolio may purchase when-issued securities and enter into other forward commitments to purchase or sell securities. The value of securities purchased on a when-issued or forward commitment basis may decline between the purchase date and the settlement date.

         FUTURES AND OPTIONS TRANSACTIONS. The Portfolio may enter into derivative contracts to hedge against fluctuations in securities prices, changes in interest rates or as a substitute for the purchase or sale of securities. The Portfolio may also use derivative contracts for risk management purposes. See Risk Management in Part B. The Portfolio may purchase and sell (write) exchange traded and over-the-counter put and call options on securities and securities indexes, purchase and sell futures contracts on securities and securities indexes and purchase and sell (write) put and call options on futures contracts on securities and securities indexes. Some options and futures strategies, including selling futures contracts, buying puts and writing calls, tend to hedge the Portfolio's investments against price fluctuations. Other strategies, including buying futures contracts, writing puts and buying calls, tend to increase market exposure. Options and futures contracts may be combined with

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each  other in order to  adjust  the  risk  and  return  characteristics  of the
Portfolio's overall strategy in a manner consistent with the Portfolio's objective and policies.

         All of the Portfolio's transactions in derivative contracts involve a risk of loss or depreciation due to unanticipated adverse changes in securities prices. The Portfolio may incur liabilities to a counterparty in connection with transactions in futures contracts and the writing of options that exceeds the Portfolio's initial investment. The Portfolio may also lose the entire premium paid for purchased options that expire before they can be profitably exercised by the Portfolio. In addition, the Portfolio incurs transaction costs in opening and closing positions in derivative contracts.

         Derivative contracts may sometimes increase or leverage the Portfolio's exposure to a particular market risk thereby increasing the price volatility of the Portfolio. The Portfolio is required to offset the leverage inherent in derivative contracts by maintaining a segregated account consisting of cash or liquid securities, by holding offsetting portfolio securities or contracts or by covering written options.

         The Portfolio's success in using derivative contracts to hedge portfolio assets depends on the degree of price correlation between the derivative contract and the hedged asset. Imperfect correlation may be caused by several factors, including temporary price disparities among the trading markets for the derivative contract, the assets underlying the derivative contract and the Portfolio's assets.

         During periods of extreme market volatility, a commodity or options exchange may suspend or limit trading in an exchange-traded derivative contract, which may make the contract temporarily illiquid and difficult to price. The Portfolio's ability to terminate over-the-counter derivative contracts may depend on the cooperation of the counterparties to such contracts. For thinly traded derivative contracts, the only source of price quotations may be the selling dealer or counterparty. In addition, derivative securities and over-the-counter derivative contracts involve a risk that the issuer or counterparty will fail to perform its contractual obligations.

         The Portfolio will not engage in a transaction in futures or options on futures for risk management purposes if, immediately thereafter, the sum of initial margin deposits and premiums required to establish risk management positions in futures contracts and options on futures would exceed 5% of the Portfolio's net assets.

         PORTFOLIO SECURITIES LOANS. The Portfolio may lend portfolio securities with a value up to one-third of its net assets. Each loan must be fully collateralized by cash or other eligible assets. The Portfolio may pay reasonable fees in connection with securities loans. The Advisor will evaluate the creditworthiness of prospective institutional borrowers and monitor the adequacy of the collateral to reduce the risk of default by borrowers.

         BORROWING AND REVERSE REPURCHASE AGREEMENTS. The Portfolio may (1) borrow money from banks solely for temporary or emergency (but not for leverage) purposes and (2) enter into reverse repurchase agreements for any purpose. The aggregate amount of such borrowings and reverse repurchase agreements may not exceed one-third of the Portfolio's total assets less liabilities (other than borrowings). For the purposes of the 1940 Act, reverse repurchase agreements are considered a form of borrowing by the Portfolio and, therefore, a form of leverage. Leverage may cause any gains or losses of the Portfolio to be magnified.

         SHORT-TERM TRADING. The Portfolio may sell a portfolio security without regard to the length of time such security has been held if, in the Advisor's

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view,  the  security  meets the  criteria  for  disposal.  The annual  portfolio turnover rate of the Portfolio is generally not expected to exceed 100%. A high portfolio turnover rate involves higher costs to the Portfolio in the form of dealer spreads and brokerage commissions. This policy is subject to certain requirements so that certain investors can qualify as regulated investment companies under the Internal Revenue Code of 1986, as amended (the "Code").

         INVESTMENT POLICIES AND RESTRICTIONS. Except as otherwise stated herein, the Portfolio's investment objective, policies and restrictions are not fundamental and may be changed without shareholder approval. The Portfolio is diversified and therefore may not, with respect to 75% of its total assets (1) invest more than 5% of its total assets in the securities of any one issuer, other than U.S. Government securities, or (2) acquire more than 10% of the outstanding voting securities of any one issuer. The Portfolio will not concentrate (invest 25% or more of its total assets) in the securities of issuers in any one industry, including any one foreign government.

         For a more detailed discussion of the above investment restrictions, as well as a description of certain other investment restrictions, see Item 13 in Part B.

ITEM 5.  MANAGEMENT OF THE PORTFOLIO TRUST

         The Board of Trustees provides broad supervision over the affairs of the Portfolio Trust. The Portfolio Trust has retained the services of Morgan as investment adviser and administrative services agent. The Portfolio Trust has retained the services of Funds Distributor, Inc. ("FDI") as co-administrator (the "Co-Administrator").

         The Portfolio Trust has not retained the services of a principal underwriter or distributor, since interests in the Portfolio are offered solely in private placement transactions. FDI, acting as agent for the Portfolio, serves as exclusive placement agent of interests in the Portfolio. FDI receives no additional compensation for serving as exclusive placement agent to the Portfolio.

         ADVISOR. The Portfolio has retained the services of Morgan as investment advisor. Morgan provides investment advice and portfolio management services to the Portfolio. Subject to the supervision of the Trustees, Morgan makes the Portfolio's day-to-day investment decisions, arranges for the execution of portfolio transactions and generally manages the Portfolio's investments.

         Morgan, with principal offices at 60 Wall Street, New York, New York 10260, is a New York trust company that conducts a general banking and trust business. Morgan is a wholly owned subsidiary of J.P. Morgan & Co. Incorporated ("J.P. Morgan"), a bank holding company organized under the laws of Delaware. Through offices in New York City and abroad, J.P. Morgan, through the Advisor and other subsidiaries, offers a wide range of services to governmental, institutional, corporate and individual customers and acts as investment advisor to individual and institutional clients with combined assets under management of over $197 billion (of which the Advisor advises over $30 billion).

         Morgan uses a sophisticated, disciplined, collaborative process for managing all asset classes. For equity portfolios, this process utilizes fundamental research, systematic stock selection and disciplined portfolio construction. For foreign equities, the process also utilizes country exposure and for developed countries, currency management. Morgan believes that the market price of a security will, over time, move towards its fundamental value, notwithstanding short-term fluctuations in price. Morgan has managed international equity securities since 1974 and emerging markets equity securities since 1990.


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         The  following   persons  have  been  primarily   responsible  for  the
day-to-day management and implementation of Morgan's investment process for the Portfolio since inception: Paul A. Quinsee, Vice President (employed by Morgan since February 1992, previously Vice President, Citibank N.A. as a portfolio manager of international equity investments), and Rudolph Leuthold, Managing Director (employed by Morgan since prior to 1992 as a portfolio manager of international equity investments).

         As compensation for the services rendered and related expenses borne by Morgan under its investment advisory agreement with the Portfolio, the Portfolio has agreed to pay Morgan a fee which is computed daily and may be paid monthly at the annual rate of 0.60% of the Portfolio's average daily net assets. Investments in the Portfolio are not deposits or obligations of, or guaranteed or endorsed by, Morgan Guaranty Trust Company of New York or any other bank.

         CO-ADMINISTRATOR. Pursuant to a Co-Administration Agreement with the Portfolio Trust, Funds Distributor, Inc. ("FDI") serves as the Co-Administrator for the Portfolio. FDI (i) provides office space, equipment and clerical personnel for maintaining the organization and books and records of the Portfolio; (ii) provides officers for the Portfolio Trust; (iii) files Portfolio regulatory documents and mails Portfolio communications to Trustees and investors; and (iv) maintains related books and records. See Administrative Services Agent below.

         For its services under the Co-Administration Agreement, the Portfolio has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The amount allocable to the Portfolio is based on the ratio of its net assets to the aggregate net assets of the Portfolio Trust and certain other registered investment companies subject to similar agreements with FDI.

         ADMINISTRATIVE SERVICES AGENT. Pursuant to an Administrative Services Agreement with the Portfolio Trust, Morgan provides administrative and related services to the Portfolio, including services related to tax compliance, preparation of financial statements, calculation of performance data, oversight of service providers and certain regulatory and Board of Trustees matters.

         Under the Administrative Services Agreement, the Portfolio has agreed to pay Morgan fees equal to its allocable share of an annual complex-wide charge. This charge is calculated daily based on the aggregate net assets of the Portfolio and certain other registered investment companies managed by the Advisor in accordance with the following annual schedule: 0.09% on the first $7 billion of their aggregate average daily net assets and 0.04% of their average daily net assets in excess of $7 billion, less the complex-wide fees payable to FDI.

         PLACEMENT AGENT. FDI, a registered broker-dealer, also serves as the exclusive placement agent for the Portfolio. FDI is a wholly owned indirect subsidiary of Boston Institutional Group, Inc. FDI's principal business address is 60 State Street, Suite 1300, Boston, Massachusetts 02109.

         FUND SERVICES AGREEMENT. Pursuant to an Amended and Restated Portfolio Fund Services Agreement with the Portfolio Trust, Pierpont Group, Inc. ("Pierpont Group"), 461 Fifth Avenue, New York, New York 10017, assists the Trustees in exercising their overall supervisory responsibilities for the affairs of the Portfolio Trust. Pierpont Group provides these services for a fee approximating its reasonable cost. See Item 14 in Part B.

         CUSTODIAN. State Street Bank and Trust Company ("State Street"), 40 King Street West, Toronto, Ontario, Canada M5H 3Y8, serves as the custodian and fund accounting and transfer agent. State Street keeps the books of account for the Portfolio.

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         EXPENSES.  In  addition to the fees  payable to the  service  providers identified above, the Portfolio is responsible for usual and customary expenses associated with its operations. These include, among other things, organization expenses, legal fees, audit and accounting expenses, insurance costs, the compensation and expenses of the Trustees, interest, taxes and extraordinary expenses (such as for litigation), registration fees under foreign securities laws and brokerage commissions.

         Morgan has agreed that it will, at least through March 31, 1998, maintain the Portfolio's total operating expenses at the annual rate of 1.00% the Portfolio's average daily net assets. This expense limitation does not cover extraordinary expenses during the period.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES

         The Portfolio is a series of the Portfolio Trust, which is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series. Currently, there are five active subtrusts (series) of the Portfolio Trust. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. The Declaration of Trust provides that investors in the Portfolio (other investment companies, insurance company separate accounts and common and commingled trust funds) are each liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         Each investor in the Portfolio is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio will vote as a separate class, except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all series. As to any matter which only affects a specific series, only investors in that series are entitled to vote. Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required and has no current intention of holding annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the outstanding interests in the Portfolio) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified percentage of the outstanding interests in the Portfolio. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         The net asset value of the Portfolio is determined each business day other than the holidays listed in Part B ("Portfolio Business Day"). This determination is made once each Portfolio Business Day as of 4:15 p.m. New York time (the "Valuation Time").

         The "net income" of the Portfolio will consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Income includes dividends and interest, including discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized and unrealized gains or losses on the assets of the Portfolio. All the

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net  income  of  the  Portfolio is allocated pro rata among the investors in the
Portfolio.

         The end of the Portfolio's fiscal year is November 30.

         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Code, and regulations promulgated thereunder.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code assuming that the investor invested all of its assets in the Portfolio.

     Investor inquiries may be directed to FDI, in care of State Street Cayman Trust Company, Ltd. at Elizabethan Square, Shedden Road, George Town, Grand Cayman, Cayman Islands, B.W.I. ((809) 949-6644).

ITEM 7.  PURCHASE OF SECURITIES

         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities which are "accredited investors" as defined in Rule 501 under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by the Portfolio Trust. The net asset value of the Portfolio is determined at the Valuation Time on each Portfolio Business Day.

         There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank.)

         The Portfolio may, at its own option, accept securities in payment for investments in its beneficial interests. The securities delivered in kind are valued by the method described in Net Asset Value as of the business day prior to the day the Portfolio receives the securities. Securities may be accepted in payment for beneficial interests only if they are, in the judgment of Morgan, appropriate investments for the Portfolio. In addition, securities accepted in payment for beneficial interests must: (i) meet the investment objective and policies of the Portfolio; (ii) be acquired by the Portfolio for investment and not for resale; (iii) be liquid securities which are not restricted as to transfer either by law or liquidity of market; and (iv) if stock, have a value which is readily ascertainable as evidenced by a listing on a stock exchange, OTC market or by readily available market quotations from a dealer in such securities. The Portfolio reserves the right to accept or reject at its own option any and all securities offered in payment for beneficial interests.

         The Portfolio and FDI reserve the right to cease accepting investments at any time or to reject any investment order.


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         Each investor in the  Portfolio may add to or reduce its  investment in the Portfolio on each Portfolio Business Day. At the Valuation Time on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of
the  aggregate  beneficial   interests  in  the  Portfolio.   Any  additions  or
reductions, which are to be effected at the Valuation Time on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio at the Valuation Time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of the Valuation Time, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time on the following Portfolio Business Day.

ITEM 8.  REDEMPTION OR REPURCHASE

         An investor in the Portfolio may reduce all or any portion of its investment at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio Trust. The proceeds of a reduction will be paid by the Portfolio Trust in federal funds normally on the next Portfolio Business Day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange (the "NYSE") is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

         The Portfolio Trust, on behalf of the Portfolio, reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio or the investor's portfolio, as the case may be.

ITEM 9.  PENDING LEGAL PROCEEDINGS

         Not applicable.

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                                     PART B

ITEM 10.  COVER PAGE.

         Not applicable.

ITEM 11.  TABLE OF CONTENTS.                           PAGE



General Information and History . . . . . . . . . . .  B-1
Investment Objective and Policies . . . . . . . . . .  B-1
Management of the Portfolio Trust . . . . . . . . . .  B-20
Control Persons and Principal Holder
of Securities . . . . . . . . . . . . . . . . . . . .  B-23
Investment Advisory and Other Services  . . . . . . .  B-24
Brokerage Allocation and Other Practices  . . . . . .  B-28
Capital Stock and Other Securities  . . . . . . . . .  B-30
Purchase, Redemption and Pricing of
Securities  . . . . . . . . . . . . . . . . . . . . .  B-31
Tax Status  . . . . . . . . . . . . . . . . . . . . .  B-32
Underwriters  . . . . . . . . . . . . . . . . . . . .  B-34
Calculations of Performance Data  . . . . . . . . . .  B-34
Financial Statements  . . . . . . . . . . . . . . . .  B-34

ITEM 12.  GENERAL INFORMATION AND HISTORY.

         Not applicable.

ITEM 13.  INVESTMENT OBJECTIVE AND POLICIES.

         References in this Part B to "Part A" are to the Parts A relating to The European Equity Portfolio, The Asia Growth Portfolio The Japan Equity Portfolio, The Disciplined Equity Portfolio and the International Opportunities Portfolio, respectively (each a "Portfolio"; collectively the "Portfolios"). Unless the context otherwise requires, terms defined in Part A have the same meaning in this Part B as in Part A.

         Part A contains additional information about the investment objectives and policies and management techniques of the Portfolios. This Part B should only be read in conjunction with Part A of the registration statement.

         The  following   supplements  the  information   contained  in  Part  A
concerning the investment objectives, policies and techniques of the Portfolios.

         THE ASIA GROWTH PORTFOLIO (the "Asia Growth Portfolio") is designed for long-term investors who want access to the rapidly growing Asian markets. The Advisor considers Asian growth markets to be Bangladesh, China, India, Indonesia, Korea, Malaysia, Pakistan, the Philippines, Sri Lanka, Thailand, Taiwan, Hong Kong and Singapore. The Asia Growth Portfolio's investment objective is to provide a high total return from a portfolio of equity securities consisting of common stocks and other securities with equity characteristics comprised of preferred stock, warrants, rights, convertible securities, trust certificates, limited partnership interests and equity participations (collectively, "Equity Securities") of companies in Asian growth markets. For additional information, see "Appendix B - Investing in Japan and Asian Growth Markets."

         The Asia Growth Portfolio seeks to achieve its investment objective by investing primarily in the Equity Securities of companies in Asian growth

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



markets. Under normal circumstances, the Asia Growth Portfolio expects to invest at least 65% of its total assets in such securities. The Asia Growth Portfolio does not intend to invest in U.S. securities (other than money market instruments), except temporarily, when extraordinary circumstances prevailing at the same time in a significant number of countries considered to be Asian growth markets render investments in such countries inadvisable.

INVESTMENT PROCESS

         Country allocation: Morgan's country allocation decision begins with a forecast of equity risk premiums, which provide a valuation signal by measuring the relative attractiveness of stocks versus bonds. Using a proprietary approach, Morgan calculates this risk premium for each of the nations in the Portfolio's universe, determines the extent of its deviation -- if any -- from its historical norm, and then ranks countries according to the size of these deviations. Countries with high (low) rankings are overweighted (underweighted) to reflect the above-average (below average) attractiveness of their stock markets. In determining weightings, Morgan analyzes a variety of qualitative factors as well -- including the liquidity, earnings momentum and interest rate climate of the market at hand. These qualitative assessments can change the magnitude but not the direction of the country allocations called for by the risk-premium forecast. In an effort to contain risk, Morgan places limits on the total size of the Portfolio's country over- and under-weightings.

         Stock selection: Morgan's six Asian equity analysts focused on Asian markets -- each an industry and country specialist -- forecast normalized, long-term earnings and dividend payouts for approximately 250 companies in this region. These forecasts are converted into comparable expected returns by a dividend discount model, and then companies are ranked from most to least attractive by industry and country, and are grouped into quintiles. A diversified portfolio is constructed using disciplined buy and sell rules. The portfolio manager's objective is to concentrate purchases in the top 20% of the rankings, and to keep sector weightings close to those of the benchmark. Once a stock falls into the third quintile -- because its price has risen or its fundamentals have deteriorated -- it generally becomes a candidate for sale. Where available, warrants and convertibles are purchased when they appear to have the potential to add value over common stock.

         THE EUROPEAN EQUITY PORTFOLIO (the "European Equity Portfolio") is designed for investors who want an actively managed portfolio of European Equity Securities that seeks to outperform the Morgan Stanley Capital International Europe Index which is comprised of more than 500 companies in fourteen European countries. The European Equity Portfolio's investment objective is to provide a high total return from a portfolio of Equity Securities of European companies.

         The European Equity Portfolio seeks to achieve its investment objective by investing primarily in the Equity Securities of European companies. Under normal circumstances, the European Equity Portfolio expects to invest at least 65% of its total assets in such securities. The European Equity Portfolio does not intend to invest in U.S. securities (other than money market instruments), except temporarily, when extraordinary circumstances prevailing at the same time in a significant number of European countries render investments in such countries inadvisable.

INVESTMENT PROCESS

         Country allocation: Morgan's country allocation decision begins with a forecast of equity risk premiums, which provide a valuation signal by measuring the relative attractiveness of stocks versus bonds. Using a proprietary approach, Morgan calculates this risk premium for each of the nations in the Portfolio's universe, determines the extent of its deviation -- if any -- from its historical norm, and then ranks countries according to the size of those

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



deviations. Countries with high (low) rankings are overweighted (underweighted) in comparison to the Morgan Stanley Capital International Europe Index to reflect the above-average (below-average) attractiveness of their stock markets. In determining weightings, Morgan analyzes a variety of qualitative factors as well -- including the liquidity, earnings momentum and interest rate climate of the market at hand. These qualitative assessments can change the magnitude but not the direction of the country allocations called for by the risk-premium forecast. In an effort to contain risk, Morgan place limits on the total size of the Portfolio's country over- and under-weightings.

         Stock selection: Morgan's 15 European equity analysts, each an industry and country specialist, forecast normalized earnings and dividend payouts for roughly 600 companies, taking a long-term perspective rather than the short time frame common to consensus estimates. The analysts' forecasts are converted into comparable expected returns by a dividend discount model, and then companies are ranked from most to least attractive by industry and country. A diversified portfolio is constructed using disciplined buy and sell rules. The portfolio manager's objective is to concentrate purchases in the top third of the rankings, and to keep sector weightings close to those of the benchmark. Once a stock falls into the bottom third of the rankings -- because its price has risen or its fundamentals have deteriorated -- it generally becomes candidate for sale.

         THE JAPAN EQUITY PORTFOLIO (the "Japan Equity Portfolio") is designed for investors who want an actively managed portfolio of Japanese Equity Securities that seeks to outperform the Tokyo Stock Price Index (TOPIX), a composite market-capitalization weighted-index of all common stocks listed on the First Section of the Tokyo Stock Exchange. The Japan Equity Portfolio's investment objective is to provide a high total return from a portfolio of Equity Securities of Japanese companies. For additional information, see "Appendix B - Investing in Japan and Asian Growth Markets."

         The Japan Equity Portfolio seeks to achieve its investment objective by investing primarily in the Equity Securities of Japanese companies. Under normal circumstances, the Japan Equity Portfolio expects to invest at least 65% of its total assets in such securities. The Japan Equity Portfolio does not intend to invest in U.S. securities (other than money market instruments), except temporarily, when extraordinary circumstances prevailing in Japan render investments there inadvisable.

INVESTMENT PROCESS

         Systematic valuation: Morgan's ten Japanese equity analysts in Tokyo -- each an industry specialist -- follow a total of over 300 Japanese companies. The most attractive names in that universe are identified by a multifactor model which screens for low price/earnings ratios, high earnings growth rates and high sales/price ratios. Within each sector, this subset of the universe is ranked by these three measures and broken into quintiles; the companies in the top quintile are considered the most attractive ones from both a growth and valuation viewpoint. To provide an additional check on the valuation of selected companies, the analysts prepare normalized, long-term earnings and dividend forecasts which are converted into comparable expected returns by a dividend discount model.

         Warrant/convertible strategy: Once a company has been identified as a buy candidate, the portfolio manager analyzes the yields on the company's available equity vehicles -- stocks, warrants and convertibles -- to determine which appears the most attractive means of purchase. In an effort to enhance potential returns, the Portfolio also trades among these vehicles -- a strategy that seeks to capitalize on the inefficiencies that pervade the Japanese equity market. If the Portfolio invests in a warrant, it will set aside cash in an amount approximately equal to the difference in the price of the warrant and the market

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



value of the underlying common stock. The cash is invested in money market instruments.

         Disciplined portfolio construction: The Portfolio is constructed using disciplined buy and sell rules. The portfolio manager's objective is to concentrate purchases in the top 20% of the rankings; the specific companies selected reflect the portfolio manager's judgment concerning the liquidity of an issue, the soundness of the underlying forecasts, and the magnitude of the risks versus the rewards. Once a stock falls into the third quintile -- because its price has risen or its fundamentals have deteriorated it generally becomes a sale candidate. The portfolio manager strives to hold sector weightings close to those of the benchmark in an effort to contain risk.

         The following discussion supplements the information regarding the investment objective of each of the Portfolios and the policies to be employed to achieve this objective as set forth above and in the Part A.

         THE DISCIPLINED EQUITY PORTFOLIO (the "Disciplined Equity Portfolio") is designed for investors seeking enhanced total return relative to that of large and medium sized companies, typically represented by the S&P 500 Index. The Disciplined Equity Portfolio's investment objective is to provide high total return from a broadly diversified portfolio of equity securities.

         The Portfolio invests primarily in a diversified portfolio of common stocks and other equity securities. Under normal circumstances, the Portfolio expects to invest at least 65% of its total assets in such securities.

INVESTMENT PROCESS

         Fundamental research: Morgan's 20 domestic equity analysts, each an industry specialist with an average of 13 years of experience, follow 600 medium and large capitalization U.S. companies. Their research goal is to forecast intermediate-term earnings and prospective dividend growth rates for the most attractive companies among those researched.

         Systematic valuation: The analysts' forecasts are converted into comparable expected returns using a proprietary dividend discount model, which calculates the intermediate-term earnings by comparing a company's current stock price with the "fair value" price forecasted by the estimated intermediate-term earnings power. Within each sector, companies are ranked by their expected return and grouped into quintiles: those with the highest expected returns (Quintile 1) are deemed the most undervalued relative to their long-term earnings power, while those with the lowest expected returns (Quintile 5) are deemed the most overvalued.

         Disciplined portfolio construction: A broadly diversified portfolio is constructed using disciplined buy and sell rules. Purchases are allocated among stocks in the first three quintiles. The stocks selected reflect the portfolio manager's judgment concerning the soundness of the underlying forecasts, the likelihood that a perceived misvaluation will be corrected within a reasonable time frame, and the manager's estimate of the magnitude of the risks versus the potential rewards. A stock that falls into the fourth and fifth quintiles generally becomes a candidate for sale, either because its price has risen or its fundamentals have deteriorated. The Portfolio's sector weightings are matched to those of the S&P 500 Index, reflecting Morgan's belief that its research has the potential to add value at the individual stock level, but not at the sector level. Morgan also controls the Portfolio's exposure to style and theme bets and maintains near-market security weightings in individual security holdings. This process results in an investment portfolio containing 250-300 stocks.

         THE   INTERNATIONAL   OPPORTUNITIES   PORTFOLIO   (the   "International
Opportunities Portfolio") is designed for long-term investors who want to invest in an actively

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managed  portfolio  of common  stocks and other  equity  securities  of non-U.S.
companies, including companies located in emerging markets. The International Opportunities Portfolio's investment objective is to provide a high total return from a portfolio of equity securities of foreign companies in developed and, to a lesser extent, developing markets.

         The Portfolio invests primarily in common stocks and other equity securities of non-U.S. issuers in developed and developing countries. Under normal circumstances, the Portfolio expects to invest at least 65% of its total assets in such securities. The Portfolio does not intend to invest in U.S. securities (other than money market instruments), except temporarily, when extraordinary circumstances prevailing at the same time in a significant number of foreign countries render investments in such countries inadvisable.

INVESTMENT PROCESS

         Country allocation (developed countries): Morgan's country allocation decision for securities issued in developed countries begins with a forecast of equity risk premiums, which provide a valuation signal by measuring the relative attractiveness of stocks versus bonds. Using a proprietary approach, Morgan calculates this risk premium for each of the developed countries in the Portfolio's universe, determines the extent of its deviation -- if any -- from its historical norm, and then ranks countries according to the size of those deviations. Countries with high (low) rankings are emphasized (deemphasized) to reflect the above-average (below-average) attractiveness of their stock markets. In determining these weightings, Morgan analyzes a variety of qualitative factors as well -- including the liquidity, earnings momentum and interest rate climate of the market at hand. These qualitative assessments can change the magnitude but not the direction of the country allocations called for by the risk premium forecast.

         Country allocation (emerging countries): Morgan's country allocation decision for emerging markets securities begins with a forecast of the expected return of each emerging market in the Portfolio's universe. These expected returns are calculated using a proprietary valuation method that is forward looking in nature rather than based on historical data. Morgan then evaluates these expected returns from two different perspectives: first, it identifies those countries that have high real expected returns relative to their own history and other nations in their universe. Second, it identifies those countries that it expects will provide high returns relative to their currency risk. Countries that rank highly on one or both of these scores are overweighted, while those that rank poorly are underweighted.

         Stock selection: Morgan's 44 international equity analysts and 12 emerging market equity analysts, each an industry and country specialist, forecast normalized earnings, dividend payouts and cash flows for roughly 1,000 non-U.S. companies -- taking a long-term perspective rather than the short time frame common to consensus estimates. These forecasts are converted into comparable expected returns by a dividend discount model, and then companies are ranked from most to least attractive by industry and country. A diversified portfolio is constructed using disciplined buy and sell rules. The portfolio manager's objective is to concentrate the Portfolio's purchases in the stocks deemed most undervalued. Stocks generally become a candidate for sale when they fall into the bottom half of Morgan's rankings. Where available, warrants and convertibles may be purchased instead of common stock if they are deemed a more attractive means of investing in an undervalued company.

         Currency management: Morgan actively manages the currency exposure of the Portfolio's investments in developed countries, in conjunction with country and stock allocation, with the goal of protecting and possibly enhancing the Portfolio's return. Morgan's currency decisions are supported by a proprietary tactical mode which forecasts currency movements based on an analysis of four fundamental

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



factors -- trade balance trends, purchasing power parity, real short-term interest differentials and real bond yields -- plus a technical factor designed to improve the timing of transactions. Combining the output of this model with a subjective assessment of economic, political and market factors, Morgan's currency group recommends currency strategies that are implemented in conjunction with the Portfolio's investment strategy.

MONEY MARKET INSTRUMENTS

     As discussed in Part A, each Portfolio may invest in money market instruments to the extent consistent with its investment objective and policies. A description of the various types of money market instruments that may be purchased by the Portfolios appears below. Also see "Quality and Diversification Requirements."

         U.S. TREASURY SECURITIES. Each of the Portfolios may invest in direct obligations of the U.S. Treasury, including Treasury bills, notes and bonds, all of which are backed as to principal and interest payments by the full faith and credit of the United States.

         ADDITIONAL U.S. GOVERNMENT OBLIGATIONS. Each of the Portfolios may invest in obligations issued or guaranteed by U.S. Government agencies or instrumentalities. These obligations may or may not be backed by the "full faith and credit" of the United States. In the case of securities not backed by the full faith and credit of the United States, each Portfolio must look principally to the federal agency issuing or guaranteeing the obligation for ultimate repayment, and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitments. Securities in which each Portfolio may invest that are not backed by the full faith and credit of the United States include, but are not limited to, obligations of the Tennessee Valley Authority, the Federal Home Loan Mortgage Corporation and the U.S. Postal Service, each of which has the right to borrow from the U.S. Treasury to meet its obligations, and obligations of the Federal Farm Credit System and the Federal Home Loan Banks, both of whose obligations may be satisfied only by the individual credits of each issuing agency. Securities which are backed by the full faith and credit of the United States include obligations of the Government National Mortgage Association, the Farmers Home Administration and the Export-Import Bank.

     FOREIGN GOVERNMENT OBLIGATIONS. Each of the Portfolios, subject to its applicable investment policies, may also invest in short-term obligations of foreign sovereign governments or of their agencies, instrumentalities, authorities or political subdivisions. These securities may be denominated in the U.S. dollar or in another currency. See Foreign Investments.

         BANK OBLIGATIONS. Each of the Portfolios, unless otherwise noted in the Part A or below, may invest in negotiable certificates of deposit, time deposits and bankers' acceptances of (i) banks, savings and loan associations and savings banks which have more than $2 billion in assets and are organized under the laws of the United States or any state, (ii) foreign branches of these banks or of foreign banks (Euros) and (iii) U.S. branches of foreign banks (Yankees). The Portfolio will not invest in obligations for which the Advisor, or any of its affiliated persons, is the ultimate obligor or accepting bank. The Portfolio may also invest in obligations of international banking institutions designated or supported by national governments to promote economic reconstruction, development or trade between nations (e.g., the European Investment Bank, the Inter-American Development Bank, or the World Bank).

     COMMERCIAL PAPER. Each of the Portfolios may invest in commercial paper, including master demand obligations. Master demand obligations are obligations that provide for a periodic adjustment in the interest rate paid and permit daily changes in the amount borrowed. Master demand obligations are governed by

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agreements between the issuer and the Advisor acting as agent, for no additional fee, in its capacity as investment advisor to the Portfolios and as fiduciary for other clients for whom it exercises investment discretion. The monies loaned to the borrower come from accounts managed by the Advisor or its affiliates, pursuant to arrangements with such accounts. Interest and principal payments are credited to such accounts. The Advisor, acting as a fiduciary on behalf of its clients, has the right to increase or decrease the amount provided to the borrower under an obligation. The borrower has the right to pay without penalty all or any part of the principal amount then outstanding on an obligation together with interest to the date of payment. Since these obligations typically provide that the interest rate is tied to the Federal Reserve commercial paper composite rate, the rate on master demand obligations is subject to change. Repayment of a master demand obligation to participating accounts depends on the ability of the borrower to pay the accrued interest and principal of the obligation on demand which is continuously monitored by the Advisor. Since master demand obligations typically are not rated by credit rating agencies, a Portfolio may invest in such unrated obligations only if at the time of an investment the obligation is determined by the Advisor to have a credit quality
which  satisfies  the  Portfolio's   quality   restrictions.   See  Quality  and
Diversification Requirements. Although there is no secondary market for master demand obligations, such obligations are considered by the Portfolios to be liquid because they are payable upon demand. The Portfolios do not have any specific percentage limitation on investments in master demand obligations.

     REPURCHASE AGREEMENTS. Each of the Portfolios may enter into repurchase agreements with brokers, dealers or banks that meet the credit guidelines approved by the Portfolio Trust's Trustees. In a repurchase agreement, a Portfolio buys a security from a seller that has agreed to repurchase the same security at a mutually agreed upon date and price. The resale price normally is in excess of the purchase price, reflecting an agreed upon interest rate. This interest rate is effective for the period of time the Portfolio is invested in the agreement and is not related to the coupon rate on the underlying security. A repurchase agreement may also be viewed as a fully collateralized loan of money by a Portfolio to the seller. The period of these repurchase agreements will usually be short, from overnight to one week, and at no time will the Portfolios invest in repurchase agreements for more than thirteen months. The securities which are subject to repurchase agreements, however, may have maturity dates in excess of thirteen months from the effective date of the repurchase agreement. Each Portfolio always will receive securities as collateral whose market value is, and during the entire term of the agreement remains, at least equal to 100% of the dollar amount invested by the Portfolio in each agreement plus accrued interest, and the Portfolio will make payment for such securities only upon physical delivery or upon evidence of book entry transfer to the account of the Portfolio's custodian (the "Custodian").

         Each of the Portfolios may make investments in other debt securities with remaining effective maturities of not more than thirteen months, including without limitation corporate and foreign bonds, asset-backed securities and other obligations described herein or in Part A.

CORPORATE BONDS AND OTHER DEBT SECURITIES

         As discussed in Part A, the European Equity Portfolio may invest in bonds and other debt securities of domestic and foreign issuers to the extent consistent with its investment objective and policies. A description of these investments appears in Part A and below. See Quality and Diversification Requirements. For information on short-term investments in these securities, see "Money Market Instruments."

         ASSET-BACKED SECURITIES. Asset-backed securities directly or indirectly represent a participation interest in, or are secured by and payable from, a stream of payments generated by particular assets such as motor vehicle or credit

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card  receivables.  Payments of principal  and interest may be  guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution unaffiliated with the entities issuing the securities. The asset-backed securities in which a Portfolio may invest are subject to the Portfolio's overall credit requirements. However, asset-backed securities, in general, are subject to certain risks. Most of these risks are related to limited interests in applicable collateral. For example, credit card debt receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts on credit card debt thereby reducing the balance due. Additionally, if the letter of credit is exhausted, holders of asset-backed securities may also experience delays in payments or losses if the full amounts due on underlying sales contracts are not realized. Because asset-backed securities are relatively new, the market experience in these securities is limited and the market's ability to sustain liquidity through all phases of the market cycle has not been tested.

EQUITY INVESTMENTS

         As discussed in Part A, the Portfolios invest primarily in Equity Securities. The Equity Securities in which the Portfolios invest include those listed on any domestic or foreign securities exchange or traded in the over-the-counter (OTC) market as well as certain restricted or unlisted securities. A discussion of the various types of equity investments which may be purchased by these Portfolios appears in Part A and below. See Quality and Diversification Requirements.

         EQUITY SECURITIES. The Equity Securities in which the Portfolios may invest may or may not pay dividends and may or may not carry voting rights. Common stock occupies the most junior position in a company's capital structure.

         The convertible securities in which the Portfolios may invest include any debt securities or preferred stock which may be converted into common stock or which carry the right to purchase common stock. Convertible securities entitle the holder to exchange the securities for a specified number of shares of common stock, usually of the same company, at specified prices within a certain period of time.

         The terms of any convertible security determine its ranking in a company's capital structure. In the case of subordinated convertible debentures, the holders' claims on assets and earnings are subordinated to the claims of other creditors, and are senior to the claims of preferred and common shareholders. In the case of convertible preferred stock, the holders' claims on assets and earnings are subordinated to the claims of all creditors and are senior to the claims of common shareholders.

COMMON STOCK WARRANTS

         The Portfolios may invest in common stock warrants that entitle the holder to buy common stock from the issuer of the warrant at a specific price (the strike price) for a specific period of time. The market price of warrants may be substantially lower than the current market price of the underlying common stock, yet warrants are subject to similar price fluctuations. As a result, warrants may be more volatile investments than the underlying common stock.

         Warrants generally do not entitle the holder to dividends or voting rights with respect to the underlying common stock and do not represent any rights in the assets of the issuer company. A warrant will expire worthless if it is not exercised on or prior to the expiration date.


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FOREIGN INVESTMENTS

         Each of the Portfolios, except the Disciplined Equity Portfolio makes substantial investments in foreign countries. The Disciplined Equity Portfolio may invest in certain foreign securities and does not expect to invest more than 5% of its total assets at the time of purchase in securities of foreign issuers. Foreign investments may be made directly in securities of foreign issuers or in the form of American Depositary Receipts ("ADRs") and European Depositary Receipts ("EDRs"). Generally, ADRs and EDRs are receipts issued by a bank or trust company that evidence ownership of underlying securities issued by a foreign corporation and that are designed for use in the domestic, in the case of ADRs, or European, in the case of EDRs, securities markets.

         Since investments in foreign securities may involve foreign currencies, the value of a Portfolio's assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in currency rates and in exchange control regulations, including currency blockage. Each of the Portfolios may enter into forward commitments for the purchase or sale of foreign currencies in connection with the settlement of foreign securities transactions or to manage the Portfolio's currency exposure related to foreign investments as described in the relevant Part A. The Portfolios will not enter into such commitments for speculative purposes.

         The International Opportunities and Asia Growth Portfolios may also invest in countries with emerging economies or securities markets. Political and economic structures in many of such countries may be undergoing significant evolution and rapid development, and such countries may lack the social, political and economic stability characteristic of more developed countries. Certain of such countries may have in the past failed to recognize private property rights and have at times nationalized or expropriated the assets of private companies. As a result, the risks described above, including the risks of nationalization or expropriation of assets, may be heightened. In addition, unanticipated political or social developments may affect the values of a
Portfolio's investments in those countries and the availability to such Portfolio of additional investments in those countries. The small size and inexperience of the securities markets in certain of such countries and the limited volume of trading in securities in those countries may make a Portfolio's investments in such countries illiquid and more volatile than investments in more developed countries, and such Portfolio may be required to establish special custodial or other arrangements before making certain investments in those countries. There may be little financial or accounting information available with respect to issuers located in certain of such countries, and it may be difficult as a result to assess the value or prospects of an investment in such issuers.

         For a description of the risks associated with investing in foreign securities, see Risk Factors and Additional Investment Information in Part A.

         INVESTING IN JAPAN. Investing in Japanese securities may involve the risks associated with investing in foreign securities generally. In addition, because the Japan Equity and International Opportunities Portfolios invest in Japan, they will be subject to the general economic and political conditions in Japan. It is not expected that the Asia Growth Portfolio will invest in Japan (see "Investment Objective and Policies" in the relevant Part A).

         Share prices of companies listed on Japanese stock exchanges and on the Japanese OTC market reached historical peaks (which were later referred to as the "bubble") as well as historically high trading volumes in 1989 and 1990. Since then, stock prices in both markets decreased significantly. There can be no assurance that additional market corrections will not occur.

         The common stocks of many Japanese companies continue to trade at high price earnings ratios in comparison with those in the United States, even after

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



the recent market decline. Differences in accounting methods make it difficult to compare the earnings of Japanese companies with those of companies in other countries, especially the United States.

         Since the Japan Equity and International Opportunities Portfolios invest in securities denominated in yen, changes in exchange rates between the U.S. dollar and the yen affect the U.S. dollar value of their respective assets. Although the Japanese economy has grown substantially over the past four decades, recently the rate of growth had slowed substantially. See Foreign Currency Exchange Transactions.

         Japan's success in exporting its products has generated a sizeable trade surplus. Such trade surplus has caused tensions at times between Japan and some of its trading partners. In particular, Japan's trade relations with the United States have recently been the subject of discussion and negotiation between the two nations. The United States has imposed certain measures designed to address trade issues in specific industries. These measures and similar measures in the future may adversely affect the performance of the Japan Equity and International Opportunities Portfolios.

         Japan's economy has typically exhibited low inflation and low interest rates. There can be no assurance that low inflation and low interest rates will continue, and it is likely that a reversal of such factors would adversely affect the Japanese economy. Moreover, the Japanese economy may differ, favorably or unfavorably, from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position.

         Japan has a parliamentary form of government. In 1993 a coalition government was formed which, for the first time since 1955, did not include the Liberal Democratic Party. Since mid-1993, there have been several changes in leadership in Japan. What, if any, effect the current political situation will have on prospective regulatory reforms of the economy in Japan cannot be predicted. Recent and future developments in Japan and neighboring Asian countries may lead to changes in policy that might adversely affect these Portfolios.

ADDITIONAL INVESTMENTS

         WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. Each of the Portfolios may purchase securities on a when-issued or delayed delivery basis. For example, delivery of and payment for these securities can take place a month or more after the date of the purchase commitment. The purchase price and the interest rate payable, if any, on the securities are fixed on the purchase commitment date or at the time the settlement date is fixed. The value of such securities is subject to market fluctuation and for fixed income securities no interest accrues to a Portfolio until settlement takes place. At the time a Portfolio makes the commitment to purchase securities on a when-issued or delayed delivery basis, it will record the transaction, reflect the value each day of such securities in determining its net asset value and, if applicable, calculate the maturity for the purposes of average maturity from that date. At the time of settlement, a when-issued security may be valued at less than the purchase price. To facilitate such acquisitions, each Portfolio will maintain with the Custodian a segregated account with liquid assets, consisting of cash, U.S. Government securities or other appropriate securities, in an amount at least equal to such commitments. On delivery dates for such transactions, each Portfolio will meet its obligations from maturities or sales of the securities held in the segregated account and/or from cash flow. If a Portfolio chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. It is the current policy of each Portfolio (except the Disciplined Equity or International Opportunities Portfolio) not to enter into when-issued

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                                      B-10
commitments exceeding in the aggregate 15% of the market value of the Portfolio's total assets, less liabilities other than the obligations created by when-issued commitments.

         INVESTMENT COMPANY SECURITIES. Securities of other investment companies may be acquired by each of the Portfolios to the extent permitted under the 1940 Act. These limits require that, as determined immediately after a purchase is made, (i) not more than 5% of the value of the Portfolio's total assets will be invested in the securities of any one investment company, (ii) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group, and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Portfolio. As a shareholder of another investment company, a Portfolio would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that the Portfolio bears directly in connection with its own operations.

         REVERSE REPURCHASE AGREEMENTS. Each of the Portfolios may enter into reverse repurchase agreements. In a reverse repurchase agreement, a Portfolio sells a security and agrees to repurchase the same security at a mutually agreed upon date and price. For purposes of the 1940 Act, a reverse repurchase agreement is also considered as the borrowing of money by the Portfolio and, therefore, a form of leverage. The Portfolios will invest the proceeds of borrowings under reverse repurchase agreements. In addition, a Portfolio will enter into a reverse repurchase agreement only when the interest income to be earned from the investment of the proceeds is greater than the interest expense of the transaction. A Portfolio will not invest the proceeds of a reverse repurchase agreement for a period which exceeds the duration of the reverse repurchase agreement. A Portfolio may not enter into reverse repurchase agreements exceeding in the aggregate one-third of the market value of its total assets, less liabilities other than the obligations created by reverse repurchase agreements. Each Portfolio will establish and maintain with the Custodian a separate account with a segregated portfolio of securities in an amount at least equal to its purchase obligations under its reverse repurchase agreements. See Investment Restrictions for the Portfolios' limitation on reverse repurchase agreements and on bank borrowings.

         LOANS OF PORTFOLIO SECURITIES. Each of the Portfolios may lend its securities if such loans are secured continuously by cash or equivalent collateral or by a letter of credit in favor of the Portfolio at least equal at all times to 100% of the market value of the securities loaned, plus accrued interest. While such securities are on loan, the borrower will pay the Portfolio any income accruing thereon. Loans will be subject to termination by the Portfolios in the normal settlement time, generally three business days after notice, or by the borrower on one day's notice. Borrowed securities must be returned when the loan is terminated. Any gain or loss in the market price of the borrowed securities which occurs during the term of the loan inures to a Portfolio and its respective investors. The Portfolios may pay reasonable finders' and custodial fees in connection with a loan. In addition, a Portfolio will consider all facts and circumstances including the creditworthiness of the borrowing financial institution, and no Portfolio will make any loans in excess of one year. The Portfolios will not lend their securities to any officer, Trustee, Director, employee or other affiliate of the Portfolios, the Advisor or the exclusive placement agent unless otherwise permitted by applicable law.

         PRIVATELY PLACED AND CERTAIN UNREGISTERED SECURITIES. Each of the Portfolios may invest in privately placed, restricted, Rule 144A or other unregistered securities as described in Part A.

         As to illiquid investments, a Portfolio is subject to a risk that should the Portfolio decide to sell them when a ready buyer is not available at a price

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



the Portfolio deems representative of their value, the value of the Portfolio's net assets could be adversely affected. Where an illiquid security must be registered under the 1933 Act before it may be sold, a Portfolio may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the time of the decision to sell and the time the Portfolio may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, a Portfolio might obtain a less favorable price than prevailed when it decided to sell.

QUALITY AND DIVERSIFICATION REQUIREMENTS

         Each of the Portfolios, except the Japan Equity Portfolio, intends to meet the diversification requirements of the 1940 Act. To meet these requirements, 75% of the assets of each of these Portfolios is subject to the following fundamental limitations: (1) the Portfolio may not invest more than 5% of its total assets in the securities of any one issuer, except obligations of the U.S. Government, its agencies and instrumentalities, and (2) the Portfolio may not own more than 10% of the outstanding voting securities of any one issuer. As for the other 25% of the Portfolio's assets not subject to the limitation described above, there is no limitation on investment of these assets under the 1940 Act, so that all of such assets may be invested in securities of any one issuer, subject to the limitation of any applicable state securities laws. Investments not subject to the limitations described above could involve an increased risk to a Portfolio should an issuer, or a state or its related entities, be unable to make interest or principal payments or should the market value of such securities decline.

         Although the Japan Equity Portfolio is not limited by the diversification requirements of the 1940 Act, the Portfolio will comply with the diversification requirements imposed by the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company. See Tax Status. To meet these requirements, the Portfolio must diversify its holdings so that, with respect to 50% of the Portfolio's assets, no more than 5% of its assets are invested in the securities of any one issuer other than the U.S. Government at the close of each quarter of the Portfolio's taxable year. The Portfolio may, with respect to the remaining 50% of its assets, invest up to 25% of its assets in the securities of any one issuer (except this limitation does not apply to U.S. Government securities).

         The Portfolios may invest in convertible debt securities for which there are no specific quality requirements. In addition, at the time the Portfolio invests in any commercial paper, bank obligation or repurchase agreement, the issuer must have outstanding debt rated A or higher by Moody's or Standard & Poor's, the issuer's parent corporation, if any, must have outstanding commercial paper rated Prime-1 by Moody's or A-1 by Standard & Poor's, or if no such ratings are available, the investment must be of comparable quality in the Advisor's opinion. At the time the Portfolio invests in any other short-term debt securities, they must be rated A or higher by Moody's or Standard & Poor's, or if unrated, the investment must be of comparable quality in the Advisor's opinion.

         In determining suitability of investment in a particular unrated security, the Advisor takes into consideration asset and debt service coverage, the purpose of the financing, history of the issuer, existence of other rated securities of the issuer and other relevant conditions, such as comparability to other issuers.

OPTIONS AND FUTURES TRANSACTIONS

         EXCHANGE TRADED AND OVER-THE-COUNTER OPTIONS. All options purchased or sold by the Portfolios will be traded on a securities exchange or will be purchased or sold by securities dealers (OTC options) that meet creditworthiness standards approved by the Portfolio's Board of Trustees. While exchange-traded

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



options are obligations of the Options Clearing Corporation, in the case of OTC options, a Portfolio relies on the dealer from which it purchased the option to perform if the option is exercised. Thus, when a Portfolio purchases an OTC option, it relies on the dealer from which it purchased the option to make or take delivery of the underlying securities. Failure by the dealer to do so would result in the loss of the premium paid by the Portfolio as well as loss of the expected benefit of the transaction.

         Provided that the Portfolio Trust has arrangements with certain qualified dealers who agree that a Portfolio may repurchase any option it writes for a maximum price to be calculated by a predetermined formula, a Portfolio may treat the underlying securities used to cover written OTC options as liquid. In these cases, the OTC option itself would only be considered illiquid to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.

         FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. The Portfolios permitted to enter into futures and options transactions may purchase or sell (write) futures contracts and purchase put and call options, including put and call options on futures contracts. In addition, the Portfolios may sell (write) uncovered put and call options on futures. Futures contracts obligate the buyer to take and the seller to make delivery at a future date of a specified quantity of a financial instrument or an amount of cash based on the value of a securities index. Currently, futures contracts are available on various types of fixed income securities, including but not limited to U.S. Treasury bonds, notes and bills, Eurodollar certificates of deposit and on indexes of fixed income securities and indexes of equity securities.

         Unlike a futures contract, which requires the parties to buy and sell a security or make a cash settlement payment based on changes in a financial instrument or securities index on an agreed date, an option on a futures contract entitles its holder to decide on or before a future date whether to enter into such a contract. If the holder decides not to exercise its option, the holder may close out the option position by entering into an offsetting transaction or may decide to let the option expire and forfeit the premium thereon. The purchaser of an option on a futures contract pays a premium for the option but makes no initial margin payments or daily payments of cash in the nature of "variation" margin payments to reflect the change in the value of the underlying contract as does a purchaser or seller of a futures contract.

         The seller of an option on a futures contract receives the premium paid by the purchaser and may be required to pay initial margin. Amounts equal to the initial margin and any additional collateral required on any options on futures contracts sold by a Portfolio are paid by the Portfolio into a segregated account, in the name of the Futures Commission Merchant, as required by the 1940 Act and the SEC's interpretations thereunder.

         COMBINED POSITIONS. The Portfolios permitted to purchase and write options may do so in combination with each other, or in combination with futures or forward contracts, to adjust the risk and return characteristics of the overall position. For example, a Portfolio may purchase a put option and write a call option on the same underlying instrument, in order to construct a combined position whose risk and return characteristics are similar to selling a futures contract. Another possible combined position would involve writing a call option at one strike price and buying a call option at a lower price, in order to reduce the risk of the written call option in the event of a substantial price increase. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

     CORRELATION OF PRICE CHANGES. Because there are a limited number of types of exchange-traded options and futures contracts, it is likely that the standardized options and futures contracts available will not match a Portfolio's

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



current or anticipated investments exactly. A Portfolio may invest in options and futures contracts based on securities with different issuers, maturities or other characteristics from the securities in which it typically invests, which involves a risk that the options or futures position will not track the performance of the Portfolio's other investments.

         Options and futures contracts prices can also diverge from the prices of their underlying instruments, even if the underlying instruments match the Portfolio's investments well. Options and futures contracts prices are affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, or from imposition of daily price fluctuation limits or trading halts. A Portfolio may purchase or sell options and futures contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in a Portfolio's options or futures positions are poorly correlated with its other investments, the positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.

         LIQUIDITY OF OPTIONS AND FUTURES CONTRACTS. There is no assurance a liquid market will exist for any particular option or futures contract at any particular time even if the contract is traded on an exchange. In addition, exchanges may establish daily price fluctuation limits for options and futures contracts and may halt trading if a contract's price moves up or down more than the limit in a given day. On volatile trading days when the price fluctuation limit is reached or a trading halt is imposed, it may be impossible for a Portfolio to enter into new positions or close out existing positions. If the market for a contract is not liquid because of price fluctuation limits or otherwise, it could prevent prompt liquidation of unfavorable positions and could potentially require a Portfolio to continue to hold a position until delivery or expiration regardless of changes in its value. As a result, the Portfolio's access to other assets held to cover its options or futures positions could also be impaired. (See Exchange Traded and Over-the-Counter Options above for a discussion of the liquidity of options not traded on an exchange.)

         POSITION LIMITS. Futures exchanges can limit the number of futures and options on futures contracts that can be held or controlled by an entity. If an adequate exemption cannot be obtained, a Portfolio or the Advisor may be required to reduce the size of its futures and options positions or may not be able to trade a certain futures or options contract in order to avoid exceeding such limits.

         ASSET COVERAGE FOR FUTURES CONTRACTS AND OPTIONS POSITIONS. The Portfolios intend to comply with Section 4.5 of the regulations under the Commodity Exchange Act, which limits the extent to which a Portfolio can commit assets to initial margin deposits and option premiums. In addition, the Portfolios will comply with guidelines established by the SEC with respect to coverage of options and futures contracts by mutual funds, and if the guidelines so require, will set aside appropriate liquid assets in a segregated custodial account in the amount prescribed. Securities held in a segregated account cannot be sold while the futures contract or option is outstanding, unless they are replaced with other suitable assets. As a result, there is a possibility that segregation of a large percentage of a Portfolio's assets could impede portfolio management or the Portfolio's ability to meet redemption requests or other current obligations.

         RISK MANAGEMENT. The Portfolios may employ non-hedging risk management techniques. Examples of risk management strategies include synthetically

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                                      B-14
altering the duration of a portfolio or the mix of securities in a portfolio. For example, if the Advisor wishes to extend maturities in a fixed income portfolio in order to take advantage of an anticipated decline in interest rates, but does not wish to purchase the underlying long-term securities, it might cause the Portfolio to purchase futures contracts on long-term debt securities. Similarly, if the Advisor wishes to decrease fixed income securities or purchase equities, it could cause the Portfolio to sell futures contracts on debt securities and purchase futures contracts on a stock index. Such non-hedging risk management techniques are not speculative, but because they involve leverage include, as do all leveraged transactions, the possibility of losses as well as gains that are greater than if these techniques involved the purchase and sale of the securities themselves rather than their synthetic derivatives.

PORTFOLIO TURNOVER

         Set forth below are the portfolio turnover rates for each of the indicated Portfolios. A rate of 100% indicates that the equivalent of all of the Portfolio's assets have been sold and reinvested in a year. High portfolio turnover may result in the realization of substantial net capital gains or losses. To the extent net short term capital gains are realized, any distributions resulting from such gains are considered ordinary income for federal income tax purposes. See Item 20 below.

THE EUROPEAN EQUITY PORTFOLIO -- For the period March 28, 1995 (commencement of operations) through December 31, 1995: 36%.

THE JAPAN EQUITY PORTFOLIO -- For the period March 28, 1995 (commencement of operations) through December 31, 1995: 60%.

THE ASIA GROWTH PORTFOLIO -- For the period April 5, 1995 (commencement of operations) through December 31, 1995: 70%.

         The estimated annual  portfolio  turnover rate for each of the European
Equity,  Japan  Equity,  Asia  Growth,   Disciplined  Equity  and  International
Opportunities Portfolios generally should not exceed 100%.

INVESTMENT RESTRICTIONS

         The investment restrictions below have been adopted by the Portfolio Trust with respect to each Portfolio. Except where otherwise noted, these investment restrictions are "fundamental" policies which, under the 1940 Act, may not be changed without the vote of a majority of the outstanding voting securities of the Portfolio. A "majority of the outstanding voting securities" is defined in the 1940 Act as the lesser of (a) 67% or more of the voting securities present at a meeting if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (b) more than 50% of the outstanding voting securities. The percentage limitations contained in the restrictions below apply at the time of the purchase of securities.

         Unless Sections 8(b)(1) and 13(a) of the 1940 Act or any SEC or SEC staff interpretations thereof are amended or modified, each of the Asia Growth and European Equity Portfolios may not:

1. Purchase any security if, as a result, more than 25% of the value of the Portfolio's total assets would be invested in securities of issuers having their principal business activities in the same industry. This limitation shall not apply to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities;

2. Borrow money, except that the Portfolio may (i) borrow money from banks for temporary or emergency purposes (not for leveraging purposes) and
         (ii) enter into reverse repurchase agreements for any purpose; provided that

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         (i)  and  (ii)  in  total  do  not  exceed  33 1/3% of the value of the
         Portfolio's  total   assets   (including   the  amount  borrowed)  less
         liabilities (other than borrowings). If at any time any borrowings come to exceed 33 1/3% of the value of the Portfolio's total assets, the Portfolio will reduce its borrowings within three business days to the extent necessary to comply with the 33 1/3% limitation;

3. With respect to 75% of its total assets, purchase any security if, as a result, (a) more than 5% of the value of the Portfolio's total assets would be invested in securities or other obligations of any one issuer; or (b) the Portfolio would hold more than 10% of the outstanding voting securities of that issuer. This limitation shall not apply to Government securities (as defined in the 1940 Act);

4.   Make  loans  to  other  persons,   except  through  the  purchase  of  debt
     obligations, loans of portfolio securities and participation in repurchase agreements;

5. Purchase or sell physical commodities or contracts thereon, unless acquired as a result of the ownership of securities or instruments, but the Portfolio may purchase or sell futures contracts or options (including options on futures contracts, but excluding options or futures contracts on physical commodities) and may enter into foreign currency forward contracts;

6. Purchase or sell real estate, but the Portfolio may purchase or sell securities that are secured by real estate or issued by companies
     (including real estate investment trusts) that invest or deal in real estate;

7. Underwrite securities of other issuers, except to the extent the Portfolio, in disposing of portfolio securities, may be deemed an underwriter within the meaning of the 1933 Act; or

8. Issue senior securities, except as permitted under the 1940 Act or any rule, order or interpretation thereunder.

     Unless Sections 8(b)(1) and 13(a) of the 1940 Act or any SEC or SEC staff interpretations thereof are amended or modified, the Japan Equity Portfolio may not:

1. Purchase any security if, as a result, more than 25% of the value of the Portfolio's total assets would be invested in securities of issuers having their principal business activities in the same industry. This limitation shall not apply to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities;

2. Borrow money, except that the Portfolio may (i) borrow money from banks for temporary or emergency purposes (not for leveraging purposes) and (ii) enter into reverse repurchase agreements for any purpose; provided that (i) and (ii) in total do not exceed 33 1/3% of the value of the Portfolio's total assets (including the amount borrowed) less liabilities (other than borrowings). If at any time any borrowings come to exceed 33 1/3% of the value of the Portfolio's total assets, the Portfolio will reduce its borrowings within three business days to the extent necessary to comply with the 33 1/3% limitation;

3.   Make  loans  to  other  persons,   except  through  the  purchase  of  debt
     obligations, loans of portfolio securities and participation in repurchase agreements;


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4.   Purchase or sell physical commodities or contracts thereon, unless acquired as a result of the ownership of securities or instruments, but the Portfolio may purchase or sell futures contracts or options (including options on futures contracts, but excluding options or futures contracts on
     physical   commodities)   and  may  enter  into  foreign  currency  forward
     contracts;

5. Purchase or sell real estate, but the Portfolio may purchase or sell securities that are secured by real estate or issued by companies
     (including real estate investment trusts) that invest or deal in real estate;

6. Underwrite securities of other issuers, except to the extent the Portfolio, in disposing of portfolio securities, may be deemed an underwriter within the meaning of the 1933 Act; or

7. Issue senior securities, except as permitted under the 1940 Act or any rule, order or interpretation thereunder.

     Unless Sections 8(b)(1) and 13(a) of the 1940 Act or any SEC or SEC staff interpretations thereof, are amended or modified, each of the Disciplined Equity and International Opportunities Portfolios may not:

1. Purchase any security if, as a result, more than 25% its total assets would be invested in securities of issuers in any single industry. This limitation shall not apply to securities issued or guaranteed as to principal or interest by the U.S. Government, its agencies or instrumentalities.

2. Issue senior securities. For purposes of this restriction, borrowing money in accordance with paragraph 3 below, making loans in accordance with paragraph 7 below, the issuance of beneficial interests in multiple classes or series, the purchase or sale of options, futures contracts, forward commitments, swaps and transactions in repurchase agreements are not deemed to be senior securities.

3. Borrow money, except in amounts not to exceed one third of the Portfolio's total assets (including the amount borrowed) (i) from banks for temporary or short-term purposes or for the clearance of transactions, (ii) in connection with redemptions or to finance failed settlements of portfolio trades without immediately liquidating portfolio securities or other assets, (iii) in order to fulfill commitments or plans to purchase additional securities pending the anticipated sale of other portfolio securities or assets and (iv) pursuant to reverse repurchase agreements entered into by the Portfolio.

4. Underwrite the securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, the Portfolio may be deemed to be an underwriter under the 1933 Act.

5. Purchase or sell real estate except that the Portfolio may (i) acquire or lease office space for its own use, (ii) invest in securities of issuers that invest in real estate or interests therein, (iii) invest in securities that are secured by real estate or interests therein, (iv) purchase and sell mortgage-related securities and (v) hold and sell real estate acquired by the Portfolio as a result of the ownership of securities.

6. Purchase or sell commodities or commodity contracts, except the Portfolio may purchase and sell financial futures contracts, options on financial futures contracts and warrants and may enter into swap and forward commitment transactions.

7. Make loans, except that the Portfolio (1) may lend portfolio securities with a value not exceeding one-third of the Portfolio's net assets, (2) enter into repurchase agreements, and (3) purchase all or a portion of an issue of debt

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



     securities (including privately issued debt securities), bank loan partici-pation interests, bank certificates of deposit, bankers' acceptances, debentures or other securities, whether or not the purchase is made upon the original issuance of the securities.

8. With respect to 75% of its total assets, purchase securities of an issuer (other than the U.S. Government, its agencies, instrumentalities or authorities or repurchase agreements collateralized by U.S. Government securities), if:

a. such purchase would cause more than 5% of the Portfolio's total assets to be invested in the securities of such issuer; or

b. such purchase would cause the Portfolio to hold more than 10% of the outstanding voting securities of such issuer.

     (Although permitted to do so by Restriction No. 3 above, the Portfolio has no current intention to engage in borrowing for financial leverage.)

     NON-FUNDAMENTAL INVESTMENT RESTRICTIONS - ALL PORTFOLIOS. The investment restriction described below is not a fundamental policy of each Portfolio and may be changed by the Trustees of the Portfolio Trust. This non-fundamental investment policy requires that each Portfolio may not:

     (i) acquire any illiquid securities, such as repurchase agreements with more than seven days to maturity or fixed time deposits with a duration of over seven calendar days, if as a result thereof, more than 15% of the market value of the Portfolio's total assets would be in investments that are illiquid.

     NON-FUNDAMENTAL INVESTMENT RESTRICTIONS - ASIA GROWTH AND EUROPEAN EQUITY PORTFOLIOS. The investment restrictions described below are not fundamental policies of these Portfolios and may be changed by the Trustees of the Portfolio Trust. These non-fundamental investment policies require that each of these Portfolios may not:

     (i) Acquire securities of other investment companies, except as permitted by the 1940 Act or any rule, order or interpretation thereunder, or in connection with a merger, consolidation, reorganization, acquisition of assets or an offer of exchange;

     (ii) Purchase any security if, as a result, the Portfolio would then have more than 5% of its total assets invested in securities of companies (including predecessors) that have been in continuous operation for fewer than three years;

     (iii) Invest in warrants (other than warrants acquired by the Portfolio as part of a unit or attached to securities at the time of purchase) if, as a result, the investments (valued at the lower of cost or market) would exceed 5% of the value of the Portfolio's net assets or if, as a result, more than 2% of the Portfolio's net assets would be invested in warrants not listed on a recognized U.S. or foreign stock exchange, to the extent permitted by applicable state securities laws;

     (iv) Sell any security short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold or unless it covers such short sales as required by the current rules or positions of the SEC or its staff. Transactions in futures contracts and options shall not constitute selling securities short;

     (v) Purchase securities on margin, but the Portfolio may obtain such short term credits as may be necessary for the clearance of transactions;

     (vi) Purchase or retain securities of any issuer if, to the knowledge of the Portfolio, any of the Portfolio's officers or Trustees or any officer of the

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                                      B-18

Advisor individually owns more than 1/2 of 1% of the issuer's outstanding securities and such persons owning more than 1/2 of 1% of such securities together beneficially own more than 5% of such securities, all taken at market; or
         (vii) Invest in real estate limited partnerships or purchase interests in oil, gas or mineral exploration or development programs or leases.

         NON-FUNDAMENTAL INVESTMENT RESTRICTIONS - JAPAN EQUITY PORTFOLIO. The investment restrictions described below are not fundamental policies of the Japan Equity Portfolio and may be changed by the Trustees of the Portfolio Trust. These non-fundamental investment policies require that the Portfolio may not:

         (i) Acquire securities of other investment companies, except as permitted by the 1940 Act or any rule, order or interpretation thereunder, or in connection with a merger, consolidation, reorganization, acquisition of assets or an offer of exchange;

         (ii) Purchase any security if, as a result, the Portfolio would then have more than 5% of its total assets invested in securities of companies (including predecessors) that have been in continuous operation for fewer than three years;

         (iii) Sell any security short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold or unless it covers such short sales as required by the current rules or positions of the SEC or its staff. Transactions in futures contracts and options shall not constitute selling securities short;

         (iv) Purchase securities on margin, but the Portfolio may obtain such short term credits as may be necessary for the clearance of transactions;

         (v) Purchase or retain securities of any issuer if, to the knowledge of the Portfolio, any of the Portfolio's officers or Trustees or any officer of the Advisor individually owns more than 1/2 of 1% of the issuer's outstanding securities and such persons owning more than 1/2 of 1% of such securities together beneficially own more than 5% of such securities, all taken at market; or

         (vi) Invest in real estate limited partnerships or purchase interests in oil, gas or mineral exploration or development programs or leases.

         NON-FUNDAMENTAL INVESTMENT RESTRICTIONS - DISCIPLINED EQUITY AND INTERNATIONAL OPPORTUNITIES PORTFOLIOS. The investment restrictions described below are not fundamental policies of the Portfolios and may be changed by their respective Trustees. These non-fundamental investment policies require that each Portfolio may not:

         (i) Acquire securities of other investment companies, except as permitted by the 1940 Act or any rule, order or interpretation thereunder, or in connection with a merger, consolidation, reorganization, acquisition of assets or an offer of exchange;

        (ii) Sell any security short, except to the extent permitted by the 1940 Act. Transactions in futures contracts and options shall not constitute selling securities short;

         (iii) Purchase securities on margin, but the Portfolio may obtain such short term credits as may be necessary for the clearance of transactions;

         ALL PORTFOLIOS. There will be no violation of any investment restriction if that restriction is complied with at the time the relevant action is taken notwithstanding a later change in market value of an investment, in net or total assets, in the securities rating of the investment or any other later change.

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                                      B-19

         For purposes of fundamental investment restrictions regarding industry concentration, Morgan may classify issuers by industry in accordance with classifications set forth in the Directory of Companies Filing Annual Reports With The Securities and Exchange Commission or other sources. In the absence of such classification or if Morgan determines in good faith based on its own information that the economic characteristics affecting a particular issuer make it more appropriately considered to be engaged in a different industry, Morgan may classify an issuer accordingly. For instance, personal credit finance companies and business credit finance companies are deemed to be separate industries and wholly owned finance companies are considered to be in the industry of their parents if their activities are primarily related to financing the activities of their parents.

ITEM 14.  MANAGEMENT OF THE PORTFOLIO TRUST.

         The Trustees and officers of the Portfolio Trust, their addresses and principal occupations during the past five years and dates of birth are set forth below. Their titles may have varied during that period. An asterisk indicates that a Trustee is an "interested person" (as defined in the 1940 Act) of the Portfolio.

                              TRUSTEES AND OFFICERS

         FREDERICK S. ADDY--Trustee; Retired; Executive Vice President and Chief Financial Officer from January 1990 to April 1994, Amoco Corporation. His address is 5300 Arbutus Cove, Austin, TX 78746, and his date of birth is January 1, 1932.

         WILLIAM G. BURNS--Trustee; Retired; Former Vice Chairman and Chief Financial Officer, NYNEX. His address is 2200 Alaqua Drive, Longwood, FL 32779, and his date of birth is November 2, 1932.

         ARTHUR C. ESCHENLAUER--Trustee; Retired; Senior Vice President, Morgan Guaranty Trust Company of New York until 1987. His address is 14 Alta Vista Drive, RD #2, Princeton, NJ 08540, and his date of birth is May 23, 1934.

         MATTHEW HEALEY (*)--Trustee; Chairman and Chief Executive Officer; Chairman, Pierpont Group, Inc. ("Pierpont Group") since 1989. His address is Pine Tree Club Estates, 10286 Saint Andrews Road, Boynton Beach, FL 33436, and his date of birth is August 23, 1937.

         MICHAEL P. MALLARDI--Trustee; Retired; Senior Vice President, Capital Cities/ ABC, Inc., and President, Broadcast Group, since 1986. His address is 10 Charnwood Drive, Suffern, NY 10910, and his date of birth is March 17, 1934.

-------------------------

(*) Mr. Healey is an "interested person" of the Portfolio Trust as that term is defined in the 1940 Act.

         Each Trustee is currently paid an annual fee of $65,000 (adjusted as of April 1, 1995) for serving as Trustee of the Master Portfolios (as defined below), The JPM Pierpont Funds, The JPM Institutional Funds and JPM Series Trust and is reimbursed for expenses incurred in connection with service as a Trustee. The Trustees may hold various other directorships unrelated to the Portfolio Trust.

         The compensation paid to each Trustee for the calendar year ended December 31, 1995 is set forth below.

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                                      B-20

NAME OF TRUSTEE     AGGREGATE         PENSION OR            ESTIMATED ANNUAL    TOTAL COMPENSATION FROM THE
                    COMPENSATION      RETIREMENT BENEFITS   BENEFITS            MASTER PORTFOLIOS(*), THE JPM
                    FROM THE PORTFO-  ACCRUED AS PART OF    UPON RETIREMENT     PIERPONT FUNDS AND THE JPM
                    LIO TRUST DURING  PORTFOLIO TRUST                           INSTITUTIONAL FUNDS PAID TO
                    1995              EXPENSES                                  TRUSTEES DURING 1995

Frederick S. Addy,
  Trustee              $10,965          None                     None           $62,500


William G. Burns,      $10,965          None                     None           $62,500
  Trustee


Arthur C. Eschenlauer, $10,965          None                     None           $62,500
  Trustee

Matthew Healey,        $10,965          None                     None           $62,500
  Trustee(**),
  Chairman and Chief
  Executive Officer

Michael P. Mallardi,   $10,965          None                     None           $62,500
  Trustee

------------------------------------

(*) Includes the 5 Portfolios in the Portfolio Trust and 13 other portfolios (collectively the "Master Portfolios") for which Morgan acts as investment advisor.

(**) During 1995, Pierpont Group paid Mr. Healey, in his role as Chairman of Pierpont Group, compensation in the amount of $140,000, contributed $21,000 to a defined contribution plan on his behalf, and paid $20,000 in insurance premiums for his benefit.

         Currently there are 17 investment companies (14 investment companies comprising the Master Portfolios, The JPM Pierpont Funds, The JPM Institutional Funds and JPM Series Trust) in the fund complex.

         The Trustees of the Portfolio Trust are the same as the Trustees of each of the other Master Portfolios, The JPM Pierpont Funds, The JPM Institutional Funds and JPM Series Trust. In accordance with applicable state requirements, a majority of the disinterested Trustees have adopted written procedures reasonably appropriate to deal with potential conflicts of interest arising from the fact that the same individuals are Trustees of the Master Portfolios, The JPM Pierpont Funds and The JPM Institutional Funds, up to and including creating a separate board of trustees.

         The Trustees of the Portfolio Trust, in addition to reviewing actions of the Portfolio Trust's service providers, decide upon matters of general policy. The Portfolio Trust has entered into a Portfolio Fund Services Agreement with Pierpont Group to assist the Trustees in exercising their overall supervisory responsibilities for the Portfolio Trust's affairs. Pierpont Group was organized in July 1989 to provide services for The JPM Pierpont Funds. The Portfolio Trust has agreed to pay Pierpont Group a fee in an amount representing its reasonable costs in performing these services. These costs are periodically reviewed by the Trustees. The aggregate fees paid by each indicated Portfolio during the indicated fiscal years are set forth below:

ASIA GROWTH PORTFOLIO--For the period April 5, 1995 (commencement of operations) through December 31, 1995: $4,788.

EUROPEAN EQUITY PORTFOLIO--For the period March 28, 1995 (commencement of operations) through December 31, 1995: $19,953.

JAPAN  EQUITY   PORTFOLIO--For  the  period  March  28,  1995  (commencement  of operations) through December 31, 1995: $21,727.

         The Portfolio Trust has no employees; its executive officers (listed below), other than the Chief Executive Officer, are provided and compensated by Funds Distributor, Inc. ("FDI"), a wholly owned indirect subsidiary of Boston

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                                      B-21

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Institutional  Group,  Inc. The Portfolio Trust's officers conduct and supervise the business operations of the Portfolio Trust. The Trustees of the Portfolio Trust are equal and sole shareholders of Pierpont Group.

         The officers of the Portfolio Trust, their principal occupations during the past five years and their dates of birth are set forth below. The business address of each of the officers unless otherwise noted is 60 State Street, Suite 1300, Boston, Massachusetts 02109.

     MATTHEW HEALEY; Chief Executive Officer; Chairman, Pierpont Group, since 1989. His address is Pine Tree Club Estates, 10286 Saint Andrews Road, Boynton Beach, FL 33436. His date of birth is August 23, 1937.

     ELIZABETH A. KEELEY; Vice President and Assistant Secretary. Counsel, FDI and Premier Mutual Fund Services, Inc. ("Premier Mutual") and an officer of RCM Capital Funds, Inc., RCM Equity Funds, Inc., Waterhouse Investors Cash Management Fund, Inc. and certain investment companies advised or administered by the Dreyfus Corporation ("Dreyfus"). Prior to September 1995, Ms. Keeley was enrolled at Fordham University School of Law and received her JD in May 1995. Prior to September 1992, Ms. Keeley was an assistant at the National Association for Public Interest Law. Address: FDI, 200 Park Avenue, New York, New York 10166. Her date of birth is September 14, 1969.

     MARIE E. CONNOLLY; Vice President and Assistant Treasurer. President and Chief Executive Officer and Director of FDI, Premier Mutual and an officer of RCM Capital Funds, Inc., RCM Equity Funds, Inc. and certain investment companies advised or administered by Dreyfus. From December 1991 to July 1994, she was President and Chief Compliance Officer of FDI. Prior to December 1991, she served as Vice President and Controller, and later as Senior Vice President of The Boston Company Advisors, Inc. ("TBCA"). Her date of birth is August 1, 1957.

     DOUGLAS C. CONROY; Vice President and Assistant Treasurer. Supervisor of Treasury Services and Administration of FDI and an officer of certain investment companies advised or administered by Dreyfus. From April 1993 to January 1995, Mr. Conroy was a Senior Fund Accountant for Investors Bank & Trust Company. Prior to March 1993, Mr. Conroy was employed as a fund accountant at The Boston Company. His date of birth is March 31, 1969.

     JACQUELINE HENNING; Assistant Secretary and Assistant Treasurer. Managing Director, State Street Cayman Trust Company, Ltd. since October 1994. Prior to October 1994, Mrs. Henning was head of mutual funds at Morgan Grenfell in Cayman and for five years was Managing Director of Bank of Nova Scotia Trust Company (Cayman) Limited from September 1988 to September 1993. Address: P.O. Box 2508 GT, Elizabethan Square, 2nd Floor, Shedden Road, George Town, Grand Cayman, Cayman Islands. Her date of birth is March 24, 1942.

         RICHARD W. INGRAM; President and Treasurer. Senior Vice President and Director of Client Services and Treasury Administration of FDI, Senior Vice President of Premier Mutual and an officer of RCM Capital Funds, Inc., RCM Equity Funds, Inc., Waterhouse Investors Cash Management Fund, Inc. and certain investment companies advised or administered by Dreyfus. From March 1994 to November 1995, Mr. Ingram was Vice President and Division Manager of First Data Investor Services Group, Inc. From 1989 to 1994, Mr. Ingram was Vice President, Assistant Treasurer and Tax Director -- Mutual Funds of The Boston Company. His date of birth is September 15, 1955.

     KAREN JACOPPO-WOOD; Vice President and Assistant Secretary. Assistant Vice President of FDI and an officer of RCM Capital Funds, Inc. and RCM Equity Funds, Inc. From June 1994 to January 1996, Ms. Jacoppo was a Manager, SEC Registration, Scudder, Stevens & Clark, Inc. From 1988 to May 1994, Ms. Jacoppo was a senior paralegal at TBCA. Her date of birth is December 29, 1966.


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     CHRISTOPHER  J.  KELLEY;  Vice  President  and  Assistant  Secretary.  Vice
President and Associate General Counsel of FDI. From April 1994 to July 1996, Mr. Kelley was Assistant Counsel at Forum Financial Group. From 1992 to 1994, Mr. Kelley was employed by Putnam Investments in the Global Fixed Income Group and the Legal Department. His date of birth is December 24, 1964.

     LENORE J. MCCABE; Assistant Secretary and Assistant Treasurer. Assistant Vice President, State Street Bank and Trust Company since November 1994. Assigned as Operations Manager, State Street Cayman Trust Company, Ltd. since February 1995. Prior to November, 1994, employed by Boston Financial Data Services, Inc. as Control Group Manager. Address: P.O. Box 2508 GT, Elizabethan Square, 2nd Floor, Shedden Road, George Town, Grand Cayman, Cayman Islands. Her date of birth is May 31, 1961.

     MARY A. NELSON; Vice President and Assistant Treasurer. Vice President and Manager of Treasury Services and Administration of FDI, an officer of RCM Capital Funds, Inc., RCM Equity Funds, Inc. and certain investment companies advised or administered by Dreyfus. From 1989 to 1994, Ms. Nelson was an Assistant Vice President and client manager for The Boston Company. Her date of birth is April 22, 1964.

     JOHN E. PELLETIER; Vice President and Secretary. Senior Vice President and General Counsel of FDI and Premier Mutual and an officer of RCM Capital Funds, Inc., RCM Equity Funds, Inc., Waterhouse Investors Cash Management Fund, Inc. and certain investment companies advised or administered by Dreyfus. From
February 1992 to April 1994, Mr. Pelletier served as Counsel for TBCA. From August 1990 to February 1992, Mr. Pelletier was employed as an Associate at Ropes & Gray. His date of birth is June 24, 1964.

     JOSEPH F. TOWER III; Vice President and Assistant Treasurer. Senior Vice President, Treasurer and Chief Financial Officer of FDI and Premier Mutual and an officer of Waterhouse Investors Cash Management Fund, Inc. and certain investment companies advised or administered by Dreyfus. From July 1988 to November 1993, Mr. Tower was Financial Manager of The Boston Company. His date of birth is June 13, 1964.

         The Portfolio Trust's Declaration of Trust provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         As of November 30, 1996, the following entities owned the percentages of total outstanding beneficial interests noted below for each of the indicated
Portfolios:

European Equity Portfolio:                  JPM Europe Fund, Ltd., 98.81%

Asia Growth Portfolio:                      JPM Asia Growth Fund, Ltd., 96.52%


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



Japan Equity Portfolio:                     JPM Japan Equity Fund, Ltd., 98.73%

         So long as each of these Funds controls its corresponding Portfolio, it may take actions without the approval of any other holder of beneficial interests in the Portfolio. Each of the Funds has informed the Portfolio Trust that whenever it is requested to vote on matters pertaining to its corresponding Portfolio (other than a vote by the Portfolio to continue the operation of the Portfolio upon the withdrawal of another investor in the Portfolio), it will hold a meeting of its shareholders and will cast its vote as instructed by those shareholders. The officers and Trustees of the Portfolio Trust own none of the outstanding beneficial interests in any Portfolio.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES.

         INVESTMENT ADVISOR. The investment advisor to the Portfolios is Morgan Guaranty Trust Company of New York, a wholly owned subsidiary of J.P. Morgan, a bank holding company organized under the laws of the State of Delaware. The Advisor, whose principal offices are at 60 Wall Street, New York, New York 10260, is a New York trust company which conducts a general banking and trust business. The Advisor is subject to regulation by the New York State Banking Department and is a member bank of the Federal Reserve System. Through offices in New York City and abroad, the Advisor offers a wide range of services, primarily to governmental, institutional, corporate and high net worth individual customers in the United States and throughout the world.

         J.P. Morgan, through the Advisor and other subsidiaries, acts as investment advisor to individuals, governments, corporations, employee benefit plans, mutual funds and other institutional investors with combined assets under management of $197 billion (of which the Advisor advises over $30 billion).

         J.P. Morgan has a long history of service as adviser, underwriter and lender to an extensive roster of major companies and as a financial advisor to national governments. The firm was founded in and has been managing investments since 1913.

         The basis of the Advisor's investment process is fundamental investment research as the firm believes that fundamentals should determine an asset's value over the long term. J.P. Morgan currently employs over 100 full time research analysts in its investment management divisions located in New York, London, Tokyo, Frankfurt, Melbourne and Singapore to cover countries, industries and countries on site. The conclusions of the equity analysts' fundamental research is quantified into a set of projected returns through the use of a dividend discount model. These returns are projected for a number of years to enable analysts to take a long term view. These returns, or normalized earnings, are used to establish relative values among stocks in each industrial sector. This provides the basis for ranking the attractiveness of the companies in an industry according to five distinct quintiles or rankings. This ranking is the basis for determining the stocks purchased and sold in each sector. The Advisor's fixed income investment process is based on analysis of real rates, sector diversification and quantitative and credit analysis.

         The investment advisory services the Advisor provides to the Portfolios are not exclusive under the terms of the Investment Advisory Agreement. The Advisor is free to and does render similar investment advisory services to others. The Advisor serves as investment advisor to personal investors and other investment companies and acts as fiduciary for trusts, estates and employee benefit plans. Certain of the assets of trusts and estates under management are invested in common trust funds for which the Advisor serves as trustee. The accounts which are managed or advised by the Advisor have varying investment objectives and the Advisor invests assets of such accounts in investments substantially similar to, or the same as, those which are expected to constitute the principal investments of the Portfolios. Such accounts are supervised by officers and employees of the

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Advisor  who  may  also be acting in similar capacities for the Portfolios.  See
Item 17.

     Sector weightings are generally similar to a Portfolio's benchmark with the emphasis on security selection as the method to achieve investment performance superior to the benchmark. The benchmarks for the Portfolios are currently: The European Equity Portfolio--the MSCI Europe Index; The Japan Equity Portfolio--the TOPIX; The Asia Growth Portfolio--the MSCI indexes for Hong Kong and Singapore and the International Finance Corporation Investable indexes for China, Indonesia, Malaysia, Philippines, South Korea, Taiwan and Thailand; The Disciplined Equity Portfolio--S&P 500 Index; and The International Opportunities Portfolio--EAFE and MSCI Emerging Markets Free Indexes.

     J.P. Morgan Investment Management Inc., also a wholly-owned subsidiary of J.P. Morgan & Co. Incorporated, is a registered investment adviser under the Investment Advisers Act of 1940, as amended, which manages employee benefit funds of corporations, labor unions and state and local governments and the accounts of other institutional investors, including investment companies. Certain of the assets of employee benefit accounts under its management are invested in commingled pension trust funds for which the Advisor serves as trustee. J.P. Morgan Investment Management Inc. advises the Advisor on investment of the commingled pension trust funds.

         The Portfolios are managed by officers of the Advisor who, in acting for their customers, including the Portfolios, do not discuss their investment decisions with any personnel of J.P. Morgan & Co. Incorporated or any personnel of other divisions of the Advisor or with any of its affiliated persons, with the exception of J.P. Morgan Investment Management Inc.

         As compensation for the services rendered and related expenses such as salaries of advisory personnel borne by the Advisor under the Investment Advisory Agreement, the Portfolio Trust on behalf of each Portfolio has agreed to pay the Advisor a fee, which is computed daily and may be paid monthly, equal to the annual rate of the Portfolio's average daily net assets shown below.

Asia Growth Portfolio:                                        0.80%

European Equity Portfolio:                                    0.65%

Japan Equity Portfolio:                                       0.65%

Disciplined Equity Portfolio:                                 0.35%

International Opportunities Portfolio:                        0.60%

         The table below sets forth for each of the indicated Portfolios listed the advisory fees to the Advisor for the fiscal periods indicated.

ASIA GROWTH PORTFOLIO--For the period April 5, 1995 (commencement of operations) through December 31, 1995: $528,956.

EUROPEAN EQUITY PORTFOLIO--For the period March 28, 1995 (commencement of operations) through December 31, 1995: $1,675,355.

JAPAN  EQUITY   PORTFOLIO--For  the  period  March  28,  1995  (commencement  of operations) through December 31, 1995: $1,777,126.

         The Investment Advisory Agreement provides that it will continue in effect with respect to each Portfolio for a period of two years after execution only if specifically approved annually thereafter (i) by a vote of the holders of a majority of the Portfolio's outstanding securities or by the Portfolio Trust's Trustees and (ii) by a vote of a majority of the Trustees who are not parties to

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the Advisory  Agreement or "interested  persons" as defined by the 1940 Act cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement will terminate automatically if assigned and is terminable with respect to each Portfolio at any time without penalty by a vote of a majority of the Trustees of the Portfolio Trust or by a vote of the holders of a majority of the Portfolio's outstanding securities on 60 days' written notice to Morgan and by Morgan on 90 days' written notice to the Portfolio.

         The Glass-Steagall Act and other applicable laws generally prohibit banks such as Morgan from engaging in the business of underwriting or distributing securities, and the Board of Governors of the Federal Reserve System has issued an interpretation to the effect that under these laws a bank holding company registered under the federal Bank Holding Company Act or certain subsidiaries thereof may not sponsor, organize or control a registered open-end investment company continuously engaged in the issuance of its shares, such as the Portfolio Trust. The interpretation does not prohibit a holding company or a subsidiary thereof from acting as investment advisor and custodian to such an investment company. Morgan believes that it may perform the services for the Portfolios contemplated by the Investment Advisory Agreement without violation of the Glass-Steagall Act or other applicable banking laws or regulations. State laws on this issue may differ from the interpretation of relevant federal law, and banks and financial institutions may be required to register as dealers pursuant to state securities laws. However, it is possible that future changes in either federal or state statutes and regulations concerning the permissible activities of banks or trust companies, as well as further judicial or administrative decisions and interpretations of present and future statutes and regulations, might prevent Morgan from continuing to perform such services for the Portfolios.

         If Morgan were prohibited from acting as investment advisor to any Portfolio, it is expected that the Trustees of the Portfolio Trust would recommend to investors that they approve the Portfolio Trust's entering into a new investment advisory agreement with another qualified investment advisor selected by the Trustees.

         Under a separate agreement, Morgan also provides administrative and related services to the Portfolio Trust (See Administrative Services Agent) in Part A above.

         CO-ADMINISTRATOR. Under the Portfolio Trust's Co-Administration Agreement dated August 1, 1996, FDI serves as the Portfolio Trust's Co-Administrator. The Co-Administration Agreement may be renewed or amended by the Trustees without an investor vote. The Co-Administration Agreement is terminable at any time without penalty by a vote of a majority of the Trustees of the Portfolio Trust on not more than 60 days' written notice nor less than 30 days' written notice to the other party. The Co-Administrator may, subject to the consent of the Trustees of the Portfolio Trust, subcontract for the performance of its obligations, provided, however, that unless the Portfolio Trust expressly agrees in writing, the Co-Administrator shall be fully responsible for the acts and omissions of any subcontractor as it would for its own acts or omissions. See Administrative Services Agent below.

         For its services under the Co-Administration Agreement, the Portfolio Trust has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The amount allocable to the Portfolio Trust is based on the ratio of its net assets to the aggregate net assets of The JPM Pierpont Funds, The JPM Institutional Funds, the Master Portfolios and JPM Series Trust.

         The following administrative fees were paid by each of the indicated Portfolios to Signature Broker-Dealer Services, Inc. ("SBDS") (which provided placement agent and administrative services to the Portfolios prior to August 1,
1996):

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ASIA GROWTH PORTFOLIO--For the period April 5, 1995 (commencement of operations)
through December 31, 1995: $4,037.

EUROPEAN EQUITY PORTFOLIO--For the period March 28, 1995 (commencement of operations) through December 31, 1995: $15,623.

JAPAN  EQUITY   PORTFOLIO--For  the  period  March  28,  1995  (commencement  of operations) through December 31, 1995: $17,418.

         ADMINISTRATIVE SERVICES AGENT. The Portfolio Trust has entered into a Restated Administrative Services Agreement (the "Services Agreement") with Morgan, pursuant to which Morgan is responsible for certain administrative and related services provided to each Portfolio.

         Under the Services Agreement, effective August 1, 1996, the Portfolio Trust has agreed to pay Morgan fees equal to its allocable share of an annual complex- wide charge. This charge is calculated daily based on the aggregate net assets of the Master Portfolios and JPM Series Trust in accordance with the following annual schedule: 0.09% on the first $7 billion of their aggregate average daily net assets and 0.04% of their average daily net assets in excess of $7 billion, less the complex-wide fees payable to FDI. The portion of this charge payable by each Portfolio is determined by the proportionate share that its net assets bear to the total net assets of The JPM Pierpont Funds, The JPM Institutional Funds, the Master Portfolios, the other investors in the Master Portfolios for which Morgan provides similar services and JPM Series Trust.

         Under administrative services agreements in effect with Morgan from December 29, 1995 through July 31, 1996, each Master Portfolio paid Morgan a fee equal to its proportionate share of an annual complex-wide charge. This charge was calculated daily based on the aggregate net assets of the Master Portfolios in accordance with the following schedule: 0.06% of the first $7 billion of the Master Portfolios' aggregate average daily net assets, and 0.03% of the Master Portfolios' aggregate average daily net assets in excess of $7 billion. Prior to December 29, 1995, the Portfolio Trust had entered into a financial and fund accounting services agreement with Morgan, the provisions of which included certain of the activities described above and, prior to September 1, 1995, also included reimbursement of usual and customary expenses. Fee arrangements for administrative services prior to August 1, 1996 did not pertain to the Disciplined Equity and International Opportunities Portfolios. Below are set forth for each of the indicated Portfolios the fees paid to Morgan, net of fee waivers and reimbursements, as services agent.

ASIA GROWTH PORTFOLIO--For the period April 5, 1995 (commencement of operations) through December 31, 1995: $21,823.

EUROPEAN EQUITY PORTFOLIO--For the period March 28, 1995 (commencement of operations) through December 31, 1995: $128,335.

JAPAN  EQUITY   PORTFOLIO--For  the  period  March  28,  1995  (commencement  of operations) through December 31, 1995: $147,974.

         CUSTODIAN AND TRANSFER AGENT. State Street Bank and Trust Company ("State Street"), 40 King Street West, Toronto, Ontario, Canada M5H 3Y8, serves as the Portfolio Trust's custodian and accounting and transfer agent. Pursuant to the Custodian Contract, State Street is responsible for maintaining the books of account and records of portfolio transactions and holding portfolio securities and cash. In the case of foreign assets held outside the United States, the Custodian employs various subcustodians who were approved by the Trustees in accordance with the regulations of the SEC. The Custodian maintains portfolio transaction records, calculates book and tax allocations for the Portfolio Trust and computes the value of the interest of each investor. The Portfolios are responsible for the fees of State Street as the custodian for the Portfolios.

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         INDEPENDENT  ACCOUNTANTS.  The independent accountants of the Portfolio
Trust are Price Waterhouse, LLP, 1177 Avenue of the Americas, New York, New York 10036. Price Waterhouse LLP conducts an annual audit of the financial statements of each of the Portfolios, assists in the preparation and/or review of each Portfolio's federal and state income tax returns and consults with the Portfolio Trust as to matters of accounting and federal and state income taxation.

         EXPENSES. In addition to the fees payable to the service providers identified above, the Portfolio Trust is responsible for usual and customary expenses associated with its operations. Such expenses include organization expenses, legal fees, accounting and audit expenses, insurance costs, the compensation and expenses of the Trustees, registration fees under federal and foreign securities laws, and extraordinary expenses, applicable to the Portfolio Trust. Such expenses also include brokerage expenses. Under fee arrangements prior to September 1, 1995, that included higher fees for financial and fund accounting services, Morgan as service agent was responsible for reimbursements to the Portfolio Trust for SBDS's fees as Administrator and the usual and customary expenses described above (excluding organization and extraordinary expenses, custodian fees and brokerage expenses).

ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

         The Advisor places orders for the Portfolios for all purchases and sales of portfolio securities, enters into repurchase agreements, may enter into reverse repurchase agreements and execute loans of portfolio securities on behalf of the Portfolios. See Item 13 above.

         Fixed income and debt securities and municipal bonds and notes are generally traded at a net price with dealers acting as principal for their own accounts without a stated commission. The price of the security usually includes profit to the dealers. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain securities may be purchased directly from an issuer, in which case no commissions or discounts are paid.

         In connection with portfolio transactions for the Portfolios, the Advisor intends to seek best price and execution on a competitive basis for both purchases and sales of Securities.

         In selecting a broker, the Advisor considers a number of factors including: the price per unit of the security; the broker's reliability for prompt, accurate confirmations and on-time delivery of securities; the firm's financial condition; as well as the commissions charged. A broker may be paid a brokerage commission in excess of that which another broker might have charged for effecting the same transaction if, after considering the foregoing factors, the Advisor decides that the broker chosen will provide the best possible execution. The Advisor monitors the reasonableness of the brokerage commissions paid in light of the execution received. The Trustees of the Portfolio Trust review regularly the reasonableness of commissions and other transaction costs incurred by the Portfolios in light of facts and circumstances deemed relevant from time to time, and, in that connection, will receive reports from the Advisor and published data concerning transaction costs incurred by institutional investors generally. Research services provided by brokers to which the Advisor has allocated brokerage business in the past include economic statistics and forecasting services, industry and company analyses, portfolio strategy services, quantitative data, and consulting services from economists and political analysts. Research services furnished by brokers are used for the benefit of all the Advisor's clients and not solely or necessarily for the benefit of a Portfolio. The Advisor believes that the value of research services received is not determinable and does not significantly reduce its expenses. The Portfolios do not reduce their fee to the Advisor by any amount that might be attributable

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to the value of such  services.  The  portfolio  turnover  rate for The European
Equity Portfolio for the period March 28, 1995 (commencement of operations) through December 31, 1995 was 60%, the portfolio turnover rate for The Asia Growth Portfolio for the period April 5, 1995 (commencement of operations) through December 31, 1995 was 70%, and the portfolio turnover rate for The Japan Equity Portfolio for the period March 28, 1995 (commencement of operations) through December 31, 1995 was 60%.

         Each of the indicated Portfolios paid the following approximate brokerage commissions for the indicated fiscal periods:

ASIA GROWTH PORTFOLIO (December):                             1995:    $27,322.

EUROPEAN EQUITY PORTFOLIO (December):                         1995:    $143,417.

JAPAN EQUITY PORTFOLIO (December):                            1995:    $0.

         Subject to the overriding objective of obtaining the best possible execution of orders, the Advisor may allocate a portion of a Portfolio's brokerage transactions to affiliates of the Advisor. In order for affiliates of the Advisor to effect any portfolio transactions for a Portfolio, the commissions, fees or other remuneration received by such affiliates must be reasonable and fair compared to the commissions, fees, or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time. Furthermore, the Trustees of the Portfolio Trust, including a majority of the Trustees who are not "interested persons," have adopted procedures which are reasonably designed to provide that any commissions, fees, or other remuneration paid to such affiliates are consistent with the foregoing standard.

         The Portfolio Trust's portfolio securities will not be purchased from or through or sold to or through the Exclusive Placement Agent or Advisor or any other "affiliated person" (as defined in the 1940 Act) of the Exclusive Placement Agent or Advisor when such entities are acting as principals, except to the extent permitted by law. In addition, the Portfolios will not purchase securities during the existence of any underwriting group relating thereto of which the Advisor or an affiliate of the Advisor is a member, except to the extent permitted by law.

         On those occasions when the Advisor deems the purchase or sale of a security to be in the best interests of a Portfolio as well as other customers, including other Portfolios, the Advisor, to the extent permitted by applicable laws and regulations may, but is not obligated to, aggregate the securities to be sold or purchased for a Portfolio with those to be sold or purchased for other customers in order to obtain best execution, including lower brokerage commissions if appropriate. In such event, allocation of the securities so purchased or sold as well as any expenses incurred in the transaction will be made by the Advisor in the manner it considers to be most equitable and consistent with its fiduciary obligations to a Portfolio. In some instances, this procedure might adversely affect a Portfolio.

         If a Portfolio effects a closing purchase transaction with respect to an option written by it, normally such transaction will be executed by the same broker-dealer who executed the sale of the option. The writing of options by a Portfolio will be subject to limitations established by each of the exchanges governing the maximum number of options in each class which may be written by a single investor or group of investors acting in concert, regardless of whether the options are written on the same or different exchanges or are held or written in one or more accounts or through one or more brokers. The number of options which a Portfolio may write may be affected by options written by the Advisor for other investment advisory clients. An exchange may order the liquidation of

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positions found to be in excess of these limits, and it may impose certain other sanctions.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.

     Each Portfolio is a subtrust (or series) of the Portfolio Trust, which is organized as a trust under the laws of the State of New York. Under the Portfolio Trust's Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a "Series"), including the Portfolios. Investors in a Series will be held personally liable for the obligations and liabilities of that Series (and of no other Series), subject, however, to indemnification by the Portfolio Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Series than its proportionate beneficial interest in the Series. The
Declaration of Trust also provides that the Portfolio Trust shall maintain appropriate insurance (for example, a fidelity bond and errors and omissions insurance) for the protection of the Portfolio Trust, its investors, Trustees, officers, employees and agents, and covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio Trust itself was unable to meet its obligations.

         Investors in a Series are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of their respective Series only. Upon liquidation or dissolution of a Series, investors are entitled to share pro rata in that Series' (and no other Series) net assets available for distribution to its investors. The Portfolio Trust reserves the right to create and issue additional Series of beneficial interests, in which case the beneficial interests in each new Series would participate equally in the earnings, dividends and assets of that particular Series only (and no other Series). Any property of the Portfolio Trust is allocated and belongs to a specific Series to the exclusion of all other Series. All consideration received by the Portfolio Trust for the issuance and sale of beneficial interests in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds, is held by the Trustees in a separate subtrust (a Series) for the benefit of investors in that Series and irrevocably belongs to that Series for all purposes. Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

         Investments in a Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Series may not be transferred. Certificates representing an investor's beneficial interest in a Series are issued only upon the written request of an investor.

         Each investor is entitled to a vote in proportion to the amount of its investment in each Series. Investors in a Series do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in all outstanding Series may elect all of the Trustees if they choose to do so and in such event other investors would not be able to elect any Trustees. Investors in each Series will vote as a separate class except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect the interest of a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio Trust is not required and has no current intention of holding annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Portfolio Trust's Trustees it is necessary or desirable to submit matters for an investor vote. The Portfolio Trust's Declaration of Trust may be amended without the vote of investors, except that investors have the right to approve by

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affirmative  majority vote any amendment which would affect their voting rights, alter the procedures to amend the Declaration of Trust of the Portfolio Trust, or as required by law or by the Portfolio Trust's registration statement, or as submitted to them by the Trustees. Any amendment submitted to investors which the Trustees determine would affect the investors of any Series shall be authorized by vote of the investors of such Series and no vote will be required of investors in a Series not affected.

         The Portfolio Trust or any Series (including any Portfolio) may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two thirds of its investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Series), except that if the Trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Series) will be sufficient. The Portfolio Trust or any Series (including any Portfolio) may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees by written notice to its investors.

         The Portfolio Trust's Declaration of Trust provides that obligations of the Portfolio Trust are not binding upon the Trustees individually but only upon the property of the Portfolio Trust and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

         Beneficial interests in each Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

         The value of investments listed on a domestic securities exchange, other than options on stock indexes, is generally based on the last sale prices on the New York Stock Exchange at 4:00 P.M. or, in the absence of recorded sales, at the average of readily available closing bid and asked prices on such exchange. Securities listed on a foreign exchange are valued at the last quoted sale price available before the time when net assets are valued. Unlisted securities are valued at the average of the quoted bid and asked prices in the over-the-counter market. The value of each security for which readily available market quotations exist is based on a decision as to the broadest and most representative market for such security. For purposes of calculating net asset value per share, all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at the prevailing market rates available at the time of valuation.

         Options on stock indexes traded on national securities exchanges are valued at the close of options trading on such exchanges which is currently 4:10 P.M., New York time. Stock index futures and related options, which are traded on commodities exchanges, are valued at their last sales price as of the close of such commodities exchanges which is currently 4:15 P.M., New York time. Securities or other assets for which market quotations are not readily available are valued at fair value in accordance with procedures established by and under the general supervision and responsibility of the Trustees. Such procedures include the use of independent pricing services which use prices based upon yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions. Short-term investments which mature in 60 days or less are valued at amortized cost if their original maturity was 60 days or less, or by amortizing their value on the 61st

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day prior to maturity, if their original maturity when acquired by the Portfolio was more than 60 days, unless this is determined not to represent fair value by the Trustees.

         Trading in securities on most foreign exchanges and OTC markets is normally completed before the close of trading on the New York Stock Exchange and may also take place on days on which the New York Stock Exchange is closed. If events materially affecting the value of securities occur between the time when the exchange on which they are traded closes and the time when the Portfolio's net asset value is calculated, such securities will be valued at fair value in accordance with procedures established by and under the general supervision of the Trustees.

         If a Portfolio determines that it would be detrimental to the best interest of the remaining investors in the Portfolio to make payment wholly or partly in cash, payment of the redemption price may be made in whole or in part by a distribution in kind of securities from the Portfolio, in lieu of cash, in conformity with the applicable rule of the SEC. If interests are redeemed in kind, the redeeming investor might incur transaction costs in converting the assets into cash. The method of valuing portfolio securities is described above and such valuation will be made as of the same time the redemption price is determined. A Portfolio will not redeem in kind except in circumstances in which an investor is permitted to redeem in kind.

ITEM 20.  TAX STATUS.

         The Portfolio Trust is organized as a New York trust. The Portfolio Trust should not be subject to any income or franchise tax in the State of New York. Each Portfolio should be taxed as a partnership for Federal income tax purposes and should not be subject to Federal income tax. Each investor in a Portfolio will be required to include in its own tax return its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income, capital gains and losses, deductions and other items of income in determining its income tax liability. The determination of such share will be made in accordance with the Code, and regulations promulgated thereunder.

         Although, as described above, each Portfolio will not be subject to federal income tax, it will file appropriate income tax returns.

         It is intended that a Portfolio's assets will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code. To ensure that investors will be able to satisfy the requirements of subchapter M, a Portfolio must satisfy certain gross income and diversification requirements, including, among other things, a requirement that a Portfolio derive less than 30% of its gross income from the sale of stock, securities, options, futures or forward contracts held less than three months.

         Gains or losses on sales of securities by a Portfolio will be treated as long-term capital gains or losses if the securities have been held by it for more than one year except in certain cases where a put or call option is written thereon or the straddle rules described below are otherwise applicable. Other gains or losses on the sale of securities will be short-term capital gains or losses. Gains and losses on the sale, lapse or other termination of options on securities will be treated as gains and losses from the sale of securities. If an option written by a Portfolio lapses or is terminated through a closing transaction, such as the repurchase of the option by the Portfolio of the option from its holder, that Portfolio will realize a short-term capital gain or loss, depending on whether the premium income is greater or less than the amount paid by the Portfolio in the closing transaction. If securities are purchased by a Portfolio pursuant to the exercise of a put option written by it, the Portfolio will subtract the premium received from its cost basis in the securities purchased.

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         Under the Code, gains or losses  attributable to disposition of foreign currency or to foreign currency contracts, or to fluctuations in exchange rates between the time a Portfolio accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time that Portfolio actually collects such income or pays such liabilities, are generally treated as ordinary income or ordinary loss. Similarly, gains or losses on the disposition of debt securities held by a Portfolio, if any, denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates are also treated as ordinary income or loss.

         Forward currency contracts, options and futures contracts entered into by a Portfolio may create "straddles" for U.S. federal income tax purposes and this may affect the character and timing of gains or losses realized by that Portfolio on forward currency contracts, options and futures contracts or on the underlying securities. Certain straddles treated as short sales for tax purposes may also result in the loss of the holding period of underlying securities for purposes of the 30% of gross income test described above, and therefore, a Portfolio's ability to enter into forward currency contracts, options and futures contracts may be limited.

         Certain options, futures and foreign currency contracts held by a Portfolio at the end of each taxable year will be required to be "marked to market" for federal income tax purposes--i.e., treated as having been sold at market value. For options and futures contracts, 60% of any gain or loss recognized on these deemed sales and on actual dispositions will be treated as long-term capital gain or loss, and the remainder will be treated as short-term capital gain or loss regardless of how long the Portfolio has held such options or futures. However, gain or loss recognized on foreign currency contracts will be treated as ordinary income or loss.

         The Portfolio Trust may invest in equity securities of foreign issuers. If the Portfolio Trust purchases shares in certain foreign investment funds (referred to as passive foreign investment companies ("PFICs") under the Code), investors who are U.S. persons generally would be subject to special rules on any "excess distribution" from such foreign investment fund or gain from the disposition of such shares. Under these special rules, (i) the gain or excess distribution would be allocated ratably over the investor's holding period for such shares, (ii) the amount allocated to the taxable year in which the gain or excess distribution was realized would be taxable as ordinary income, (iii) the amount allocated to each prior year, with certain exceptions, would be subject to tax at the highest tax rate in effect for that year and (iv) the interest charge generally applicable to underpayments of tax would be imposed in respect of the tax attributable to each such year. Alternatively, an investor may, if certain conditions are met, include in its income each year a pro rata portion of the foreign investment fund's income, whether or not distributed to the Portfolio Trust.

         FOREIGN INVESTORS. It is intended that the Portfolio Trust will conduct its affairs such that its income and gains will not be effectively connected with the conduct of a U.S. trade or business. Provided the Portfolio Trust conducts its affairs in such a manner, allocations of U.S. source dividend income to an investor who, as to the United States, is a foreign trust, foreign corporation or other foreign investor will be subject to U.S. withholding tax at the rate of 30% (or lower treaty rate), and allocations of portfolio interest (as defined in the Code) or short term or net long term capital gains to such investors generally will not be subject to U.S. tax.

         STATE AND LOCAL TAXES. A Portfolio may be subject to state or local taxes in jurisdictions in which the Portfolio is deemed to be doing business. In addition, the treatment of the Portfolio and its investors in those states which have income tax laws might differ from treatment under the federal income tax

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laws.  Investors should consult their own tax advisors with respect to any state or local taxes.

         FOREIGN TAXES. A Portfolio may be subject to foreign withholding taxes with respect to income received from sources within foreign countries. Investors are advised to consult their own tax advisers with respect to the reporting of such foreign taxes on the investors' income tax returns.

         OTHER TAXATION. The investment by an investor in a Portfolio does not cause the investor to be liable for any income or franchise tax in the State of New York arising solely from such investment. Investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in a Portfolio.

ITEM 21.  UNDERWRITERS.

         The placement agent for the Portfolio Trust is FDI, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio Trust.

ITEM 22.  CALCULATIONS OF PERFORMANCE DATA.

         Not applicable.

ITEM 23.  FINANCIAL STATEMENTS.

         The Portfolio Trust's current annual and semi-annual reports to investors filed with the SEC pursuant to Section 30(b) of the 1940 Act and Rule 30b2-1 thereunder (except for the Disciplined Equity and International Opportunities Portfolios) are incorporated herein by reference.

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                                   APPENDIX A
                         DESCRIPTION OF SECURITY RATINGS

STANDARD & POOR'S

CORPORATE AND MUNICIPAL BONDS

AAA - Debt rated AAA has the highest ratings assigned by Standard & Poor's to a debt obligation. Capacity to pay interest and repay principal is extremely strong.

AA - Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in a small degree.

A - Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher rated categories.

BB - Debt rated BB is regarded as having less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.

COMMERCIAL PAPER, INCLUDING TAX EXEMPT

A - Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are further refined with the designations 1, 2, and 3 to indicate the relative degree of safety.

A-1 - This designation indicates that the degree of safety regarding timely payment is very strong.

SHORT-TERM TAX-EXEMPT NOTES

SP-1 - The short-term tax-exempt note rating of SP-1 is the highest rating assigned by Standard & Poor's and has a very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are given a "plus" (+) designation.

SP-2 - The short-term tax-exempt note rating of SP-2 has a satisfactory capacity to pay principal and interest.

MOODY'S

CORPORATE AND MUNICIPAL BONDS

Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure.

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



                  While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa - Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security
                  appear  adequate  for  the  present  but  certain   protective
                  elements may be lacking or may be characteristically un-reliable over any great length of time. Such bonds lack out-standing investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

COMMERCIAL PAPER, INCLUDING TAX EXEMPT

Prime-1           -   Issuers rated Prime-1 (or related supporting institutions)
                      have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:

                  -   Leading market positions in well established industries.
                  -   High rates of return on funds employed.
                  - Conservative capitalization structures with moderate reliance on debt and ample asset protection.
                  - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.
                  - Well established access to a range of financial markets and assured sources of alternate liquidity.

SHORT-TERM TAX EXEMPT NOTES

MIG-1             - The short-term  tax-exempt  note rating MIG-1 is the highest rating assigned by Moody's for notes judged to be the best quality. Notes with this rating enjoy strong protection from established cash flows of funds for their servicing or from established and broad-based access to the market for refinancing, or both.

MIG-2 - MIG-2 rated notes are of high quality but with margins of protection not as large as MIG-1.

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                                  Appendix A-2

                                   APPENDIX B
                   INVESTING IN JAPAN AND ASIAN GROWTH MARKETS

JAPAN AND ITS SECURITIES MARKETS

         The Japan Equity Portfolio will be subject to general economic and political conditions in Japan. These include future political and economic developments, the possible imposition of, or changes in, exchange controls or other Japanese governmental laws or restrictions applicable to such investments, diplomatic developments, political or social unrest and natural disasters.

         Japan is largely dependent upon foreign economies for raw materials. For instance, almost all of its oil is imported, the majority from the Middle East. Oil prices therefore have a major impact on the domestic economy, as is evidenced by the current account deficits triggered by the two oil crises of the 1970s. While Japan is working to reduce its dependence on foreign materials, its lack of natural resources poses a significant obstacle to this effort.

         GEOLOGICAL FACTORS. The islands of Japan lie in the western Pacific Ocean, off the eastern coast of the continent of Asia. Japan has in the past experienced earthquakes and tidal waves of varying degrees of severity, and the risks of such phenomena, and damage resulting therefrom, continue to exist.

ASIAN GROWTH MARKETS

         The Asia Growth Portfolio will be subject to certain risks and special considerations, including those set forth below, which are not typically associated with investing in securities of U.S. companies. In particular, securities markets in Asian growth markets have been subject to substantial price volatility, often without warning. This potential for sudden market declines should be weighed and balanced against the potential for rapid growth in Asian growth markets. Further, certain securities that the Portfolio may purchase, and investment techniques in which the Portfolio may engage, involve risks, including those set forth below.

INVESTMENT AND REPATRIATION RESTRICTIONS

         Foreign investment in the securities markets of several Asian growth markets is restricted or controlled to varying degrees. These restrictions may limit investment in certain of the Asian growth markets and may increase
expenses  of  the  Portfolio.   For  example,   certain  countries  may  require
governmental approval prior to investments by foreign persons in a particular company or industry sector or limit investment by foreign persons to only a specific class of securities of a company which may have less advantageous terms (including price) than securities of the company available for purchase by nationals. Certain countries may restrict or prohibit investment opportunities in issuers or industries deemed important to national interests. In addition, the repatriation of both investment income and capital from several of the Asian growth markets is subject to restrictions such as the need for certain government consents. Even where there is no outright restriction on repatriation of capital, the mechanics of repatriation may affect certain aspects of the operation of the Portfolio. For example, Taiwan imposes a waiting period on the repatriation of investment capital for certain foreign investors. Although these restrictions may in the future make it undesirable to invest in the countries to which they apply, the Advisor does not believe that any current repatriation restrictions would preclude the Portfolio from effectively managing its assets.

         If, because of restrictions on repatriation or conversion, the Portfolio were unable to distribute substantially all of its net investment income and long-term capital gains within applicable time periods, the Portfolio could be subject to U.S. Federal income and excise taxes which would not otherwise be

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



incurred and may cease to qualify for the favorable tax treatment afforded to regulated investment companies under the Code, in which case it would become subject to U.S. federal income tax on all of its income and gains.

         Generally, there are restrictions on foreign investment in certain Asian growth markets, although these restrictions vary in form and content. In India, Indonesia, Korea, Malaysia, the Philippines, Singapore and Thailand, the Portfolio may be limited by government regulation or a company's charter to a maximum percentage of equity ownership in any one company.

         The Advisor intends to apply for approval from Indian governmental authorities to invest in India on behalf of the Portfolio as a foreign institutional investor (an "FII"). Under the guidelines that apply currently for FIIs, no FII (or members of an affiliated group investing through one or more
FIIs) may hold more than 5% of the total issued capital of any Indian company. In addition, all non-resident portfolio investments, including those of all FIIs and their clients, may not exceed 24% of the issued share capital of any Indian company; however, the 24% limit does not apply to investments by FIIs through authorized offshore funds and offshore equity issues. Further, at least 70% of the total investments made by an FII pursuant to its FII authorization must be in equity and equity related instruments such as convertible debentures and tradeable warrants. Under a recently adopted policy, FIIs may purchase new issues of equity securities directly from an Indian company, subject to certain conditions. The procedures for such direct subscription by FIIs of such equity securities are unclear and it is likely that a further limit, in addition to the 24% limit referred to above, may be imposed. The guidelines that apply for FIIs are relatively recent and thus experience as to their application has been limited. At present, FII authorizations are granted for five years and may be renewed with the approval of India governmental authorities.

         Korea generally prohibits foreign investment in Won-denominated debt securities and Sri Lanka prohibits foreign investment in government debt securities. In the Philippines, the Portfolio may generally invest in "B" shares of Philippine issuers engaged in partly nationalized business activities, which shares are made available to foreigners, and the market prices, liquidity and rights of which may vary from shares owned by nationals. Similarly, in the People's Republic of China (the "PRC"), the Portfolio may only invest in "B" shares of securities traded on The Shanghai Securities Exchange and The Shenzhen Stock Exchange, currently the two officially recognized securities exchanges in the PRC. "B" shares traded on The Shanghai Securities Exchange are settled in U.S. dollars and those traded on The Shenzhen Stock Exchange are generally settled in Hong Kong dollars.

         In Hong Kong, Korea, the Philippines, Taiwan and Thailand, there are restrictions on the percentage of permitted foreign investment in shares of certain companies, mainly those in highly regulated industries, although in Taiwan there are limitations on foreign ownership of shares of any listed company. In addition, Korea also prohibits foreign investment in specified telecommunications companies and the Philippines prohibits foreign investment in mass media companies and companies providing certain professional services.

MARKET CHARACTERISTICS

         DIFFERENCES BETWEEN THE U.S. AND ASIAN SECURITIES MARKETS. The securities markets of Asian growth markets have substantially less volume than the New York Stock Exchange, and equity and debt securities of most companies in Asian growth markets are less liquid and more volatile than equity and debt securities of U.S. companies of comparable size. Some of the stock exchanges in Asian growth markets, such as those in the PRC, are in the earliest stages of their development. Many companies traded on securities markets in Asian growth markets are smaller, newer and less seasoned than companies whose securities are traded on securities markets in the United States. Investments in smaller companies

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                                  Appendix B-2
involve greater risk than is customarily associated with investing in larger companies. Smaller companies may have limited product lines, markets or financial or managerial resources and may be more susceptible to losses and risks of bankruptcy. Additionally, market making and arbitrage activities are generally less extensive in such markets, which may contribute to increased volatility and reduced liquidity of such markets. Accordingly, each of these markets may be subject to greater influence by adverse events generally affecting the market, and by large investors trading significant blocks of securities, than is usual in the United States. To the extent that any Asian growth market experiences rapid increases in its money supply and investment in equity securities for speculative purposes, the equity securities traded in any such country may trade at price-earnings multiples higher than those of comparable companies trading on securities markets in the United States, which may not be sustainable. Securities markets in Asian growth markets may also be subject to substantial governmental control, which may cause sudden or prolonged disruptions in market prices unrelated to supply and demand considerations. This may also be true of currency markets.

         Brokerage commissions and other transaction costs on securities exchanges in Asian growth markets are generally higher than in the United States. In addition, security settlements may in some instance be subject to delays and related administrative uncertainties, including risk of loss associated with the credit of local brokers.

     GOVERNMENT SUPERVISION OF ASIAN SECURITIES MARKETS; LEGAL SYSTEMS. There is less government supervision and regulation of foreign securities exchanges, listed companies and brokers in Asian growth markets than exists in the United States. Less information, therefore, may be available to the Portfolio than in respect of investments in the United States. Further, in certain Asian growth markets, less information may be available to the Fund than to local market participants. Brokers in Asian growth markets may not be as well capitalized as those in the United States, so that they are more susceptible to financial failure in times of market, political, or economic stress. In addition, existing laws and regulations are often inconsistently applied. As legal systems in some of the Asian growth markets develop, foreign investors may be adversely affected by new laws and regulations, changes to existing laws and regulations and preemption of local laws and regulations by national laws. In circumstances where adequate laws exist, it may not be possible to obtain swift and equitable enforcement of the law. Currently a mixture of legal and structural restrictions affect the securities markets of certain Asian growth markets.

     Korea, in an attempt to avoid market manipulation, requires institutional investors to deposit in their broker's account a percentage of the amount to be invested prior to execution of a purchase order. That deposit requirement will expose the Portfolio to the broker's credit risk. These examples demonstrate that legal and structural developments can be expected to affect the Portfolio, potentially affecting liquidity of positions held by the Portfolio, in unexpected and significant ways from time to time.

         FINANCIAL INFORMATION AND STANDARDS. Issuers in Asian growth markets generally are subject to accounting, auditing and financial standards and requirements that differ, in some cases significantly, from those applicable to U.S. issuers. In particular, the assets and profits appearing on the financial statements of an Asian growth market issuer may not reflect its financial position or results of operations in accordance with U.S. generally accepted accounting principles. In addition, for an issuer that keeps accounting records in local currency, inflation accounting rules may require, for both tax and accounting purposes, that certain assets and liabilities be restated on the issuer's balance sheet in order to express items in terms of currency of constant purchasing power. Inflation accounting may indirectly generate losses or profits. Consequently, financial data may be materially affected by restatements for inflation and may not accurately reflect the real condition of those issuers

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                                  Appendix B-3
and securities markets. Moreover, substantially less information may be publicly available about issuers in Asian growth markets than is available about U.S. issuers.

SOCIAL, POLITICAL AND ECONOMIC FACTORS

         Asian growth markets may be subject to a greater degree of social, political and economic instability than is the case in the United States and Western European countries. Such instability may result from, among other things, the following: (i) authoritarian governments or military involvement in political and economic decision-making, and changes in government through extra-constitutional means; (ii) popular unrest associated with demand for improved political, economic and social conditions; (iii) internal insurgencies, (iv) war or hostile relations with neighboring countries; and (v) ethnic, religious and racial disaffection. Such social, political and economic instability could significantly disrupt the principal financial markets in which the Portfolio invests and adversely affect the value of the Portfolio's assets. In addition, here may be the possibility of asset expropriations or future confiscatory levels of taxation affecting the Portfolio.

         Few Asian growth markets have western-style or fully democratic governments. Some governments in the region are authoritarian and influenced by security forces. During the course of the last 25 years, governments in the region have been installed or removed as a result of military coups, while others have periodically demonstrated repressive police state characteristics. Disparities of wealth, among other factors, have also led to social unrest in some Asian growth markets, accompanied, in certain cases, by violence and labor unrest. Ethnic, religious and racial disaffection, as evidenced in India, Pakistan and Sri Lanka, have created social, economic and political problems.

         Several Asian growth markets have or in the past have had hostile relationships with neighboring nations or have experienced internal insurgency. Thailand has experienced border conflicts with Laos and Cambodia, and India is engaged in border disputes with several of its neighbors, including the PRC and Pakistan. Tension between the Tamil and Sinhalese communities in Sri Lanka has resulted in periodic outbreaks of violence. An uneasy truce exists between North Korea and South Korea, and the recurrence of hostilities remains possible. Reunification of North Korea and South Korea could have a detrimental effect on the economy of South Korea. Also, the PRC continues to claim sovereignty over Taiwan. The PRC is acknowledged to possess nuclear weapons capability; North Korea is alleged to possess or be in the process of developing such a capability.

         The economies of most Asian growth markets are heavily dependent upon international trade and are accordingly affected by protective barriers and the economic conditions of their trading partners, principally, the United States, Japan, the PRC and the European Community. The enactment by the United States or other principal trading partners of protectionist trade legislation, reduction of foreign investment in the local economies and general declines in the international securities markets could have a significant adverse effect upon the securities markets of the Asian growth markets. In addition, the economies of some Asian growth markets, Indonesia and Malaysia, for example, are vulnerable to weakness in world prices for their commodity exports, including crude oil.

         Governments   in  certain  Asian  growth   markets   participate  to  a
significant degree, through ownership interest or regulation, in their respective economies. Action by these governments could have a significant adverse effect on market prices of securities and payment of dividends.

         The PRC has only recently permitted private economic activities and the PRC government has exercised and continues to exercise substantial control over virtually every sector of the PRC economy through regulation and state ownership. Continued economic growth and development in the PRC, as well as opportunities

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                                  Appendix B-4
for foreign investment, and prospects of private sector enterprises, in the PRC, will depend in many respects on the implementation of the PRC's current program of economic reform, which cannot be assured.

         In Hong Kong, British proposals to extend limited democracy have caused a political rift with the PRC, which is scheduled to assume sovereignty over the colony in 1997. Although the PRC has committed by treaty to preserve the economic and social freedoms enjoyed in Hong Kong for 50 years after regaining control of Hong Kong, the continuation of the current form of the economic system in Hong Kong after the reversion will depend on the actions of the government of the PRC. In addition, such reversion has increased sensitivity in Hong Kong to political developments and statements by public figures in the PRC. Business confidence in Hong Kong, therefore, can be significantly affected by such developments and statements, which in turn can affect markets and business performance.

         With respect to investments in Taiwan, it should be noted that Taiwan lacks formal diplomatic relations with many nations, although it conducts trade and financial relations with most major economic powers. Both the government of the PRC and the government of the Republic of China in Taiwan claim sovereignty over all of China. Although relations between Taiwan and the PRC are currently peaceful, renewed frictions or hostility could interrupt operations of Taiwanese companies in which the Portfolio invests and create uncertainty that could adversely affect the value and marketability of its Taiwan investments.

         With regard to India, agriculture occupies a more prominent position in the Indian economy than in the United States, and the Indian economy therefore is more susceptible to adverse changes in weather. The government of India has exercised and continues to exercise significant influence over many aspects of the economy, and the number of public sector enterprises in India is substantial. Accordingly government actions in the future could have a significant effect on the Indian economy which could affect private sector companies, market conditions and prices and yields of securities held by the Portfolio. Religious and ethnic unrest persists in India. The long standing grievances between the Hindu and Muslim populations resulted in communal violence during 1993 in the aftermath of the destruction of a mosque in Ayodhya by radical elements of the Hindu population. The Indian government is also confronted by separatist movements in several states and the long standing border dispute with Pakistan over the State of Jammu and Kashmir, a majority of whose population is Muslim, remains unsolved. In addition, Indian stock exchanges have in the past been subject to repeated closure including for ten days in December 1993 due to a broker's strike, and there can be no assurance that this will not recur.

THINLY TRADED MARKETS

         Compared to securities traded in the United States, all securities of Asian growth market issuers may generally be considered to be thinly traded. Even relatively widely held securities in such countries may not be able to absorb trades of a size customarily transacted by institutional investors, without price disruptions. Accordingly, the Portfolio's ability to reposition itself will be more constrained than would be the case for a typical equity mutual fund.

SETTLEMENT PROCEDURES AND DELAYS

         Settlement procedures in Asian growth markets are less developed and reliable than those in the United States and in other developed markets, and the Portfolio may experience settlement delays or other material difficulties. This problem is particularly severe in India where settlement is through physical delivery and, where currently, a severe shortage of vault capacity exists among custodial banks, although efforts are being undertaken to alleviate the shortage. In addition, significant delays are common in registering transfers of securities, and the Portfolio may be unable to sell such securities until the

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                                  Appendix B-5
registration process is completed and may experience delays in receipt of dividends and other entitlement. The recent and anticipated inflow of funds into the Indian securities market has placed added strains on the settlement system and transfer process. In addition, the Portfolio may be subject to significant limitations in the future on the volume of trading during any particular period, imposed by its sub-custodian in India or otherwise as a result of such physical or other operational constraints.

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                                  Appendix B-6

                                     PART C

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.

(A) FINANCIAL STATEMENTS


The audited financial statements included in Part B of this Registration Statement are as follows:

THE ASIA GROWTH PORTFOLIO

          Schedule of  Investments  at December 31, 1995
          Statement of Assets and Liabilities at December 31, 1995
          Statement of Operations for the period April 4, 1995 (commencement of operations) through December 31, 1995
          Statement of Changes in Net Assets
          Supplementary  Data at December 31, 1995
          Notes to Financial Statements at December 31, 1995

THE EUROPEAN EQUITY PORTFOLIO

          Schedule of  Investments  at December 31, 1995
          Statement of Assets and Liabilities at December 31, 1995
          Statement of Operations for the period March 28, 1995 (commencement of operations) through December 31, 1995
          Statement of Changes in Net Assets
          Supplementary  Data at December 31, 1995
          Notes to Financial Statements at December 31, 1995

THE JAPAN EQUITY PORTFOLIO

         Schedule of  Investments  at December 31, 1995
         Statement of Assets and Liabilities at December 31, 1995
         Statement of Operations for the period March 28, 1995 (commencement of operations) through December 31, 1995
         Statement of Changes in Net Assets
         Supplementary  Data at December 31, 1995
         Notes to Financial Statements at December 31, 1995

The unaudited financial statements included in Part B of this Registration Statement are as follows:

THE ASIA GROWTH PORTFOLIO

         Schedule of Investments at June 30, 1996
         Statement of Assets and Liabilities at June 30, 1996
         Statement of Operations for the period January 1, 1996 through June 30, 1996 Statement of Changes in Net Assets
         Supplementary Data at June 30, 1996
         Notes to Financial Statements at June 30, 1996

THE EUROPEAN EQUITY PORTFOLIO

         Schedule of Investments at June 30, 1996
         Statement of Assets and Liabilities at June 30, 1996
         Statement of Operations for the period January 1, 1996 through June 30, 1996

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


         Statement of Changes in Net Assets
         Supplementary Data  at June 30, 1996
         Notes to Financial Statements at June 30, 1996

THE JAPAN EQUITY PORTFOLIO

         Schedule of Investments at June 30, 1996
         Statement of Assets and Liabilities at June 30, 1996
         Statement of Operations for the period January 1, 1996 through June 30, 1996 Statement of Changes in Net Assets
         Supplementary Data at June 30, 1996
         Notes to Financial Statements at June 30, 1996

(B)      EXHIBITS

1     Declaration of Trust of the Registrant.1

1(a)  Amendment No. 1 to Declaration of Trust.3

2     Restated By-Laws of the Registrant.3

5 Investment Advisory Agreement between the Registrant and Morgan Guaranty Trust Company of New York ("Morgan Guaranty").1

5(a)  Amended Schedule A to Investment Advisory Agreement.3

8 Custodian Contract between the Registrant and State Street Bank and Trust Company ("State Street").3

9(a) Co-Administration Agreement between the Registrant and Funds Distributor, Inc. dated August 1, 1996 ("Co-Administration Agreement").2

9(a)1 Amended Exhibit I to Co-Administration Agreement.3

9(b) Transfer Agency and Service Agreement between the Registrant and State Street.3

9(c) Restated Administrative Services Agreement between the Registrant and Morgan dated August 1, 1996 ("Administrative Services Agreement").2

9(c)1 Amended Exhibit I to Administrative Services Agreement.3

9(d) Amended and Restated Portfolio Fund Services Agreement between the Registrant and Pierpont Group, Inc. dated July 11, 1996.2

13    Investment representation letters of initial investors.3

17.1  Financial Data Schedule for The Asia Growth Portfolio.3

17.2  Financial Data Schedule for The European Equity Portfolio.3

17.3  Financial Data Schedule for The Japan Equity Portfolio.3

         ----------------------
1 Incorporated herein by reference from the Registrant's Registration Statement as filed with the Securities and Exchange Commission (the "SEC") on May 1, 1996 (Accession No.: 0000943185-96-000061).
2 Incorporated by reference from the Registrant's Registration Statement as filed with the SEC on October 9, 1996 (Accession No.: 0000912057-96-022359).
3 Filed herewith.


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                                       C-2

ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

         No person is controlled by or under common control with the Registrant.

ITEM 26.  NUMBER OF HOLDERS OF SECURITIES.

         Title of Class:  Beneficial Interests

         As of November 30, 1996, the number of record holders were as follows:

         The Asia Growth Portfolio                                     3
         The European Equity Portfolio                                 3
         The Japan Equity Portfolio                                    3
         The Disciplined Equity Portfolio                              0
         The International Opportunities Portfolio                     0

ITEM 27.  INDEMNIFICATION.

         Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as an exhibit herewith.

         The Trustees and officers of the Registrant and the personnel of the Registrant's co-administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

     Morgan is a New York trust company which is a wholly-owned subsidiary of J.P. Morgan & Co. Incorporated. Morgan conducts a general Banking and trust business.

         To the knowledge of the Registrant, none of the directors, except those set forth below, or executive officers of Morgan is or has been during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature, except that certain officers and directors of Morgan also hold various positions with, and engage in business for, J.P. Morgan & Co. Incorporated, which owns all the outstanding stock of Morgan. Set forth below is the name, address, and principal business of each director of Morgan who is engaged in another business, profession, vocation or employment of a substantial nature.

     Riley P. Bechtel: Chairman and Chief Executive Officer, Bechtel Group, Inc. (architectural design and construction). His address is Bechtel Group, Inc., P.O. Box 193965, San Francisco, CA 94119-3965.

     Martin Feldstein: President and Chief Executive Officer, National Bureau of Economic Research, Inc. (national research institution). His address is National Bureau of Economic Research, Inc., 1050 Massachusetts Avenue, Cambridge, MA 02138-5398.

         Hanna H. Gray: President Emeritus, The University of Chicago (academic institution). Her address is Department of History, The University of Chicago, 1126 East 59th Street, Chicago, IL 60637.

     James R. Houghton: Retired Chairman, Corning Incorporated (glass products). His Address is R.D. #2 Spencer Hill Road, Corning, NY 14830.

     James L. Ketelsen: Retired Chairman and Chief Executive Officer, Tenneco Inc. (oil, pipe-lines, and manufacturing). His address is Tenneco, Inc., P.O. Box 2511, Houston, TX 77252-2511.

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                                       C-3

     Lee R. Raymond:  Chairman and Chief Executive  Officer,  Exxon  Corporation
(oil, natural gas, and other petroleum products). His address is Exxon Corporation, 5959 Las Colinas Boulevard, Irving, TX 75039-2298.

     Richard D.  Simmons:  Former  President,  The  Washington  Post Company and
International Herald Tribune (newspapers). His address is P.O. Box 242, Sperryville, VA 22740.

     Douglas C. Yearley: Chairman, President, and Chief Executive Officer, Phelps Dodge Corporation (chemicals). His address is Phelps Dodge Corporation, 2600 N. Central Avenue, Phoenix, AZ 85004-3014.

ITEM 29.  PRINCIPAL UNDERWRITERS.

         Not applicable.

ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS.

         The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

         Pierpont Group, Inc., 461 Fifth Avenue, New York, New York 10017 (records relating to its assisting the Trustees in carrying out their duties in supervising the Registrant's affairs).

         Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, NY 10260-0060 and 522 Fifth Avenue, New York, NY 10036 (records relating to its functions as investment advisor and administrative services agent).

         State Street Bank and Trust Company, 40 King Street West, Toronto, Ontario, Canada M5H 3Y8 (records relating to its functions as custodian and Portfolio accountant and transfer agent).

         Funds Distributor, Inc., in care of State Street Cayman Trust Company, Ltd., at Elizabethan Square, Shedden Road, George Town, Grand Cayman, Cayman Islands (records relating to its functions as co-administrator and exclusive placement agent).

ITEM 31.  MANAGEMENT SERVICES.

         Not applicable.

ITEM 32.  UNDERTAKINGS.

         Not applicable.

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                                   SIGNATURES


         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of George Town, Grand Cayman, Cayman Islands, B.W.I., on the day of December, 1996.


                                                     THE SERIES PORTFOLIO



                                            By:       /S/LENORE J. MCCABE
                                                     ------------------------
                                                     Lenore J. McCabe
                                                     Assistant Secretary and
                                                     Assistant Treasurer

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                                INDEX TO EXHIBITS

Exhibit No.


Ex-99.B1(a)   Amendment to Declaration of Trust
Ex-99.B2      Restated By-Laws
Ex-99.B5(a)   Amended Schedule A to Investment Advisory Agreement
Ex-99.B8      Custodian Contract
Ex-99.B9(a)1  Amended Exhibit I to Co-Administration Agreement
Ex-99.B9(b)   Transfer Agency and Service Agreement
Ex-99.B9(c)1  Amended Exhibit I to Administrative Services Agreement
Ex-99.B13     Investment representation letters of initial investors
Ex-27.1       Financial Data Schedule for The Asia Growth Portfolio
Ex-27.2       Financial Data Schedule for The European Equity Portfolio
Ex-27.3       Financial Data Schedule for The Japan Equity Portfolio

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